UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COSTA INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Class A Common Stock, par value $1.00 per share; Class B Common Stock, par value $1.00 per share
(2)

Aggregate number of securities to which transaction applies:

11,389,860 shares of Class A Common Stock and 1,804,800 shares of Class B Common Stock outstanding as of December 4, 2013, plus 792,176 shares of Class A Common Stock subject to options to purchase shares of Class A Common Stock with exercise prices less than the merger consideration of $21.50 per share.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purposes of calculating the filing fee, the proposed maximum aggregate value of the transaction was determined based upon the sum of: (A) $283,685,190, being the product of (i) the sum of 11,389,860 shares of Class A Common Stock and 1,804,800 shares of Class B Common Stock outstanding as of December 4, 2013, multiplied by (ii) the merger consideration of $21.50 per share, plus (B) $13,739,659, being the product of (i) 792,176 shares of Class A Common Stock subject to outstanding stock options with exercise prices less than the merger consideration of $21.50 per share to be cancelled in the merger and (ii) $17.3442 (which is the difference between the merger consideration of $21.50 per share and the per share weighted average exercise price of $4.1558). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.0001288 by the sum reflected in the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $297,424,849
	(5)	Total fee paid: $38,309.00
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED DECEMBER 6, 2013

COSTA INC.

24 Albion Road, Suite 330

Lincoln, Rhode Island 02865

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

[—], 2013

Dear Shareholder:

You are cordially invited to attend a special meeting of the shareholders of Costa Inc., a Rhode Island corporation, to be held on [—] [—], 2014, beginning at [—], local time, at [—],[—], Lincoln, Rhode Island 02865.

On November 7, 2013, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Essilor International SA, a French société anonyme (“Essilor”), and GWH Acquisition Sub Inc., a Rhode Island corporation and an indirect wholly-owned subsidiary of Essilor (“Merger Sub”), providing for the acquisition of Costa by Essilor. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Costa (the “Merger”), with Costa continuing as the surviving corporation and becoming an indirect wholly-owned subsidiary of Essilor. If the Merger is completed, you will not own any shares of the surviving corporation.

At the special meeting or any postponement, adjournment or delay thereof, we will ask you to consider and vote upon a proposal to approve and adopt the Merger Agreement, thereby approving the Merger and certain other matters as described in the accompanying proxy statement. The affirmative vote of the holders of a majority of the outstanding shares of the (i) Class A Common Stock and Class B Common Stock, voting together as a single class, and (ii) Class B Common Stock, voting as a separate class, and entitled to vote at the special meeting is required to approve and adopt the Merger Agreement.

If the Merger is completed, you will be entitled to receive $21.50 in cash, without interest and less any applicable withholding taxes, for each share of Class A Common Stock, par value $1.00 per share (“Class A Common Stock”), and Class B Common Stock, par value $1.00 per share (“Class B Common Stock”), of Costa that you own.

Our Board of Directors, after considering all factors that our Board of Directors deemed relevant, and after consultation with independent legal and financial advisors, determined that the Merger Agreement and the Merger are advisable and fair to and in the best interests of Costa and its shareholders, and approved the Merger Agreement.

Costa’s Board of Directors recommends that you vote:

•	“FOR” the proposal to approve and adopt the Merger Agreement;

•	“FOR” the proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the accompanying proxy statement that will be payable to Costa’s named executive officers in connection with the consummation of the Merger; and

•	“FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate in the view of the Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement.

The accompanying proxy statement provides you with detailed information about the Merger Agreement, the Merger and related agreements and provides specific information regarding the special meeting. A copy of the Merger Agreement is included as Annex A to the proxy statement. You also can obtain other information about Costa from documents that we have filed with the Securities and Exchange Commission. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. We urge you to read the accompanying proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety.

Your vote is very important to us regardless of the number of shares you own. If you fail to vote on the Merger Agreement or fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote against the approval and adoption of the Merger Agreement. If your shares of Class A Common Stock or Class B Common Stock are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote in accordance with the voting instruction card furnished by your broker, bank or other nominee.

We greatly appreciate your cooperation in voting your shares. The enclosed proxy card contains instructions regarding voting. Whether or not you plan to attend the special meeting, we request that you authorize your proxy by completing and returning the enclosed proxy card. You also may submit a proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services. Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. Please do not send share certificates with your proxy card.

If you have any questions about the special meeting or the Merger after reading the proxy statement, you may contact Okapi Partners LLC, our proxy solicitor, toll free at 1 (877) 274-8654. Banks and brokerage firms may call 1 (212) 297-0720.

On behalf of our Board of Directors, we thank you for your continued support of Costa and appreciate your consideration of this matter.

Sincerely,

David G. Whalen

President and Chief Executive Officer

This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of this transaction or upon the adequacy or accuracy of the information contained in the proxy statement. Any representation to the contrary is a criminal offense.

The proxy statement is dated [—], 2013 and it and the enclosed proxy card are first being mailed to shareholders on or about [—], 2013.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED DECEMBER 6, 2013

COSTA INC.

24 Albion Road, Suite 330

Lincoln, Rhode Island 02865

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS To Be Held On [—], [—], 2014

To the Shareholders of Costa Inc.:

Notice is hereby given that a special meeting of the shareholders of Costa Inc. (formerly known as A.T. Cross Company), a Rhode Island corporation, will be held on [—], [—], 2014, beginning at [—], local time, at [—],[—], Lincoln, Rhode Island 02865, for the following purposes:

1.	Approval and Adoption of the Merger Agreement. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, as it may be amended from time to time, dated as of November 7, 2013, by and among Costa Inc., Essilor International SA and GWH Acquisition Sub Inc., providing for the merger of Merger Sub with and into Costa, with Costa continuing as the surviving corporation, and the conversion of each share of the Class A Common Stock and the Class B Common Stock issued and outstanding immediately prior to the effective time of the merger (other than the shares of the Class A Common Stock and the Class B Common Stock owned by Costa (or held in Costa’s treasury), Essilor or Merger Sub or any of their direct or indirect wholly-owned subsidiaries) into the right to receive $21.50 in cash, without interest and less any applicable withholding taxes.

2.	Advisory Vote Regarding Merger-Related Compensation. To consider and vote upon a proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the accompanying proxy statement that will be payable to Costa’s named executive officers in connection with the consummation of the Merger (the “compensation proposal”).

3.	Adjournment or Postponement of the Special Meeting. To consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary or appropriate in the view of the Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement (the “adjournment proposal”).

Only holders of record of our Class A Common Stock and Class B Common Stock, at the close of business on [—] [—], 2013, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting.

Your vote is important, regardless of the number of shares that you own. The approval of the Merger Agreement, by the affirmative vote of our shareholders at the close of business on the record date for the special meeting holding a majority of the shares outstanding of (i) the Class A Common Stock and the Class B Common Stock, voting together as a single class, and (ii) the Class B Common Stock, voting as a separate class, is a condition to the consummation of the Merger and the Merger cannot be completed unless such approval is obtained. Assuming a quorum is present, the approval of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of (i) the Class A Common Stock and the Class B Common Stock, voting together as a single class, and (ii) the Class B Common Stock, voting as a separate class, in each case, present at the special meeting, in person or by proxy, and entitled to vote at the special meeting. The vote to approve the compensation proposal is advisory only and will not be binding on Costa or Essilor and is not a condition to the consummation of the Merger.

Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. You may also submit your proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services. If your shares of Class A Common Stock or Class B Common Stock are held in street name through a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction card furnished by your broker, bank or other nominee.

YOUR VOTE IS VERY IMPORTANT. YOU MAY VOTE BY MAIL, THROUGH THE INTERNET, BY TELEPHONE OR BY ATTENDING THE SPECIAL MEETING AND VOTING BY BALLOT, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU FAIL TO VOTE ON THE MERGER AGREEMENT OR FAIL TO INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE ON HOW TO VOTE, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

The Board of Directors, after considering all factors that it deemed relevant, and after consultation with independent legal and financial advisors, determined that the Merger Agreement and the Merger are advisable and fair to and in the best interests of Costa and its shareholders, and approved the Merger Agreement.

Costa’s Board of Directors recommends that you vote in favor of each of the proposals to be voted on by shareholders at the special meeting.

Your proxy may be revoked at any time before the vote at the special meeting, or any adjournment or postponement thereof, by following the procedures outlined in the accompanying proxy statement.

Please note that we intend to limit attendance at the special meeting to shareholders as of the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, please bring to the special meeting your account statement evidencing your beneficial ownership of Class A Common Stock and/or Class B Common Stock as of the record date. All shareholders should also bring photo identification.

The accompanying proxy statement provides a detailed description of the Merger and the Merger Agreement. We urge you to read the accompanying proxy statement and the annexes carefully and in their entirety. If you have any questions concerning the Merger or the proxy statement of which this notice forms a part, would like additional copies of the proxy statement or need help voting your shares of Class A Common Stock or Class B Common Stock, please contact Costa’s proxy solicitor:

437 Madison Avenue, 28th Floor

New York, New York 10022

Banks and Brokerage Firms, Please Call: 1 (212) 297-0720

Stockholders and All Others, Call Toll-Free: 1 (877) 274-8654

Email: info@okapipartners.com

Your prompt attention to these matters is greatly appreciated.

By Order of the Board of Directors,

Tina C. Benik

General Counsel and Corporate Secretary

Lincoln, Rhode Island

[—], 2013

PLEASE DO NOT SEND YOUR SHARE CERTIFICATES WITH YOUR PROXY CARD. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR SHARE CERTIFICATES.

SUMMARY

The following summary highlights selected information from this proxy statement. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that item in this proxy statement.

Unless we otherwise indicate or unless the context otherwise requires, (1) all references in this proxy statement to “Costa,” “we,” “our,” and “us” refer to Costa Inc. and its subsidiary; (2) all references to the “Board of Directors” or the “board” refer to the Board of Directors of Costa; (3) all references to “Essilor” refer to Essilor International SA; (4) all references to “Merger Sub” refer to GWH Acquisition Sub Inc.; (5) all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of November 7, 2013, among Essilor, Merger Sub and Costa, as it may be amended from time to time, a copy of which is attached as Annex A to this proxy statement; (6) all references to the “Merger” refer to the merger of Merger Sub with and into Costa; (7) all references to “A.T. Cross” refer to A.T. Cross Company, our name prior to being changed to Costa Inc.; and (8) all references to “Class A Common Stock” refer to the Class A Common Stock, $1.00 par value per share, of Costa, and to “Class B Common Stock” refer to the Class B Common Stock, $1.00 par value per share, of Costa.

The Parties Involved in the Merger (Page 19)

Costa Inc.

Costa is a premium sport sunglasses company that owns and manages the Costa® and Native® sunglass brands. Costa designs, manufactures and markets premium, high-quality, high-performance polarized sunglasses under these brand names. Costa also sells apparel and accessory products such as hats, t-shirts, cords, cases and backpacks.

Costa’s business was formerly conducted as the Cross Optical Group (“COG”), a reportable segment of the A.T. Cross Company. In September 2013, A.T. Cross Company sold its Cross Accessory Division (“CAD”) and the rights to the Cross name and the company changed its name to Costa Inc. Our shares of Class A Common Stock are listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “ATX”.

Essilor International SA

Essilor is a company incorporated in France, with its headquarters just outside of Paris. It designs, manufactures and customizes corrective lenses to meet each person’s unique vision requirements. Through a broad range of lenses, it provides solutions for correcting myopia, hypermetropia, astigmatism and presbyopia to enable people to regain excellent vision. Essilor is also a leader in lens edging instruments for opticians and prescription laboratories and in vision screening instruments for eyecare professionals, schools, occupational medicine centers, the military and other institutions. Essilor reported consolidated revenue of approximately €5 billion in 2012, has approximately 50,000 employees worldwide in approximately 100 countries, and is a component of the CAC 40 Index.

GWH Acquisition Sub Inc.

Merger Sub is a Rhode Island corporation that is an indirect wholly-owned subsidiary of Essilor. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

Purposes and Effects of the Merger; Merger Consideration (Page 49)

The principal purpose of the Merger is to enable Essilor to acquire all of our shares of Class A Common Stock and Class B Common Stock (collectively the “Common Stock”) and to provide our shareholders with the opportunity to receive the cash payment for all of their shares of Common Stock provided in the Merger Agreement. If the Merger is completed, you will be entitled to receive $21.50 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock you hold at the effective time of the Merger (the “effective time”). See also the section captioned “Treatment of Outstanding Equity Awards” beginning on page 51 of this proxy statement.

Following the completion of the Merger, Costa will become a wholly-owned indirect subsidiary of Essilor and our shares of Class A Common Stock will be delisted from the NASDAQ, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Recommendation of Our Board of Directors (Page 36)

Our Board of Directors, after considering all factors that our Board of Directors deemed relevant, and upon the recommendation of a special committee (the “Special Committee”) of our Board of Directors established in connection with Costa’s review of the Essilor proposal and any other similar proposals, determined the Merger Agreement, including the Merger and the other transactions contemplated thereby, to be advisable, fair to and in the best interests of Costa and its shareholders, and approved the Merger Agreement. The material factors considered by the Board of Directors in reaching its decision to approve and adopt the Merger Agreement can be found in the section captioned “Approval and Adoption of the Merger Agreement—Reasons for the Merger; Recommendation of Our Board of Directors” beginning on page 36 of this proxy statement.

Our Board of Directors recommends that Costa’s shareholders vote in favor of (i) the proposal to approve and adopt the Merger Agreement, (ii) the compensation proposal and (iii) the adjournment proposal.

Opinion of Our Financial Advisor (Page 39 and Annex B)

In connection with the Merger, on November 7, 2013, our financial advisor, D.A. Davidson & Co. (“D.A. Davidson”), rendered its oral opinion to our Board of Directors, subsequently confirmed in writing, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration of $21.50 in cash per share of Class A Common Stock and Class B Common Stock to be paid to holders of such shares in the Merger was fair, from a financial point of view, to such holders.

The full text of D.A. Davidson’s written opinion, dated November 7, 2013, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by D.A. Davidson in connection with its opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. You should read D.A. Davidson’s opinion and the section captioned “Approval and Adoption of the Merger Agreement—Opinion of Our Financial Advisor” carefully and in their entirety. D.A. Davidson’s opinion was directed to our Board of Directors for the information and assistance of the board in connection with its evaluation of the Merger. D.A. Davidson’s opinion was not intended to and does not constitute a recommendation to any holder of Class A Common Stock and Class B Common Stock as to how such holder should vote or act with respect to the Merger or any matter relating thereto.

The Special Meeting (Page 21)

Date, Time and Place

The special meeting will be held on [—] [—], 2014, beginning at [—], local time, at [—], [—], Lincoln, Rhode Island 02865.

Purpose

The purpose of the special meeting is for our shareholders to consider and vote upon the proposals set forth in the “Notice of Special Meeting of Shareholders” accompanying this proxy statement.

Record Date and Quorum

You are entitled to vote at the special meeting if you owned shares of Class A Common Stock or Class B Common Stock as of the close of business on [—],[—], the record date for the special meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of each of the Class A Common Stock and the Class B Common Stock as of the close of business on the record date for the special meeting is necessary to constitute a quorum for the transaction of any business at the special meeting.

Vote Required

Approval of the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of (i) the Class A Common Stock and the Class B Common Stock, voting together as a single class, and (ii) the Class B Common Stock, voting as a separate class, entitled to vote at the special meeting.

Approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of (i) the Class A Common Stock and the Class B Common Stock, voting together as a single class, and (ii) the Class B Common Stock, voting as a separate class, in each case, present at the special meeting (assuming a quorum is present), in person or by proxy, and entitled to vote at the special meeting.

Voting and Proxies

Any shareholder of record entitled to vote at the special meeting may submit a proxy by returning a signed proxy card by mail, through the Internet or by telephone or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Common Stock in “street name” through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of Common Stock using the instructions provided by your broker, bank or nominee. The broker, bank or other nominee cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares.

YOU SHOULD NOT SEND YOUR SHARE CERTIFICATES WITH YOUR PROXY CARD. If the Merger is completed, you will be mailed a letter of transmittal with instructions for use in effecting the surrender of your share certificates in exchange for the merger consideration.

Revocability of Proxy

Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. Shareholders of record have the right to change or revoke their proxy at any time before the vote is taken at the special meeting in any one of the following ways:

•	if you hold your shares in your name as a shareholder of record, by filing a notice of revocation that is dated a later date than your proxy with our Corporate Secretary at Costa Inc., 24 Albion Road, Suite 330, Lincoln, Rhode Island 02865;

•	by submitting an executed proxy bearing a later date;

•	by voting again at a later time, but before the deadline indicated on the proxy card, by telephone or by the Internet by following the procedures applicable to those methods of voting; or

•	by voting by ballot in person at the special meeting.

Simply attending the special meeting will not constitute revocation of a proxy. To revoke your proxy at the special meeting, you must vote by ballot in person at the special meeting. If your shares are held in “street name” through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation or change of proxies. If your bank, broker or other nominee allows you to submit a proxy by telephone or through the Internet, you may be able to change your vote by timely submitting a new proxy by telephone or through the Internet.

Shareholder Agreements (Page 56)

Contemporaneously with the execution of the Merger Agreement, each of W. Russell Boss, Jr. Trust B, W. Russell Boss, Jr. Trust A, David G. Whalen, Charles R. MacDonald, Kevin F. Mahoney, Russell A. Boss and Tina C. Benik (collectively, the “Voting Shareholders”) entered into a Shareholder Agreement with Essilor and Costa (collectively, the “Shareholder Agreements”). Pursuant to the Shareholder Agreements, the Voting Shareholders have agreed, among other things, to vote all of their shares of Common Stock owned, beneficially or of record on November 7, 2013, and any additional shares of Common Stock that may be acquired by such Voting Shareholder, beneficially or of record, during the period commencing on November 7, 2013 and ending on the termination of the Shareholder Agreements, (i) in favor of the adoption and approval of the Merger Agreement, and (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the transactions contemplated by the Merger Agreement.

Collectively, as of the record date for the special meeting, the Voting Shareholders beneficially owned 2,664,619 shares of Class A Common Stock and 1,804,800 shares of Class B Common Stock (excluding stock options and restricted stock awards), representing approximately 34% of the Class A Common Stock and the Class B Common Stock, considered together as a single class, and 100% of the Class B Common Stock, considered as a separate class, entitled to vote at the special meeting.

The Shareholder Agreements terminate upon the earliest to occur of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) a public announcement by the Board of Directors of a Company Adverse Recommendation Change (as defined in the Merger Agreement and described in the section captioned “Terms of the Merger Agreement—Termination of the Merger Agreement beginning on page 75 of this proxy statement”) in compliance with the Merger Agreement, or (iv)  any amendment to the Merger Agreement that reduces the merger consideration to less than $21.50 per share.

What You Will Receive in the Merger (Page 11)

If the Merger is completed, each outstanding share of Class A Common Stock and Class B Common Stock (other than shares owned by Costa (or held in Costa’s treasury), Essilor or Merger Sub or any of their direct or indirect wholly-owned subsidiaries) will be converted into the right to receive $21.50 in cash, without interest and less any applicable withholding taxes.

Treatment of Outstanding Equity Awards (Page 51)

At the effective time of the Merger, each outstanding and unvested option to acquire shares of our Class A Common Stock granted under the stock option plans or other equity-related plans of Costa (collectively, the “Company Stock Plans”), will become fully vested and each outstanding option will be cancelled, and the holder of the option will be entitled to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of Class A Common Stock previously subject to such option immediately prior to the effective time of the Merger and (2) the excess, if any, of $21.50 over the per-share exercise price of the Class A Common Stock subject to such option.

At the effective time of the Merger, each outstanding unvested restricted stock award granted pursuant to the Company Stock Plans will become fully vested and each outstanding restricted stock award will be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of Class A Common Stock subject to such restricted stock award and (2) $21.50.

Procedure for Receiving the Merger Consideration (Page 61)

Promptly after the effective time of the Merger, a paying agent designated by Essilor (and reasonably acceptable to Costa) will mail a letter of transmittal and instructions to all shareholders of record as of the close of business on the date the Merger is completed. The letter of transmittal and instructions will tell you how to surrender your share certificates in exchange for the merger consideration. YOU SHOULD NOT RETURN ANY SHARE CERTIFICATES THAT YOU HOLD WITH THE ENCLOSED PROXY CARD, AND YOU SHOULD NOT FORWARD YOUR SHARE CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL.

If you hold your shares in book-entry form—that is, without a share certificate—the paying agent will automatically send you the merger consideration in exchange for the cancellation of your shares after completion of the Merger so long as you comply with applicable tax certification requirements.

If your shares are held in “street name” through a bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to how to surrender your “street name” shares and receive cash for those shares.

Interests of Our Directors and Executive Officers in the Merger (Page 51)

When considering the recommendation by our Board of Directors that our shareholders approve and adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our other shareholders generally. Our Board of Directors was aware of these interests and considered them, among other matters, in approving and adopting the Merger Agreement. These interests relate to, or arise from, among other things:

•	at the effective time of the Merger, each outstanding and unvested option to acquire shares of the Class A Common Stock held by a director or executive officer will become fully vested and each outstanding option will be cancelled, and such director or executive officer will be entitled to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (1) the number of shares of Class A Common Stock subject to such option immediately prior to the effective time of the Merger and (2) the excess, if any, of $21.50 over the per-share exercise price of the Class A Common Stock subject to such option;

•	at the effective time of the Merger, each outstanding unvested restricted stock award held by a director or executive officer will become fully vested and each outstanding restricted stock award will be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of Class A Common Stock subject to such restricted stock award and (2) $21.50;

•	the executive officers are entitled to receive certain payments and benefits under certain arrangements or agreements with Costa upon the closing of the Merger and/or their termination of employment following the closing of the Merger; and

•	Essilor’s agreement to provide our directors and officers with certain rights to indemnification and insurance following the Merger.

All of these additional interests are described in this proxy statement, to the extent material, and, except as described in this proxy statement, such persons have, to our knowledge, no material interest in the Merger apart from those of our shareholders generally.

Financing of the Merger (Page 50)

Essilor has represented in the Merger Agreement that it will have available at the effective time of the Merger the funds necessary to purchase all of the shares of Common Stock pursuant to the Merger Agreement and to pay all fees and expenses payable by Essilor or Merger Sub in connection with the transactions contemplated by the Merger Agreement. The receipt of financing by Essilor is not a condition to the obligation of Essilor or Merger Sub to complete the Merger.

Merger Agreement (Page 60 and Annex A)

A copy of the Merger Agreement is attached to this proxy statement as Annex A and a summary of the Merger Agreement is provided beginning on page 60 of this proxy statement. You are encouraged to read carefully the Merger Agreement as it is the legal document that contains the terms and conditions of the Merger.

No Solicitation of Alternative Transactions; Change in Board Recommendation (Page 68)

Subject to specified exceptions, the Merger Agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding an Acquisition Proposal (as defined in the Merger Agreement and described in the section captioned “Terms of the Merger Agreement—No Solicitation of Alternative Transactions; Change in Board Recommendation” beginning on page 68 of this proxy statement). Notwithstanding these restrictions, under certain limited circumstances, we may respond to and negotiate an unsolicited Acquisition Proposal with a third party or terminate the Merger Agreement and enter into an acquisition agreement with a third party providing for the implementation of a Superior Proposal (as defined in the Merger Agreement and described in the section captioned “Terms of the Merger Agreement—No Solicitation of Alternative Transactions; Change in Board Recommendation” beginning on page 68 of this proxy statement), subject to paying Essilor a termination fee of $8,965,500.

The Merger Agreement also contains restrictions on the ability of our Board of Directors to withhold, withdraw, modify or amend its recommendation that our shareholders approve and adopt the Merger Agreement and the ability of our Board of Directors to recommend any other Acquisition Proposal. See section captioned “Terms of the Merger Agreement—No Solicitation of Alternative Transactions; Change in Board Recommendation” beginning on page 68 of this proxy statement for a description of such restrictions and exceptions thereto.

Conditions to Closing of the Merger (Page 73)

Conditions to Each Party’s Obligation. The obligations of the parties to effect the Merger are subject to the fulfillment (or waiver if permitted under applicable law) at or prior to the effective time of the Merger of the following conditions:

•	Shareholder Approval. Costa’s shareholders must approve and adopt the Merger Agreement in accordance with the Rhode Island Business Corporation Act (the “RIBCA”) and Costa’s articles of incorporation;

•	Antitrust. Any requisite waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), or similar antitrust laws shall have expired or been terminated;

•	Governmental Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity in connection with the Merger and the consummation of the other transactions contemplated by the Merger Agreement, shall have been filed, been obtained or occurred;

•	No Injunctions. No governmental entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by the Merger Agreement; and

•	No Restraints. There shall not be instituted, pending or threatened any legal action by any governmental entity:

•	challenging, making illegal the Merger or the transactions contemplated by the Merger Agreement or seeking to obtain from Costa or Essilor any material damages;

•	seeking to prohibit or limit the ownership or operation by Costa, Essilor or Merger Sub of all or any material portion of the business or assets of Costa or its subsidiary or Essilor or its affiliates;

•	seeking to compel Costa, Essilor or Merger Sub to dispose of or to hold separate all or any portion of the business or assets of Costa or its subsidiary or Essilor or its affiliates;

•	seeking to impose any limitation on the ability of Costa, Essilor or Merger Sub, to conduct the business or own the assets of Costa or its subsidiary or Essilor or its affiliates;

•	seeking to impose limitations on the ability of Essilor or Merger Sub to acquire or hold, or to exercise full rights of ownership of any shares of Common Stock; or

•	seeking to require divestiture by Essilor or Merger Sub of all or any of the shares of Common Stock.

Conditions to the Obligation of Essilor and Merger Sub. The obligation of Essilor and Merger Sub to effect the Merger and to otherwise consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction (or waiver if permitted by applicable law) of each of the following additional conditions:

•	Representations and Warranties. The representations and warranties of Costa set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of closing of the Merger, subject to certain materiality thresholds;

•	Performance of Obligations of Costa. Costa shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement on or prior to the closing of the Merger; and

•	No Material Adverse Effect. Since the date of the Merger Agreement, there shall not have occurred any change that has had or could reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement and described in the section captioned “Terms of the Merger Agreement—Company Material Adverse Effect”).

Conditions to the Obligation of Costa. Costa’s obligation to effect the Merger and to otherwise consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction (or waiver if permitted by applicable law) of each of the following additional conditions:

•	Representations and Warranties. The representations and warranties of Essilor and Merger Sub set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the closing of the Merger, except for inaccuracies as would not reasonably be expected to materially impair the ability of Essilor or Merger Sub to consummate the transactions contemplated thereunder; and

•	Performance of Obligations of the Essilor. Essilor and Merger Sub shall each have performed in all material respects all obligations required to be performed by them under the Merger Agreement on or prior to the closing of the Merger.

Termination of the Merger Agreement (Page 75)

The Merger Agreement may be terminated at any time prior to the effective time of the Merger:

•	by mutual written consent of Essilor, Merger Sub and Costa;

•	by any party if:

•	the Merger is not consummated on or before May 7, 2014 (the “Outside Date”) or, at either Essilor’s or Costa’s election under certain circumstances, July 6, 2014;

•	any governmental entity issues an order, decree or ruling or takes any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

•	Costa’s shareholders do not approve and adopt the Merger Agreement at the special meeting (however, the right to terminate the Merger Agreement pursuant to this clause shall not be available to Costa if (A) at such time Costa is in material breach of or has failed to fulfill in a material respect its obligations under the Merger Agreement or (B) the failure to obtain the requisite vote has been caused by a breach of a Shareholder Agreement by Costa or any Voting Shareholder);

•	by Essilor if:

•	(A) the Board of Directors failed to recommend approval of the Merger Agreement and the transactions contemplated thereby or withdraws, qualifies or modifies its recommendation of the adoption of the Merger Agreement in a manner adverse to Essilor; (B) following the request of Essilor, the Board of Directors fails within ten business days of such request to reaffirm its recommendation that the adoption of the Merger Agreement in this proxy statement be approved; (C) the Board of Directors shall have approved, endorsed or recommended to the shareholders of Costa an Acquisition Proposal (other than the Merger); (D) a tender offer or exchange offer for outstanding shares of Common Stock shall have been commenced and the Board of Directors recommends that the shareholders of Costa tender their shares in such tender or exchange offer or, within ten business days after the commencement of such tender or exchange offer, the Board of Directors fails to recommend against acceptance of such offer; (E) the Board of Directors makes any public statement inconsistent with its recommendation of the adoption of the Merger Agreement and the transactions contemplated thereby; or (F) the Board of Directors or any committee thereof shall have publicly resolved to do any of the foregoing (“Termination for Company Adverse Recommendation Change”);

•	Costa breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement, which breach or failure to perform (A) would give rise to the failure of a condition to the obligation of Essilor to close the Merger and (B) cannot be or has not been cured within 20 days after Essilor gives written notice to Costa of such breach or failure to perform; or

•	Costa knowingly and materially breaches the covenants contained in the non-solicitation or the shareholder meeting covenants of the Merger Agreement.

•	by Costa if:

•	Essilor or Merger Sub breaches or fails to perform any of their respective representations, warranties or covenants contained in the Merger Agreement, which breach or failure to perform materially impairs Essilor’s and Merger Sub’s ability to consummate the Merger and which breach or failure to perform cannot be or has not been cured within 20 days after Costa gives written notice to Essilor of such breach or failure to perform (provided in each case that Costa is not then in material breach of any representation, warranty or covenant contained in the Merger Agreement); or

•	(A) the Board of Directors approves, and Costa enters into, a definitive agreement providing for the implementation of a Superior Proposal to the extent permitted by, and subject to the terms and conditions of, the non-solicitation covenant, and (B) concurrently with such termination, Costa pays to Essilor the termination fee noted below (“Termination for Superior Proposal”).

Termination Fee; Reimbursement of Certain Expenses (Page 76)

Except as otherwise provided for in the Merger Agreement, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not the transactions are consummated.

Under the Merger Agreement, Costa will be obligated to reimburse Essilor for all documented out-of-pocket expenses, fees and costs of Essilor relating to the transactions contemplated by the Merger Agreement actually incurred prior to termination, subject to certain amount limitations, in the event of the termination of the Merger Agreement:

•	by either Essilor or Costa if the Merger was not consummated on or before the Outside Date because (1) approval and adoption of the Merger Agreement by the shareholders was not obtained, or (2) of failure to meet certain of the conditions precedent to Essilor’s obligations to consummate the Merger, including Costa’s breach of certain of its representations and warranties or failure to materially perform certain of its obligations;

•	by Essilor if Costa breached or failed to perform any of its representations, warranties or covenants, and such breach or failure to perform (1) gave rise to a failure of a condition precedent to the consummation of the Merger and (2) could not be or was not cured within 20 days after written notice to Costa of the breach;

•	by Essilor because Costa knowingly and materially breached the non-solicitation or shareholder meeting covenants; or

•	by either Essilor or Costa because the required shareholder vote was not obtained at the special meeting.

Under the Merger Agreement, Costa will pay a termination fee equal to $8,965,500, in the event of the termination of the Merger Agreement:

•	by Costa because of a Termination for Superior Proposal noted above;

•	by Essilor because of a Termination for Company Adverse Recommendation Change noted above;

•	by either party if

•	(A) an Acquisition Proposal, or an amendment to an Acquisition Proposal made prior to the date of the Merger Agreement, is announced, commenced, publicly disclosed or otherwise made publicly known; (B) the Merger Agreement is terminated by Costa or Essilor for failure to obtain the required shareholder vote; and (C) within nine months after such termination Costa or its subsidiary enters into a definitive agreement to consummate, or consummates, any Acquisition Proposal (regardless of whether made before or after the termination of the Merger Agreement); or

•	(A) any person makes an Acquisition Proposal or amends an Acquisition Proposal made prior to the date of the Merger Agreement; (B) the Merger Agreement is terminated by Costa or Essilor for failure to close by the Outside Date or by Essilor for Costa’s material breach; and (C) within nine months after such termination Costa enters into a definitive agreement to consummate, or consummates, any Acquisition Proposal (regardless of whether made before or after the termination of the Merger Agreement).

Litigation Relating to the Merger (Page 57)

On November 13, 18 and 25, 2013, three putative class action complaints challenging the Merger were filed in the Superior Court of the State of Rhode Island, Providence County, captioned Cross Ledge Investments LLC v. Costa Inc., et al., C.A. No. PC-13-5770, Harasin v. Costa Inc., et al., C.A. No. PC-13-5872, and Martins v. Costa Inc., et al., C.A. No. PC-13-5994, respectively. In addition, on November 19, 2013, another putative class action complaint challenging the Merger was filed in the United States District Court for District of Rhode Island, captioned Phillips v. Costa Inc., et al., Case No. 1:13-cv-00747-ML-LDA. The complaints in these actions were filed on behalf of the public shareholders of Costa and name as defendants some or all of Costa, the members of its Board of Directors, Essilor and Merger Sub. The complaints generally allege that Costa’s directors breached their fiduciary duties to Costa’s shareholders by agreeing to sell Costa for inadequate and unfair consideration and pursuant to an inadequate and unfair process, and that Essilor and/or Merger Sub aided and abetted those alleged breaches. The complaints seek, among other things, to enjoin the Merger. The defendants have not yet responded to the complaints, but believe that the claims asserted against them are without merit. However, the outcome of these lawsuits cannot be predicted with any certainty. A preliminary injunction could delay or jeopardize the completion of the Merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger. Moreover, additional lawsuits arising out of or relating to the Merger Agreement or the Merger may be filed in the future.

Regulatory and Other Governmental Approvals (Page 58)

The HSR Act provides that transactions such as the Merger may not be completed until certain information has been submitted to the Federal Trade Commission (“FTC”) and the Antitrust Division of the U.S. Department of Justice (“DOJ”), and until a 30-day statutory waiting period has expired or been terminated. We and Essilor filed our respective Notification and Report Forms required by the HSR Act with the FTC and DOJ on November 27, 2013 and we both requested early termination of the waiting period. As of the date of this proxy statement, the parties have not yet been notified as to whether the request for early termination of the waiting period has been granted. Other than the filing under the HSR Act, neither we nor Essilor are aware of any regulatory approvals required to be obtained, or waiting periods to expire, to complete the Merger. If the parties discover that other approvals or waiting periods are necessary, they will seek to obtain or comply with them. However, we cannot assure you that all regulatory approvals will be obtained.

Material U.S. Federal Income Tax Consequences (Page 58)

The Merger will generally be a taxable transaction to you if you are a “U.S. holder” (as defined under the caption “Approval and Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences”) pursuant to which you generally will recognize gain or loss upon the receipt of cash in exchange for your shares of Common Stock measured by the difference, if any, between the cash you receive in the Merger and your adjusted tax basis in your shares of Common Stock. Because individual circumstances may differ, we recommend that you consult your tax advisor to determine the particular tax effects to you. See the section captioned “Approval and Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the section captioned “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. See the section captioned “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:	You are receiving this proxy statement and the accompanying proxy card because you owned shares of our Class A Common Stock or Class B Common Stock at the close of business on [—], 2013, the record date for the special meeting. Our Board of Directors is providing these proxy materials to give you information for use in determining how to vote in connection with the matters to be considered at the special meeting. For a more complete description of the special meeting, see the section captioned “The Special Meeting.”

Q:	When and where is the special meeting?

A:	The special meeting will be held on [—], 2014, beginning at [—], local time, at [—],[—], Lincoln, Rhode Island 02865.

Q:	What matters will be voted on at the special meeting?

A:	You are being asked to consider and vote upon the following proposals:

•	to approve and adopt the Merger Agreement;

•	to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in this proxy statement that will be payable to Costa’s named executive officers in connection with the consummation of the Merger; and

•	to approve the adjournment of the special meeting, if necessary or appropriate in view of the Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve and adopt the Merger Agreement.

This proxy statement contains important information about the Merger and the special meeting and you should read this proxy statement carefully and in its entirety.

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of Costa by Essilor pursuant to the Merger Agreement. Under the terms of the Merger Agreement, upon completion of the Merger, Merger Sub will be merged with and into Costa, with Costa continuing as the surviving corporation and becoming an indirect wholly-owned subsidiary of Essilor. If the Merger is completed, our shares of Class A Common Stock will cease to be traded on the NASDAQ and you will not own any shares of capital stock of the surviving corporation.

Q:	What will I receive in the Merger?

A:	Upon completion of the Merger, you will be entitled to receive $21.50 in cash, without interest and less any applicable withholding taxes, for each share of Class A Common Stock and Class B Common Stock that you own at the effective time of the Merger.

Q:	What will happen if the Merger is not approved by Costa’s shareholders or is not completed for any other reason?

A:

If the Merger is not completed for any reason, our shareholders and holders of stock options and restricted stock awards will not receive any payment from Essilor for their shares of Common Stock, stock options or restricted stock awards. Instead, we will remain a public company and our Class A Common Stock will continue to be listed on NASDAQ. If the Merger is not completed, we expect to continue to conduct our business in a manner similar to how it is presently conducted. In such event, the value of our Common Stock would continue to be subject to various risks and opportunities, including the factors described in our past filings with the Securities and Exchange Commission (the “SEC”). If the Merger Agreement is terminated under certain circumstances, we may be obligated to pay Essilor a termination fee or reimburse it for its expenses.

Q:	Who is entitled to vote?

A:	Shareholders as of the close of business on [—], 2013, the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting. Shareholders will be entitled to one vote for each share held by them on the foregoing record date with respect to matters on which shares of that class are eligible to vote.

Q:	What constitutes a quorum?

A:	The presence in person or by proxy of the holders of a majority of our outstanding shares of each of the Class A Common Stock and the Class B Common Stock as of the close of business on the record date for the special meeting is necessary to constitute a quorum for the transaction of any business at the special meeting. When a quorum is present to organize a meeting of Costa shareholders, it is not broken by the subsequent withdrawal of any Costa shareholders. Under Rhode Island law, abstentions and “broker non-votes” are considered as present for the purpose of determining the presence of a quorum.

Q:	Is it important for me to vote? What is the vote required to approve the Merger Agreement?

A:	Yes. We cannot complete the Merger if we do not have a quorum at the special meeting or if the Merger Agreement is not approved by the affirmative vote of holders of a majority of the outstanding shares of (i) the Class A Common Stock and the Class B Common Stock, voting together as a single class, and (ii) the Class B Common Stock, voting as a separate class, entitled to vote at the special meeting. If you fail to vote on the Merger Agreement or fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote “AGAINST” the approval and adoption of the Merger Agreement.

Q:	What vote is required for the adjournment proposal?

A:	Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of (i) the Class A Common Stock and the Class B Common Stock, voting together as a single class, and (ii) the Class B Common Stock, voting as a separate class, in each case, present at the special meeting, in person or by proxy, and entitled to vote at the special meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, while broker non-votes and shares not in attendance at the special meeting will have no effect on the outcome of any vote on the adjournment proposal.

Q:	What vote is required for the compensation proposal?

A:	Assuming a quorum is present, approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of (i) the Class A Common Stock and the Class B Common Stock, voting together as a single class, and (ii) the Class B Common Stock, voting as a separate class, in each case, present at the special meeting, in person or by proxy, and entitled to vote at the special meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the compensation proposal, while broker non-votes and shares not in attendance at the special meeting will have no effect on the outcome of any vote on the compensation proposal.

Q.	Why am I being asked to cast a non-binding, advisory vote to approve “golden parachute compensation” payable to Costa’s named executive officers under Costa’s plans or agreements?

A.	As required by rules promulgated under Section 14A of the Exchange Act, Costa is providing its shareholders with the opportunity to cast a non-binding, advisory vote in the compensation proposal on the golden parachute compensation that will be payable to Costa’s named executive officers in connection with the Merger.

Q.	What is “golden parachute compensation”?

A.	“Golden parachute compensation” is any compensation payable to Costa’s named executive officers that is based on or otherwise related to the Merger. See the section captioned “Approval and Adoption of the Merger Agreement—Interests of Our Directors and Executive Officers in the Merger—Quantification of Potential Payments to Named Executive Officers in Connection with the Merger” beginning on page 54 of this proxy statement.

Q.	What will happen if the shareholders do not approve the “golden parachute compensation” in the compensation proposal at the special meeting?

A:	Approval of the “golden parachute compensation” described in the compensation proposal is not a condition to the completion of the Merger. The vote with respect to the “golden parachute compensation” is an advisory vote and will not be binding on Costa or Essilor. Further, the underlying compensation plans and agreements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, payment of the “golden parachute compensation” is not contingent on shareholder approval on an advisory basis of the compensation proposal.

Q:	How does the Board of Directors recommend that I vote?

A:	Our Board of Directors recommends that you vote:

•	“FOR” the proposal to approve and adopt the Merger Agreement;

•	“FOR” the proposal to approve, on a non-binding advisory vote, the specified compensation arrangements disclosed in this proxy statement that will be payable to Costa’s named executive officers in connection with the consummation of the Merger; and

•	“FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate in the view of the Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

Q:	Have any of Costa’s shareholders committed to vote in favor of the approval of the Merger Agreement?

A:	Yes. Each of the Voting Shareholders entered into a Shareholder Agreement with Essilor and Costa, pursuant to which each Voting Shareholder has agreed, among other things, to vote all of his, her or its shares of Common Stock owned, beneficially or of record on November 7, 2013, and any additional shares of Common Stock that may be acquired by such Voting Shareholder, beneficially or of record, during the period commencing on November 7, 2013 and ending on the termination of the Shareholder Agreement, (i) in favor of the approval and adoption of the Merger Agreement, and (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the transactions contemplated by the Merger Agreement. Collectively, as of the record date for the special meeting, the Voting Shareholders owned 2,664,619 shares of Class A Common Stock and 1,804,800 shares of Class B Common Stock (excluding stock options and restricted stock awards), representing approximately 34% of the Class A Common Stock and the Class B Common Stock, considered together as a single class, and 100% of the Class B Common Stock, considered as a separate class, entitled to vote at the special meeting. See the section captioned “Approval and Adoption of the Merger Agreement—Shareholder Agreements.”

Q:	What happens if I return my proxy card but I do not indicate how to vote?

If you properly return your proxy card, but do not include instructions on how to vote, your shares of our Common Stock will be voted “FOR” the proposal to approve and adopt the Merger Agreement thereby voting such shares in favor of approving the Merger, “FOR” the proposal to approve, by a non-binding advisory vote, the compensation proposal, and “FOR” the proposal to approve the adjournment proposal.

Q:	How do I vote without attending the special meeting?

A:	Any shareholder of record entitled to vote at the special meeting may vote by completing, signing and voting each proxy card that you receive and returning it in the enclosed prepaid envelope. You may also vote by using the Internet voting instructions printed on your proxy card or using the telephone number printed on your proxy card.

If you hold your shares in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote in accordance with the voting instruction card that you will receive from your bank, broker or other nominee.

Q:	Can I change my vote?

A:	Yes. Shareholders of record have the right to change or revoke their proxy at any time before the vote is taken at the special meeting in any one of the following ways:

•	by filing a notice of revocation that is dated a later date than their proxy with our Corporate Secretary at Costa Inc., 24 Albion Road, Suite 330, Lincoln, Rhode Island 02865;

•	by submitting an executed proxy bearing a later date;

•	by voting again at a later time, but before the deadline indicated on the proxy card, by telephone or by the Internet by following the applicable procedures applicable to those methods of voting; or

•	by voting by ballot in person at the special meeting.

Simply attending the special meeting will not constitute revocation of a proxy. To revoke your proxy at the special meeting, you must vote by ballot in person at the special meeting. If your shares are held in “street name” through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation or change of proxies. If your bank, broker or other nominee allows you to submit a proxy by telephone or through the Internet, you may be able to change your vote by submitting a new proxy by telephone or through the Internet.

Q:	If my shares are held in “street name” through a bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?

A:	Yes, but only if you provide instructions to your bank, broker or other nominee on how to vote. You should follow the directions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your shares. Without those instructions, your shares will not be voted.

Q:	What does it mean if I receive more than one set of proxy materials?

A:	This means that you hold shares of Common Stock in more than one way. For example, you may own some shares directly as a shareholder of record and other shares as a beneficial owner through a broker, or you may own shares as a beneficial owner through more than one broker. In these situations, you may receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy through the Internet or by telephone, vote once for each proxy card or control number you receive.

Q:	What happens if I sell my shares of Common Stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date that the Merger is expected to be completed. If you transfer your shares of Common Stock after the record date but before the special meeting, you will retain your right to vote at the meeting, but will have transferred the right to receive the merger consideration to be received by our shareholders in the Merger to the person to whom you transfer your shares (so long as such person owns the shares when the Merger is completed). In such case, your vote is still very important and you are encouraged to vote. In order to receive the merger consideration, you must hold your shares through completion of the Merger.

Q:	Am I entitled to exercise dissenters’ rights instead of receiving the merger consideration for my shares?

A:	No. You are not entitled to dissenters’ rights under the laws of the State of Rhode Island.

Q:	Will the Merger be taxable to me?

A:	The Merger will generally be a taxable transaction to you if you are a “U.S. holder” (as defined under the caption “Approval and Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences”) pursuant to which you generally will recognize gain or loss upon the receipt of cash in exchange for your shares of Common Stock measured by the difference, if any, between the cash you receive in the Merger and your adjusted tax basis in your shares of Common Stock. Because individual circumstances may differ, we recommend that you consult your tax advisor to determine the particular tax effects to you. See the section captioned “Approval and Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences.”

Q:	After the Merger is completed, how will I receive the merger consideration for my shares?

A:	Promptly after the effective time of the Merger, a paying agent designated by Essilor and reasonably acceptable to Costa, will mail a letter of transmittal and instructions to all shareholders of record. The letter of transmittal and instructions will tell you how to surrender your share certificates in exchange for the merger consideration. You will receive cash for your shares from the paying agent after you comply with these instructions.

If you hold your shares in book-entry form—that is, without a share certificate—the paying agent will automatically send you the merger consideration in exchange for the cancellation of your shares after completion of the Merger so long as you comply with applicable tax certification requirements.

If your shares of Common Stock are held in “street name” through a bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to how to surrender your “street name” shares and receive cash for those shares.

Q:	Should I send in my share certificates now?

A:	No. Assuming the Merger is completed, you will receive a letter of transmittal with instructions informing you how to send your share certificates to the paying agent in order to receive the merger consideration. You should use the letter of transmittal to exchange your share certificates for the merger consideration. YOU SHOULD NOT RETURN YOUR SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD, AND YOU SHOULD NOT FORWARD YOUR SHARE CERTIFICATES TO THE PAYING AGENT UNLESS THEY ARE ACCOMPANIED BY AN EXECUTED LETTER OF TRANSMITTAL.

Q:	How will Costa’s stock options be treated in the Merger?

A:

At the effective time of the Merger, all unvested outstanding options to acquire shares of the Class A Common Stock granted pursuant to the Company Stock Plans will become fully vested and each outstanding option will be cancelled, and the holder of such option will be entitled to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of the Class A Common Stock previously subject to such option immediately prior to the effective time of the Merger and (2) the excess of $21.50 over the per-share exercise price of the Class A Common Stock subject to such option.

Q:	How will Costa’s restricted stock awards be treated in the Merger?

A:	At the effective time of the Merger, each unvested outstanding restricted stock award granted pursuant to the Company Stock Plans will become fully vested and each outstanding restricted stock award will be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of Class A Common Stock subject to such restricted stock award and (2) $21.50.

Q:	When is the Merger expected to be completed?

A:	If the Merger Agreement is approved by our shareholders, we expect to complete the Merger as soon as reasonably practicable after all of the closing conditions in the Merger Agreement have been satisfied or waived. We currently anticipate that the Merger will be completed in the first quarter of 2014, subject to the satisfaction or waiver of all closing conditions. The exact timing of the completion of the Merger, however, cannot be predicted. See the sections captioned “Terms of the Merger Agreement—Effective Time; Closing” and “—Conditions to Closing of the Merger.”

Q:	How will I know the Merger has occurred?

A:	If the Merger occurs, Costa and/or Essilor will promptly make a public announcement of this fact and will file with the Secretary of State of the State of Rhode Island the articles of merger and other appropriate documents as required under the RIBCA.

Q:	What effects will the Merger have on Costa?

A:	Upon consummation of the Merger, we will cease to be a publicly-traded company and will be wholly-owned by Essilor. You will no longer have any interest in our future earnings or growth.

Following consummation of the Merger, the registration of our Class A Common Stock and our reporting obligations with respect to our Class A Common Stock under the Exchange Act will be terminated upon application to the SEC. In addition, upon completion of the Merger, our Class A Common Stock will no longer be listed on NASDAQ.

Q:	Who will count the votes?

A:	The votes will be counted by a representative of Computershare, who will act as the inspector of election appointed for the special meeting.

Q:	Where can I find the voting results of the special meeting?

A:	Costa intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports Costa files with the SEC are publicly available when filed. See the section captioned “Where You Can Find More Information” beginning on page 85 of this proxy statement.

Q:	Who will bear the cost of this solicitation?

A:

This proxy solicitation is being made and paid for by us on behalf of our Board of Directors. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts.

We will also request banks, brokers and other nominees to forward proxy solicitation material to the beneficial owners of our shares of Common Stock that the banks, brokers and nominees hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Q:	Will a proxy solicitor be used?

A:	Yes. We have retained Okapi Partners LLP (“Okapi”) to assist us in the solicitation of proxies for the special meeting. We will pay Okapi a fee of $7,500 for such assistance, and we will reimburse them for reasonable out-of-pocket expenses incurred in connection with the solicitation.

Q:	Who can help answer my other questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the special meeting, the Merger Agreement or the Merger, including procedures for voting your shares, you should contact Okapi, our proxy solicitor, at:

437 Madison Avenue, 28th Floor

New York, New York 10022

Banks and Brokerage Firms, Please Call: 1 (212) 297-0720

Stockholders and All Others, Call Toll-Free: 1 (877) 274-8654

Email: info@okapipartners.com

If your broker, bank or other nominee holds your shares, you should call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements. Forward-looking statements may be typically identified by such words as “may”, “will”, “should”, “expect”, “anticipate”, “plan”, “likely”, “believe”, “estimate”, “project”, “intend” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Costa or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors:

•	the risk that the conditions to the closing of the Merger are not satisfied (including a failure of the shareholders of Costa to approve and adopt, on a timely basis or otherwise, the Merger Agreement and the risk that required regulatory approvals for the Merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated);

•	litigation relating to the Merger;

•	uncertainty as to the timing of the consummation of the Merger and the ability of each of Costa and Essilor to consummate the Merger;

•	risks that the proposed transaction disrupts the current plans and operations of Costa;

•	the ability of Costa to retain and hire key personnel;

•	competitive responses to the proposed Merger;

•	unexpected costs, charges, or expenses resulting from the Merger; and

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Costa’s most recent Annual Report on Form 10-K for the year ended December 29, 2012, and Costa’s more recent reports filed with the SEC including the Form 10-Q for the quarter ended March 30, 2013, the Form 10-Q for the quarter ended June 29, 2013 and the Form 10-Q for the quarter ended September 28, 2013. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Costa or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. None of Costa, Essilor or any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements speak only as of the date of the communication in which they are contained. Costa can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, Costa undertakes no obligation to revise or update any forward-looking statement or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All information contained in this proxy statement exclusively concerning Essilor, Merger Sub and their affiliates has been supplied by Essilor and has not been independently verified by us.

THE PARTIES INVOLVED IN THE MERGER

Costa Inc.

24 Albion Road, Suite 330

Lincoln, Rhode Island 02865

Telephone: (401) 333-1200

Costa is a premium sport sunglasses company that owns and manages the Costa® and Native® sunglass brands. Costa designs, manufactures and markets premium, high-quality, high-performance polarized sunglasses under these brand names. Combined, Costa’s brands offer sunglasses in more than 88 styles and 25 lens options, most at suggested retail price points between approximately $89 and $279. Costa expanded its offerings in 2011 to include prescription sunglasses at suggested retail price points between approximately $300 and $750. Costa also sells apparel and accessory products such as hats, t-shirts, cords, cases and backpacks.

Costa’s sunglass products are sold by employee representatives and manufacturers’ agents to approximately 7,600 retail accounts throughout the United States. Retail accounts include optical and sunglass specialty shops, department stores and sporting goods retailers. Costa® and Native® sunglasses are sold with a lifetime warranty against manufacturer’s defects in materials and workmanship.

Costa’s business was formerly conducted as the Cross Optical Group, a reportable segment of the A.T. Cross Company. In September 2013, A.T. Cross Company sold its Cross Accessory Division and the rights to the Cross name and the company changed its name to Costa Inc.

Our shares of Class A Common Stock are currently listed on the NASDAQ Global Market under the symbol “ATX”.

Essilor International SA

147 rue de Paris

94227 Charenton-le-Pont

France

Telephone: +33 1 4977 4450

Essilor International is a company incorporated in France, with its headquarters just outside of Paris. It designs, manufactures and customizes corrective lenses to meet each person’s unique vision requirements. Through a broad range of lenses, it provides solutions for correcting myopia, hypermetropia, astigmatism and presbyopia to enable people to regain excellent vision. It serves every segment of the ophthalmic lens market with globally recognized brands, such as the Varilux® range of progressive lenses (Varilux Physio®, Varilux® Ipseo® New Edition, Varilux® Panamic®, Varilux Comfort®, Varilux® Ellipse®, etc.), the Crizal® line of anti-reflective, smudge-proof and antistatic lenses, the Foster Grant® line of over-the-counter reading glasses, and Nikon® lenses and Transitions® variable-tint lenses, under license agreements with Nikon Corporation and Transitions Optical Inc. Essilor is also a leader in lens edging instruments for opticians and prescription laboratories and in vision screening instruments for eyecare professionals, schools, occupational medicine centers, the military and other institutions. Essilor reported consolidated revenue of approximately €5 billion in 2012, has approximately 50,000 employees worldwide in approximately 100 countries, and is a component of the CAC 40 Index.

GWH Acquisition Sub Inc.

c/o Essilor International SA

147 rue de Paris

94227 Charenton-le-Pont

France

Telephone: +33 1 4977 4450

Merger Sub is a Rhode Island corporation that is an indirect wholly-owned subsidiary of Essilor. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

THE SPECIAL MEETING

Date, Time and Place

The special meeting will be held on [—], 2014, beginning at [—], local time, at [—],[—], Lincoln, Rhode Island 02865, unless the special meeting is adjourned or postponed. We intend to mail this proxy statement and the accompanying proxy card on or about [—], 2013, to all shareholders entitled to vote at the special meeting.

Purpose of the Special Meeting

The purpose of the special meeting is for our shareholders to consider and vote upon the following proposals:

1.	to approve and adopt the Merger Agreement providing for the Merger and the conversion of each share of the Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than the shares of the Common Stock owned by Costa (or held in Costa’s treasury), Essilor or Merger Sub or any of their direct or indirect wholly-owned subsidiaries) into the right to receive $21.50 in cash, without interest and less any applicable withholding taxes;

2.	to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in this proxy statement that will be payable to Costa’s named executive officers in connection with the consummation of the Merger (the “compensation proposal”); and

3.	to approve the adjournment or postponement of the special meeting, if necessary or appropriate, in the view of the Board of Directors to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement (the “adjournment proposal”).

A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Record Date, Quorum and Voting Power

The holders of our shares of Common Stock as of the close of business on [—], [—], the record date, are entitled to receive notice of and to vote at the special meeting. As of the record date, there were outstanding [—] shares of Class A Common Stock and [—] shares of Class B Common Stock.

Each share of Class A Common Stock and Class B Common Stock outstanding on the record date entitles the holder to one vote on each matter on which shares of that class are entitled to vote that is submitted to shareholders for approval at the special meeting.

A quorum of the holders of our Class A Common Stock and Class B Common Stock must be present for action to be taken at the special meeting. A quorum is present if there are present in person or by proxy holders of a majority of the outstanding shares of each of the Class A Common Stock and the Class B Common Stock as of the close of business on the record date for the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the meeting. However, if a new record date is set for the adjourned meeting, then a new quorum will need to be established at the reconvened meeting.

Vote Required; Effect of Abstentions and Broker Non-Votes

Pursuant to the RIBCA and Costa’s articles of incorporation, approval and adoption of the Merger Agreement, including the Merger and the other transactions contemplated thereby, requires the affirmative vote of the holders of a majority of the outstanding shares of (i) the Class A Common Stock and the Class B Common Stock, voting together as a single class, and (ii) the Class B Common Stock, voting as a separate class, entitled to vote at the special meeting.

Except as stated in Costa’s articles of incorporation or otherwise required by law (including the RIBCA), or applicable stock exchange listing standards, all voting power is vested in the holders of the Class B Common

Stock so long as any shares of Class B Common Stock are outstanding. Notwithstanding the foregoing, the Board of Directors has provided that approval of each of the compensation proposal and the adjournment proposal shall require the affirmative vote of the holders of a majority of the shares of (i) the Class A Common Stock and the Class B Common Stock, voting together as a single class, and (ii) the Class B Common Stock, voting as a separate class, in each case, present at the special meeting (assuming a quorum is present), in person or by proxy, and entitled to vote at the special meeting.

Abstentions and broker non-votes, if any, will be counted as present in determining whether the quorum requirement is satisfied. A broker non-vote occurs when a broker, bank or other nominee holding shares of a beneficial shareholder does not vote on a particular proposal because it has not received instructions from the beneficial shareholder and the broker, bank or other nominee does not have discretionary voting power for that particular item.

Your failure to vote, an abstention, or failure to instruct your broker, bank or other nominee to vote, will have the same effect as a vote “AGAINST” approval and adoption of the Merger Agreement. Abstentions will have the same effect as a vote “AGAINST” the compensation proposal and the adjournment proposal, while broker non-votes, if any, and shares not in attendance will have no effect on the outcome of any vote on the compensation proposal or the adjournment proposal.

If the special meeting is adjourned or postponed for any reason, and the record date remains unchanged, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting, except for any proxies that have been revoked or withdrawn.

Voting by Shareholders

After carefully reading and considering the information contained in this proxy statement, each shareholder of record of our shares of Common Stock (that is, if your shares are registered in your name with our transfer agent, Computershare) should vote by mail, through the Internet, by telephone or by attending the special meeting and voting by ballot, according to the instructions described below.

Voting Methods

For shareholders of record:

If you are a shareholder of record, you can vote:

•	Via Mail—If you choose to vote via mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Proxy Services, c/o Computershare, P.O. Box 43101, Providence, RI 02940. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

•	Via the Internet—If you choose to vote via the Internet, go to www.envisionreports.com/ATX and follow the instructions there (24 hours a day, 7 days a week). You will need the 12 digit control number included on your proxy card or voter instruction form to vote.

•	Via Telephone—If you choose to vote via telephone, registered shareholders should dial 1-800-652-VOTE (8683), and follow the instructions. You will need the 12 digit control number included on your proxy card or voter instruction form to vote.

•	At the Special Meeting—Shareholders of record who attend the special meeting may vote in person by following the procedures described above, and any previously submitted proxies will be superseded by the vote cast at the special meeting.

Please do not send in share certificates or other documents representing shares of Common Stock at this time. If the Merger is completed, and if you are a holder of Costa share certificates, you will receive instructions regarding the procedures for exchanging your existing Costa share certificates for the payment of the merger consideration.

For beneficial owners:

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held for you in what is known as “street name”. If this is the case, this proxy statement has been forwarded to you by your brokerage firm, bank or other nominee, or its agent. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Because a beneficial owner is not the shareholder of record, you may not vote these shares at the special meeting, unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this proxy from your broker, bank or other nominee who is the shareholder of record.

If you hold your shares in street name through a broker, bank or other nominee, please refer to the information on the voting instruction card forwarded to you by your bank, broker or other nominee to see which voting options are available to you. In many cases, you may be able to submit your voting instructions by the Internet or telephone. If you do not properly submit your voting instructions, the broker, bank or other nominee will not be able to vote on these proposals. Under applicable rules, brokers, banks and other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and therefore brokers, banks and other nominees cannot vote on these proposals without your instructions. This is called a “broker non-vote”. Therefore, it is important that you cast your vote by instructing your broker, bank or nominee on how you wish to vote your shares.

Voting of Proxies

Signed proxies received at any time before the special meeting and not expired, revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the signed proxy will be voted “FOR” the proposal to approve and adopt the Merger Agreement, thereby voting such shares in favor of approving the Merger, “FOR” the proposal to approve, by a non-binding advisory vote, of the compensation proposal, and “FOR” the proposal to approve the adjournment proposal.

Revocation of Proxies

Costa shareholders of record retain the power to revoke their proxy or change their vote, even if they sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote via the Internet or vote via telephone. Costa shareholders of record can revoke their proxy or change their vote at any time before it is exercised by giving written notice to our Corporate Secretary at Costa Inc., 24 Albion Road, Suite 330, Lincoln, Rhode Island 02865, specifying such revocation. Costa shareholders of record may also change their vote by timely delivery of a valid, later-dated proxy or by voting by ballot in person at the special meeting. Simply attending the special meeting will not constitute revocation of your proxy. If your shares are held in “street name” through a broker, bank or other nominee, you should follow the instructions of such broker, bank or other nominee regarding the revocation of proxies. If you have voted via the Internet or via telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the shareholders who have already sent in their proxies to revoke them prior to their use at the special meeting, reconvened following such adjournment or postponement, in the manner described above.

If You Plan to Attend the Special Meeting

Attendance at the special meeting will be limited to shareholders as of the record date. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding their shares of Common Stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting share ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the special meeting. You may contact our Corporate Secretary at (401) 335-3925 for directions to the special meeting.

Expenses of Proxy Solicitation

This proxy solicitation is being made and paid for by us on behalf of our Board of Directors. In addition, we have retained Okapi to assist in the solicitation. We will pay Okapi a fee of $7,500 for such assistance and we will reimburse them for reasonable out-of-pocket expenses incurred in connection with the solicitation. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. We will also request banks, brokers and other nominees to forward proxy solicitation material to the beneficial owners of shares of our Common Stock that the banks, brokers and nominees hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Share Ownership of Our Directors and Executive Officers

As of December 4, 2013, our directors and executive officers held or were deemed to hold, in the aggregate, 1,351,604 shares of Class A Common Stock, excluding stock options, representing approximately 11.87% of the Class A Common Stock entitled to vote at the special meeting. Each of our directors and executive officers has informed us that he or she intends to vote all of his or her shares of Common Stock “FOR” the proposal to approve and adopt the Merger Agreement, “FOR” the proposal to approve, by a non-binding advisory vote, the compensation proposal, and “FOR” the proposal to approve the adjournment proposal. In addition, see the section captioned “Approval and Adoption of the Merger Agreement—Shareholder Agreements” for additional information about agreements between Essilor and certain of our shareholders related to the voting of their shares of Common Stock at the special meeting.

Other Matters

We do not expect that any matter other than the Merger, compensation and adjournment proposals will be brought before the meeting. If, however, another matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will vote the shares for which they hold proxies in accordance with their best judgment.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those shareholders. This process, commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for companies. Costa and some brokers may be householding Costa’s proxy materials by delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or Costa that your broker or Costa will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker if you are a street name shareholder or Costa if you are a shareholder of record. You can notify Costa by sending a written request to our Corporate Secretary, 24 Albion Road, Suite 330, Lincoln, Rhode Island 02865, or by calling our Corporate Secretary at (401) 335-3925. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

Questions and Additional Information

If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of Common Stock, or need additional copies of this proxy statement or the enclosed proxy card, please contact Okapi, our proxy solicitor, as follows:

437 Madison Avenue, 28th Floor

New York, New York 10022

Banks and Brokerage Firms, Please Call: 1 (212) 297-0720

Stockholders and All Others, Call Toll-Free: 1 (877) 274-8654

Email: info@okapipartners.com

APPROVAL AND ADOPTION OF THE MERGER AGREEMENT

The following is a description of the material aspects of the Merger and is qualified in its entirety by the Merger Agreement, a copy of which is attached to this proxy statement as Annex A. Although we believe that the following description addresses the material terms of the Merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire proxy statement, including the Merger Agreement, for a more complete understanding of the Merger.

Background of the Merger

As part of its ongoing evaluation of business and strategic planning, the A.T. Cross Board of Directors regularly discussed and reviewed strategic goals and alternatives with the goal of maximizing shareholder value. These reviews included consideration of potential transactions and business combinations, as well as A.T. Cross’ standalone business plans and prospects.

In connection with an assessment of A.T. Cross’ strategic position and opportunities that had been under discussion since the first quarter of 2012, A.T. Cross on February 4, 2013 issued a press release announcing that it was exploring strategic alternatives for its Cross Accessory Division (“CAD”) and had hired an investment banking firm, C.W. Downer & Co. (“C.W. Downer”) to assist in its evaluation. The Cross Optical Group (“COG”), which included the Costa and Native brands, was not included in the strategic evaluation described in this announcement. However, the board was aware that several parties had reviewed and developed positions on the desirability of COG as an acquisition candidate and could come forward during the CAD process.

In mid-February 2013, following the CAD strategic review announcement, the Chairman of a company referred to herein as “Company A” contacted David Whalen, A.T. Cross’ President and Chief Executive Officer, and indicated that Company A would be interested in exploring a purchase of all of A.T. Cross (which included both CAD and COG) and requested the opportunity to send a letter to A.T. Cross’ Board of Directors expressing this interest. Company A earlier had entered into a confidentiality/standstill agreement with A.T. Cross in connection with the CAD sale process. Mr. Whalen indicated that he would advise the A.T. Cross Board of Directors of Company A’s interest and request and Mr. Whalen would respond following the board’s consideration of the conversation.

On February 12, 2013, A.T. Cross’ Board of Directors held a meeting to consider Company A’s request. The board deferred taking action on the request until its February 20, 2013 meeting.

On February 20, 2013, A.T. Cross’ Board of Directors held its regularly scheduled quarterly meeting. At that meeting the board considered Company A’s request. Also at that meeting, management and the board discussed the status of the CAD strategic review, the possible value of COG and the impact that a successful CAD sale could have on the value of A.T. Cross. The board determined that the sale of CAD and COG together would not be likely to result in maximum value for A.T. Cross and its shareholders. Accordingly, the board instructed Mr. Whalen to inform the Chairman of Company A that he should not send a written expression of Company A’s interest at this time.

On March 7, 2013, Bernard Buonanno, a member of Costa’s Board of Directors, attended a social lunch at which Alec Taylor, a current employee and former Chief Executive Officer of FGX International, a large, U.S. subsidiary of Essilor that participates in the non-premium sunglasses industry, was in attendance. At the lunch, Mr. Taylor spoke highly of the Costa® brand. Mr. Buonanno later informed Mr. Whalen of the conversation.

In March 2013, at a trade show, a representative of Essilor indicated to Charles MacDonald, the President of COG, that Essilor knew of A.T. Cross’ announcement regarding the pursuit of strategic alternatives for CAD and that Essilor would be interested in discussing a transaction for COG. Mr. MacDonald informed Mr. Whalen of this conversation. Mr. Whalen informed Russell A. Boss, Chairman of the Board of Directors of A.T. Cross, who suggested that Mr. Whalen determine how serious the Essilor interest might be.

Later in March 2013, Mr. Whalen telephoned Mr. Taylor, and indicated that he had heard of Essilor’s possible interest in COG. Mr. Taylor confirmed that interest and he and Mr. Whalen decided to meet on April 9 to discuss their respective companies.

On April 9, 2013, Messrs. Whalen and Taylor met to discuss Essilor’s possible interest in COG if a successful divestiture of CAD were to occur in the future. They talked about their respective companies and Mr. Whalen’s view that his board would be supportive only of a transaction that maximized shareholder value. As such, any transaction value would be judged in comparison to a number of metrics, including but not limited to EBITDA multiple, discounted cash flow and prices other companies achieved in prior, comparable transactions. Mr. Taylor noted that his next step would be to speak with Essilor’s corporate team at headquarters in Paris, France to determine if Essilor senior management had interest in pursuing a purchase of COG considering A.T. Cross’ expectations for value.

On April 11 or 12, 2013, Mr. Taylor telephoned Mr. Whalen and indicated that he had spoken with Eric Thoreux, Essilor’s Corporate Senior Vice President, Strategic Marketing, and that there was interest on Essilor’s part in pursuing discussions regarding a possible transaction involving the purchase of COG. Mr. Thoreux indicated that Essilor’s management understood that any potential offer would need to be favorable relative to other recent transactions in the sunglass industry as well as to how A.T. Cross might perform on a standalone basis subsequent to a possible divestiture of CAD. Mr. Whalen indicated that he would speak with his board about Essilor’s interest at its April meeting.

On April 13, 2013, Mr. Whalen updated Mr. Boss regarding Essilor’s interest. Mr. Boss instructed Mr. Whalen to inform the Board of Directors of the Essilor discussions at the April 25, 2013 Board of Directors meeting.

At its meeting held on April 25, 2013, Mr. Whalen reported to the board his discussions with Mr. Taylor. Following discussion, the board authorized Mr. Whalen to continue discussions with Essilor representatives to ascertain the level of Essilor’s interest in a transaction.

On April 30, 2013, Mr. Whalen spoke with Mr. Taylor and indicated that his board had authorized him to engage in conversations with Essilor. Mr. Whalen reiterated his belief that only a very compelling bid for the remaining A.T. Cross subsequent to a successful divestiture of CAD would be considered by his board.

On May 7, 2013, the President of a division of a company herein referred to as “Company B” reiterated a conversation that a representative of Company B had had with COG management at a 2012 trade show regarding Company B’s interest in discussing a potential acquisition of COG. The President of the division of Company B emailed Mr. MacDonald to introduce him to a Senior Vice President of another division of Company B which operated in the eyewear industry. Mr. MacDonald set up a call to speak with the Senior Vice President of that division, but the individual canceled and never re-scheduled the call.

On May 8, 2013, Messrs. Whalen and Taylor spoke by phone. Mr. Whalen indicated it would be necessary for Essilor to enter into a confidentiality/standstill agreement with A.T. Cross before discussions could proceed. Mr. Whalen indicated that once the confidentiality/standstill agreement was signed, Essilor’s representatives could visit COG’s facility in Daytona Beach, Florida for a presentation and that it would be helpful if Mr. Taylor were to furnish to him a data request so that COG could build a presentation that would be useful to Essilor in developing an indication of value. Mr. Whalen further indicated that after the Daytona Beach meeting, Essilor would need to respond with an indication of value quickly so that the parties could either proceed or end the discussions.

On May 8, 2013, Weil, Gotshal & Manges LLP (“Weil”), counsel to A.T. Cross, furnished to Essilor a draft confidentiality/standstill agreement. On May 20, 2013, Essilor executed this agreement dated May 16, 2013.

On May 21, 2013, Messrs. Whalen and Taylor met. Mr. Taylor informed Mr. Whalen of the participants for the Daytona Beach meeting that was scheduled for May 29. He also indicated that the Chairman and CEO of Essilor would like to have dinner with Messrs. Whalen and MacDonald in Montreal on June 10. Mr. Whalen told Mr. Taylor that despite the fact that Essilor had previously acquired FGX International for approximately 9.5x EBITDA, Essilor needed to be thinking about going well into the “double digit” EBITDA multiple range for A.T. Cross and its sunglass business. Mr. Whalen further said that the valuation process should come in two parts. First, Essilor should value COG on a standalone basis, excluding any corporate expenses. Second, the impact of a CAD sale on that valuation should be appropriately taken into account by the parties. Mr. Whalen next reviewed the company’s then current 2013 forecast of approximately $95 million for COG revenue and $20.4 million for adjusted COG EBITDA with non-cash compensation and corporate expenses added back to earnings. Mr. Whalen noted that the 2013 adjusted EBITDA of A.T. Cross (assuming a successful divestiture of CAD) would be $16.4 million for the entire company, including corporate costs. Mr. Whalen also said 2014 COG revenue was then projected to be approximately $110 million, with adjusted EBITDA of approximately $24 million for COG and $20 million for the entire company, assuming a successful divestiture of CAD. Most of the projected EBITDA was expected to come from sales of Costa brand products. Mr. Whalen indicated that there was very little expected EBITDA contribution from Costa’s prescription operations or the Native brand.

On May 29, 2013, Messrs. Whalen and MacDonald met with representatives of Essilor at a hotel in Daytona Beach, Florida. Present at the meeting were Messrs. Taylor, Thoreux, Cesar Melo (the Chief Executive Officer of FGX International), Anthony Di Paola, the Chief Financial Officer of FGX International, John (Jack) H. Flynn, Jr., the President of FGX International, and Gerald Kitchen, the Executive Vice President, Operations of FGX International. The focus of A.T. Cross’ presentation and related discussion was on the historical performance and the path to growth for the COG business. There also was a brief discussion of the COG management team. At the meeting, Mr. Thoreux asked that a more detailed set of financial data, including three-year financial projections be prepared and provided to Essilor to assist Essilor in valuing the business. After the meeting, Mr. MacDonald escorted Messrs. Thoreux and Melo to the COG headquarters for a tour.

On June 3, 2013, Mr. Whalen met with Mr. Taylor in Mr. Whalen’s office. During the meeting, Messrs. Whalen and Taylor discussed their respective views on valuation approaches. Mr. Whalen later emailed Mr. Taylor the detailed financial information and data that Mr. Thoreux had requested, including financial projections for 2013-2015.

On June 10, 2013, Mr. Whalen met with Essilor Chairman and Chief Executive Officer Hubert Sagnieres, Essilor COO Laurent Vacherot and Messrs. Thoreux, Taylor and MacDonald for dinner in Montreal, Canada. At the meeting the participants discussed the opportunities for Costa and the premium sunglass industry generally.

On June 14, 2013, Mr. Whalen had discussions with Mr. Taylor to clarify A.T. Cross’ non-cash compensation calculations and to explain COG’s incentive compensation program based on the business achieving $100 million revenue in either 2013 or 2014.

On June 18 or 19, 2013, Messrs. Whalen and Taylor met. Mr. Taylor indicated that Essilor was interested in continuing to explore the purchase of COG but was viewing COG’s adjusted EBITDA for 2013 as $19.3 million, not $20.4 million. Messrs. Whalen and Taylor agreed that Mr. Whalen would prepare an explanatory e-mail detailing A.T. Cross’s calculation for COG’s projected 2013 adjusted EBITDA. Mr. Taylor indicated that any offer that Essilor might make would be subject to Essilor’s review of the proposed CAD asset purchase agreement, the quality of earnings of COG, due diligence and the approval of Essilor’s board. After the meeting, Mr. Whalen sent an explanatory email to Essilor outlining the reasons Essilor should calculate COG’s projected adjusted EBITDA for 2013 at $20.0 million.

On June 20, 2013, a managing director of a company herein referred to as “Company C” met with Mr. Whalen and inquired if A.T. Cross would have an interest in selling COG. This managing director had expressed to COG management during 2012 his company’s interest in exploring a purchase of COG. This dialogue had continued at a low-intensity level in early 2013 and Mr. MacDonald had asked the managing director to speak with Mr. Whalen directly. Mr. Whalen spoke generally about the business and its growth and earnings potential. The managing director from Company C indicated that in a transaction for a company like A.T. Cross, subsequent to a presumed divestiture of CAD, Company C generally would pay approximately 10x EBIDTA for the business. He also indicated that he would like to speak with Mr. MacDonald again.

On June 21, 2013, Mr. Whalen was contacted by Mr. Taylor, who requested additional due diligence information about A.T. Cross.

On June 25 or 26, 2013, Mr. Taylor contacted Mr. Whalen and informed him that Essilor was valuing COG, on a standalone basis, at $225 million. Mr. Whalen told Mr. Taylor that the valuation was too low and would most likely not be supported by the A.T. Cross Board of Directors. Mr. Taylor replied that Mr. Whalen should not communicate the information to A.T. Cross’ Board of Directors and that Mr. Taylor would have further discussions with Essilor management to determine if they would support a higher valuation.

On June 27, 2013, Mr. Whalen met with Mr. Taylor. Mr. Taylor informed Mr. Whalen that based on the information A.T. Cross had provided Essilor, Essilor was now valuing COG, on a standalone basis, at $240 million. Mr. Whalen informed Mr. Taylor that he would communicate the Essilor valuation to the A.T. Cross Board of Directors, which would determine whether or not to move forward with discussions with Essilor to purchase all of A.T. Cross after CAD was sold.

On July 2, 2013, Mr. Whalen informed the A.T. Cross Board of Directors of Essilor’s valuation of COG. Following discussion, the Board of Directors authorized Mr. Whalen to continue discussions with Essilor and to, among other things, seek a higher valuation.

On July 10, 2013, Mr. Taylor contacted Mr. Whalen and informed him that Mr. Thoreux’ presentation to the Essilor board of directors regarding COG and Essilor’s valuation was received favorably. Mr. Taylor told Mr. Whalen that Essilor would begin to make due diligence requests relating both to the COG business and the significant liabilities (known and contingent) relating to CAD that would stay with A.T. Cross pursuant to the presumed terms of a CAD divestiture, and that Mr. Taylor expected that Essilor’s board of directors would review a final proposal at its meeting scheduled for August 28, 2013. Following a favorable review of the transaction at that meeting, Essilor would be in a position to make a formal proposal to acquire A.T. Cross, after the anticipated divestiture of CAD.

On July 13, 2013, A.T. Cross entered into an asset purchase agreement to sell CAD to an affiliate of Clarion Capital Partners. The agreement to sell CAD was publicly announced by A.T. Cross on July 15, 2013. Later, on July 15, 2013, A.T. Cross granted Essilor access to a virtual data room.

On or about this date, a representative from Company B called Mr. MacDonald to inquire whether A.T. Cross would have an interest in selling COG now that it had been announced that CAD was being sold.

On July 23, 2013, Messrs. Whalen and Taylor met. They discussed among other topics, Essilor’s review of the CAD transaction, the corporate expenses of A.T. Cross that would exist after the CAD sale that were separate from COG, A.T. Cross’ pension plan and related expense and the timing for a possible transaction involving A.T. Cross. It was Mr. Taylor’s view that while there were costs associated with inheriting retained liabilities from the CAD asset purchase agreement, including, in his view, $21 million to $26 million of pension liabilities and known environmental liabilities estimated at $1 to $2 million, there was nothing in the CAD asset purchase agreement that would prevent Essilor from moving forward with a potential acquisition of A.T. Cross. Further, Mr. Taylor indicated that the EBITDA valuation would be based on COG’s EBITDA without any deduction for the approximate $4 million of ongoing corporate costs, provided that A.T. Cross be responsible for any severance and change in control payments associated with certain of those corporate costs.

On July 24, 2013, the Board of Directors held a regular quarterly meeting. Among the topics discussed was the COG financial forecast for the year, which reflected an annual sales growth of approximately 20%. Management also discussed its preliminary outlook for 2014 through 2016. Mr. Whalen further reported to the Board of Directors on the latest developments with respect to his discussions with Essilor. Mr. Whalen also informed the board that Company B had contacted Mr. MacDonald again and that this was the first time that they had made contact since early May. At the meeting, the Board of Directors held a meeting with representatives of an investment banking firm (that was not ultimately engaged by Costa) to discuss their potential engagement with respect to the discussions with Essilor, other possible bidders and any possible transaction that might result therefrom. A representative of Weil also addressed the Board of Directors and provided an overview of the fiduciary duties of the directors in connection with their consideration of a potential transaction or continuation of a “stand alone” strategy. The board also discussed the necessity for a “market-check” before accepting any formal offers from Essilor. Finally, notwithstanding the absence of any conflict of interest with respect to the Essilor proposal, the Board of Directors formed a Special Committee, consisting of Messrs. Parsons, Hahs and Gaffey, all independent directors, and charged the Special Committee with the responsibility to supervise the negotiations of the principal terms of any acquisition proposal involving Essilor or any other potential acquiror of A.T. Cross, to oversee management’s responses to due diligence requests related to any such potential acquisition, and to make recommendations to the Board of Directors regarding any such potential acquisition. The Board of Directors further directed the Special Committee to assist management in reviewing and evaluating a proposal from D.A. Davidson to serve as a financial advisor to the board in connection with the foregoing. Prior to the formation of the Special Committee, in June and July of 2013, Mr. Whalen had been consulting from time to time with Messrs. Hahs and Parsons and receiving their guidance about the discussions with Essilor regarding a potential transaction.

On July 25, 2013, Mr. Whalen met with Mr. Taylor and informed him that the A.T. Cross Board of Directors had informed management that (i) the closing of the CAD sale was a top priority for A.T. Cross and (ii) it was authorized to provide Essilor with the information and the data, including revised financial projections to reflect COG’s improved performance, that had been requested for use at Essilor’s planned August 28 board of directors meeting. Mr. Taylor confirmed that Essilor would not make any offer prior to the time the CAD transaction closed.

From on or about August 1, 2013 until August 21, 2013, certain A.T. Cross employees provided responses to the due diligence requests made by Essilor.

On August 13, 2013, the Special Committee of the Board of Directors held a meeting with representatives of D.A. Davidson to discuss their potential engagement with respect to the discussions with Essilor, other possible bidders and any possible transaction that might result therefrom. At such meeting, the Special Committee authorized management to engage D.A. Davidson for such purposes.

Also on that date, the managing director from Company C met with Mr. MacDonald in Daytona Beach, Florida, and took a tour of the facility.

On August 22, 2013, Mr. Whalen met with Mr. Taylor. At the meeting, Mr. Whalen reiterated the Board of Director’s belief in the positive prospects for COG, that the Board of Directors would consider a transaction with Essilor only at a very favorable multiple of EBITDA and that if the price were not very compelling the A.T. Cross Board of Directors would continue the COG business as a standalone entity. Mr. Taylor informed Mr. Whalen that Essilor remained highly interested in a transaction, expected to be the best buyer for the business, was willing to absorb the significant liabilities retained by A.T. Cross from the CAD transaction and that A.T. Cross could expect a formal offer letter from Essilor in early September.

On August 29, 2013, Mr. Taylor contacted Mr. Whalen to inform him that Essilor’s board of directors had met to discuss an offer at a purchase price of $21.00 per share of Class A and Class B Common Stock plus the assumption of the liabilities relating to the pending CAD divestiture, which included not only the known pension and environmental liabilities described above, but also potential exposure to indemnity claims in the CAD asset purchase agreement if A.T. Cross’s representations and warranties proved to be inaccurate or pursuant to other indemnity obligations set forth in that agreement.

On September 6, 2013, the CAD sale was consummated and A.T. Cross thereafter filed with the SEC a Current Report on Form 8-K announcing the closing. Shortly after this date, A.T. Cross changed its name to Costa Inc.

On September 11, 2013, Messrs. Whalen and Taylor spoke. Mr. Taylor said that Essilor’s offer letter should be provided the following week and reiterated that it would contain an offer price of $21.00 per share and propose a customary “no shop” provision with a potential fiduciary exception in a definitive merger agreement. Mr. Whalen said that in his view the price per share was too low and that the “no-shop” provision would not be viewed favorably by the Special Committee or the full Board of Directors.

Following their discussion, Mr. Taylor furnished Mr. Whalen with a draft of the “no shop” provision that he had mentioned to Mr. Whalen. Edwards Wildman Palmer LLP, counsel to Essilor (“Edwards Wildman”), also separately furnished the provision to a representative of Weil.

On September 12, 2013, Messrs. Whalen and Taylor met in person. The two discussed the price per share contemplated by Essilor. Mr. Whalen reiterated his view that the price of $21.00 per share was too low and that the request for a “no-shop” provision was not viewed favorably. Mr. Taylor said that he would review the request with his team in France but that Essilor would not change its position on the no-shop provision.

On September 13, 2013, the Special Committee held a meeting and discussed, among other things, the status of the negotiations with Essilor and the potential impact of a “no-shop” provision in a definitive merger agreement. After the meeting, Mr. Whalen spoke with Mr. Taylor and informed him that the Costa Special Committee shared his views regarding the requested “no-shop.” At this meeting the Special Committee emphasized the need to perform a “market-check” before entering into any agreement with Essilor or any other potential suitor.

On September 20, 2013, Essilor provided Costa with a written preliminary, non-binding indication of interest whereby Essilor would acquire all of the outstanding Common Stock of Costa for $21.00 per share. The letter noted that the price set forth therein reflected the assumption of liabilities relating to the Costa defined benefit plan (estimated by Essilor to be between $16 and $22 million, assuming termination of the pension plan shortly after closing) and the resolution of known environmental liabilities (estimated by Essilor to be between $1 and $2 million) as well as potential liability exposure for indemnity claims under the CAD asset purchase agreement. The letter stated that the proposed transaction would be subject to the execution of mutually acceptable agreements and other customary conditions, including the approvals of the respective parties’ boards of directors, the receipt of any regulatory or other approvals and a customary termination provision if a superior unsolicited offer were to be accepted by Costa. The letter also included a “no shop/exclusivity” provision which would be binding on Costa for 30 days following acceptance of the proposal. This provision would, among other things, prohibit Costa from soliciting competing proposals or furnishing information to any person who might be in the process of considering such a proposal.

On that date, Mr. Whalen spoke with the representative from Company C, who said Company C may be interested in buying COG and understood that would entail a purchase of not only COG but all of Costa. Weil subsequently forwarded a confidentiality agreement to Company C to facilitate discussion between the parties following the time the agreement was executed. On that same date, a confidentiality agreement was sent to Company B.

Mr. Whalen also received an e-mail from the CEO and a call from the Chairman of Company A to discuss a possible transaction with Costa. Mr. Whalen generally discussed Costa’s status with the Chairman, who informed Mr. Whalen that he would discuss with his senior management the possibility of Company A’s interest in a transaction with Costa. There has been no contact from Company A since this time.

On September 22, 2013, Mr. Whalen discussed the Essilor indication of interest letter with Mr. Taylor. Mr. Whalen told Mr. Taylor that the Special Committee would review the proposal and respond in due course.

On September 23, 2013, Mr. Whalen was contacted by the managing director of Company C. Mr. Whalen informed him that a very credible company had expressed interest in purchasing Costa and generally discussed what Mr. Whalen believed would be an appropriate valuation range for Costa and that the valuation was above the level that the managing director, after reviewing public information, had indicated in June Company C might be willing to pay. Company C executed and returned to Costa a confidentiality agreement and subsequently was provided with a management presentation describing Costa’s business and prospects.

On September 23, 2013, a representative from D.A. Davidson had a discussion with the CFO of a company referred to herein as “Company D,” sent him a confidentiality agreement without the Costa name and described the opportunity on a no-names basis.

On September 24, 2013, Costa formally engaged D.A. Davidson to provide financial advice with respect to a potential sale of Costa and related services. D.A. Davidson had been providing financial advice to Costa prior to the time the relationship was memorialized on September 24, 2013.

Representatives of D.A. Davidson contacted in total four parties thought to be potentially interested in purchasing Costa and had discussions with these four parties and also with Company B. In the aggregate, Costa and D.A. Davidson had discussions with seven parties, including both potential strategic acquirors and private equity sponsors. In considering which companies to contact, D.A. Davidson took into account that a major industry participant, in previous conversations with C.W. Downer, indicated that it would not prioritize an acquisition of Costa due to the major industry participant’s belief that Costa had yet to prove itself on an international level unlike other brands that it was reviewing.

On September 24, 2013, Mr. Taylor called Mr. Whalen and they spoke regarding their respective views on the terms set forth in Essilor’s letter.

Also on September 24, 2013, a representative of Company C contacted Mr. Whalen and told Mr. Whalen that Company C would not pursue a transaction with Costa because Company C was not able to absorb the liabilities retained by Costa from the CAD transaction, take advantage of potential synergies or compete in a competitive bidding process. The representative of Company C informed Mr. Whalen that Company C would not be willing to pay a price in the valuation range that Mr. Whalen had previously indicated would be necessary to acquire Costa.

In addition, on that date, the Special Committee held a meeting to discuss, among other things, the status of the negotiations with Essilor, other potential transactions and Essilor’s indication of interest letter to Costa.

On September 25, 2013, a representative of D.A. Davidson spoke with the principal of a company herein referred to as “Company E,” sent him a confidentiality agreement without the Costa name and described the opportunity on a no-names basis.

Also on September 25, 2013, the Special Committee once again held a meeting to discuss Costa’s response to Essilor’s indication of interest letter and approved the drafting of a response letter.

On September 26, 2013, Company E entered into the confidentiality agreement with Costa.

Also on September 26, 2013, Mr. MacDonald, Kevin Mahoney, Costa’s CFO, and a representative from D.A. Davidson attended a meeting with the Vice President of Corporate Development, the Director of Corporate Development and the Business Development Analyst of Corporate Development for Company B. Company B

executed a confidentiality agreement with Costa at the commencement of the meeting. At the meeting, the Costa representatives gave a management presentation regarding Costa and its prospects.

On September 27, 2013, the full Board of Directors held a meeting to review Essilor’s indication of interest and approved the Special Committee’s recommended response.

Later on that date, Russell A. Boss, Chairman of Costa’s Board of Directors, sent a written response to Essilor’s written indication of interest. The response stated that the $21.00 price per share in Essilor’s indication of interest undervalued Costa and stated the reasons for this position.

On that date, Company D contacted a D.A. Davidson representative and informed that individual that Company D was not interested in pursuing a transaction with Costa due to internal strategic initiatives that made management unavailable to focus on a new transaction.

Also on that date, a D.A. Davidson representative discussed the possibility of a transaction on a no-names basis with the Vice President of Business Development of a company herein referred to as “Company G”.

In September, Costa management prepared further revised projections to reflect Costa’s recent improved financial performance. These projections were provided to Essilor on or about September 30, 2013.

On October 1, 2013, Edwards Wildman provided initial drafts of the Merger Agreement and the Shareholder Agreement to Costa and its representatives.

On October 2, 2013, a D.A. Davidson representative sent information regarding Costa to Company E. On that same day, a D.A. Davidson representative spoke to a representative of Company E, and Company E reiterated its interest in a possible transaction with Costa.

On October 3, 2013, Mr. Taylor called Mr. Whalen to respond to Costa’s September 27 letter to Essilor. Mr. Taylor reported that Essilor was unwilling to increase its initial offer price of $21.00 per share. Essilor raised concerns about the performance of the Native® brand, the assumption of significant liabilities from the CAD divestiture and the level of Costa debt and asserted that $21.00 per share provided a full and fair valuation for Costa. Mr. Taylor asked Mr. Whalen to respond with Costa’s view of an appropriate price per share, but noted that $22.00 per share was unrealistic from Essilor’s perspective.

On that same date, a D.A. Davidson representative briefly spoke with the Chief Operating Officer of a division of a company herein referred to as “Company F,” who said Company F was unable to pursue discussions regarding a transaction until later in the month due to an internal strategic reorganization.

Also on that same date, a representative of D.A. Davidson contacted and had a discussion with a representative of a company herein referred to as “Company G”. During that conversation, the Company G representative notified D.A. Davidson that it was not interested in pursuing a transaction with Costa because it did not believe Costa was large enough to be an appropriate investment for Company G.

On October 4, 2013, a D.A. Davidson representative sent a sample valuation template that highlighted the important assets and liabilities of Costa to Company E.

On October 6, 2013, the Special Committee held a meeting to discuss, among other things, the status of the negotiations with Essilor, other potential transactions and Essilor’s October 3rd communication. After discussion, the Special Committee instructed Mr. Whalen to inform Essilor that the Special Committee would favorably view a price of $21.50 per share but was not inclined to enter into an agreement to negotiate exclusively with Essilor. Mr. Whalen communicated the Special Committee’s message to Essilor.

On October 7, 2013, Mr. Taylor e-mailed Mr. Whalen and stated that Essilor could be agreeable to a per share price of $21.50 and informed Mr. Whalen that Essilor would provide an indication of interest letter agreement, which would include a “minimum cash” closing condition and a commitment by Costa to negotiate exclusively with Essilor. Subsequent to that conversation, Messrs. Whalen and Mahoney discussed with representative of Essilor the terms of a “minimum cash” closing condition that would be acceptable from Costa’s standpoint. Also, representatives of Weil and Edwards Wildman discussed the terms of the “exclusivity” provision sought by Essilor.

On the same date, a representative of Company B contacted D.A. Davidson with information about Company B and its investment strategies.

On October 9, 2013, Costa granted access to the virtual data room to representatives from Company B.

On October 11, 2013, a D.A. Davidson representative met a representative from Company E and was told that Company E was not interested in pursuing a transaction with Costa due to the valuation range being discussed.

On the same date, a D.A. Davidson representative held a conference call with Company B representatives to answer questions regarding the financial projections for Costa and a valuation overview.

On October 14, 2013, a D.A. Davidson representative further discussed the possibility of a transaction on a no-names basis with the Chief Operating Officer of Company F. Company F decided not to pursue a transaction with Costa, indicating that it was unable to devote sufficient resources to a transaction and that Costa did not overlap with Company F’s existing customer focus.

From October 14, 2013 until November 7, 2013, the legal counsel for each of Costa and Essilor exchanged numerous drafts of the Merger Agreement and worked with representatives from the parties to negotiate the terms of the transaction. The key issues of negotiation were: the terms of the “no-shop” provision (including Costa’s success in negotiating exceptions to such provision, including its ability to waive any prohibition in any existing confidentiality agreement restricting a party from privately communicating an Acquisition Proposal to Costa or its Board of Directors), the size of and circumstances under which a break-up fee would be paid by Costa and/or the reimbursement of Essilor’s transaction expenses for certain events leading to a termination of the Merger Agreement, Essilor’s liability for a breach of the agreement, covenants restricting the actions of Costa between signing the Merger Agreement and closing the transaction, the timing for certain filings with government agencies and an outside date whereby the transaction must close or become terminable by Essilor or Costa.

On October 16, 2013, Costa received a revised indication of interest letter from Essilor. The letter, which was nonbinding except for a provision regarding exclusivity and confidentiality, included a price per share of $21.50, a minimum cash closing condition and an exclusivity period that would expire on October 31, 2013, which, at Costa’s insistence, was subject to a fiduciary exception. It also stated that the proposal set forth therein was subject to the same terms and conditions as set forth in its September 20 letter.

On the same date, a representative of Company B informed representatives at D.A. Davidson that Company B continued to be interested in a transaction with Costa, but Company B would not be in a position to make a definitive decision on an offer at that time.

On October 17, 2013, the Special Committee held a meeting and, among other things, discussed the status of the negotiations with Essilor, discussed other potential transactions and, after discussion, determined to recommend to the full Board of Directors that Costa enter into the revised indication of interest letter agreement provided by Essilor on October 16, 2013. The Special Committee determined that it would recommend acceptance of the exclusivity provision requested by Essilor in light of the lack of firm indications of interest from other potential acquirors, its short duration, the success of Costa in negotiating a fiduciary exception to the exclusivity provision, and the concern that Essilor would terminate negotiations without such a provision.

On October 18, 2013, the full Board of Directors held a meeting at which the board reviewed the status of discussions with Essilor and other potentially interested parties and reviewed Essilor’s October 16 letter. Following discussion, the Board of Directors approved Costa’s execution of the letter and Essilor and Costa executed the letter agreement, which included a price per share of $21.50, a minimum cash closing condition, and a period of exclusivity until October 31, 2013 with a fiduciary exception. The Board of Directors agreed to the exclusivity provision requested by Essilor for the same reasons as recommended by the Special Committee.

On the same date, Company B’s access to the data room was revoked and all communication ended with Company B as Costa entered into a period of exclusivity with Essilor. There has been no contact from Company B since this time.

On October 22, 2013, representatives of the Boss family trusts, which hold all of the Class B Common Stock, met with representatives of D.A. Davidson and certain members of the Special Committee to discuss the process that led up to Essilor’s October 16 letter and the valuation of Costa.

On October 23, 2013, the Board of Directors held a meeting with representatives of D.A. Davidson to discuss, in detail, the standalone prospects for Costa and how the $21.50 per share price that had been proposed by Essilor compared to the multiples received in comparable transactions that had been completed involving consumer product company targets with at least a portion of their business in the optical industry. D.A. Davidson provided its view of, and the Board considered, all such information and Costa’s standalone prospects in light of the $21.50 per share price that had been proposed by Essilor.

On the same date, legal counsel for one of the Boss family trusts contacted Weil to request additional financial information.

Also on the same date, Mr. Mahoney, Ms. Tina Benik, the General Counsel of Costa, and attorneys from Weil, met with representatives from Essilor and its attorneys at the offices of Edwards Wildman in Providence, Rhode Island, to negotiate the terms of the Merger Agreement.

On October 25, 2013, Essilor requested that Costa extend the exclusivity period until November 15, 2013.

On October 26, 2013, Costa agreed to Essilor’s request to extend the exclusivity period but only until November 11, 2013, and the parties entered into a written agreement to that effect.

On October 28, 2013, the Special Committee held a meeting to discuss the request made by the legal counsel for one of the Boss family trusts for additional financial information and agreed that representatives of the trust may meet with D.A. Davidson again.

On October 30, 2013, Costa released its financial results for the fiscal quarter and the nine months ended September 28, 2013.

On November 4, 2013 until November 7, 2013, legal counsel for Costa, Essilor and each of the Boss family trusts negotiated and exchanged drafts of the Shareholder Agreement. The key point of negotiation was the termination provision of the Shareholder Agreement as it relates to the Merger Agreement. The parties agreed that the Shareholder Agreement would terminate when the Merger Agreement terminates or in the event the Board of Directors changes its recommendation that the shareholders approve the Merger Agreement and the transactions contemplated thereby.

On November 6, 2013, the Special Committee held a meeting to discuss the Merger Agreement and instructed Mr. Whalen to ask for a higher price per share from Essilor in light of recent increases in the trading price of the Class A Common Stock. After the meeting, Mr. Whalen asked Essilor to provide a higher purchase price per share for Costa.

On November 7, 2013, Mr. Taylor informed Mr. Whalen that Essilor would not increase its purchase price above $21.50 per share.

On that same date, the Special Committee held a meeting and was informed by Mr. Whalen that Essilor would not raise its price per share. Following discussion, the Special Committee agreed to recommend the Merger Agreement and the transactions contemplated thereby (including the Merger) at the price of $21.50 per share to the full Board of Directors.

Later on November 7, 2013, the Board of Directors held a meeting to consider and review the terms of the proposed Merger Agreement between Essilor, Merger Sub and Costa. Representatives of D.A. Davidson, Weil and Costa’s management were also in attendance. At the meeting, representatives of D.A. Davidson made a presentation as to their financial analyses with respect to Essilor’s proposed merger consideration of $21.50 per share in cash. D.A. Davidson then delivered to the Board of Directors its oral opinion, which was subsequently confirmed in writing, dated November 7, 2013, that as of such date, and based on and subject to the various limitations and assumptions described in the opinion, the $21.50 per share in cash to be paid to the holders of the outstanding shares of the Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders (a copy of the written opinion of D.A. Davidson is attached to this proxy statement as Annex B). The board then discussed with Costa management the proposed transaction with Essilor and Weil’s representative reviewed the terms of the proposed Merger Agreement. In addition, Weil’s representative reviewed with the board its fiduciary duties in connection with the review and, if applicable, approval of the proposed transaction with Essilor.

After careful consideration, the Board of Directors, upon the recommendation by the Special Committee, voted to adopt resolutions approving entering into the Merger Agreement and the transactions contemplated thereby (including the Merger), and determined the Merger Agreement to be advisable, fair to and in the best interests of Costa and its shareholders.

Through the night of November 7, 2013, the parties worked to finalize the terms of the Merger Agreement in accordance with the terms discussed with the Board of Directors and the parties executed and delivered the Merger Agreement, the Shareholder Agreement and certain related documents. Prior to the open of trading in the European securities markets and the NASDAQ on November 8, 2013, each of Costa and Essilor issued press releases announcing the transactions.

Reasons for the Merger; Recommendation of Our Board of Directors

Our Board of Directors, with the advice and assistance of our management and legal and financial advisors, carefully evaluated the proposed Merger, including the terms and conditions of the Merger Agreement. At a meeting held on November 7, 2013, by the unanimous vote of all directors participating in the meeting, our Board of Directors (i) determined the Merger Agreement to be advisable, fair to and in the best interests of Costa and its shareholders, (ii) approved the Merger Agreement, including the Merger and the other transactions contemplated thereby, and (iii) recommended that our shareholders approve and adopt the Merger Agreement. One director, because of his affiliation with a party that could potentially be interested in a transaction involving Costa, did not participate in the November 7th meeting or any prior meetings of the Board of Directors regarding a potential transaction.

In the course of reaching its determination, our Board of Directors considered a number of substantive factors and potential benefits of the Merger. Our Board of Directors believed that, taken as a whole, the following factors supported its decision to approve and adopt the Merger Agreement:

•	the Board’s familiarity with Costa’s business, operations, assets, properties, business strategy and competitive position and the nature of the industries in which Costa operates, industry trends, and economic and market conditions, both on a historical and on a prospective basis;

•	the financial condition and prospects of Costa, as well as the risks involved in achieving those prospects and the risks and uncertainties associated with operating Costa’s business, including:

•	risks described in Costa’s filings with the SEC;

•	Costa’s current financial plan, including the risks associated with achieving and executing upon Costa’s business plan;

•	the Board’s belief that, after consideration of potential alternatives, the Merger is expected to provide greater benefits to Costa’s shareholders than the range of possible alternatives to the sale of Costa, including continuing to operate Costa on a standalone basis;

•	the Board’s assessment, after discussions with Costa’s management and advisors, of the risks of remaining an independent company and the prospects of Costa going forward as an independent entity, including the considerable challenges, significant investment and inherent risks and uncertainties posed by Costa’s pursuing these opportunities on its own;

•	the fact that, in September 2013, Costa completed the sale of CAD, which was its historical business, and now operates on a regional basis in one segment in the competitive sunglass industry;

•	the small size of the company after the sale of CAD and the increasing cost and expense of remaining a public company with securities registered with the SEC and traded on NASDAQ;

•	the Board’s belief that if Costa were to continue on a standalone basis, certain personnel additions and succession planning would be necessary to sustain and enhance the long-term growth of the COG business;

•	the fact that following the public announcement of the completion of the sale of CAD, a number of companies contacted by Costa expressed a possible interest in the acquisition of COG and, after given the opportunity by Costa to explore such a transaction, none of such companies made any proposals to Costa;

•	the results of our pre-signing market check; specifically, the fact that Costa and D.A. Davidson contacted a number of companies that were thought to have a possible interest in a potential transaction involving Costa and none of such companies made any proposal for a transaction involving Costa;

•	the fact that the $21.50 per share merger consideration contemplated to be received by Costa’s shareholders in connection with the Merger represents a premium to historic trading prices and a multiple to Costa’s revenue from continuing operations, including a 19% premium on the volume weighted average share price over the six months prior to the announcement of the transaction and on an enterprise value basis approximately 2.8x the last twelve months’ revenue from continuing operations, respectively;

•	the existence of significant liabilities remaining with Costa as a result of the completion of the sale of CAD, including both known and contingent liabilities; specifically, a known pension liability stemming from the legacy CAD business estimated to be up to $22 million (assuming termination of the pension plan shortly after closing) and environmental liabilities estimated at $1-2 million, and potential exposure to indemnity claims in the CAD asset purchase agreement if Costa’s representations and warranties prove to be inaccurate or pursuant to other indemnity obligations set forth in that agreement;

•	the Board’s consideration that the average LTM enterprise value to EBITDA multiple for publicly traded companies in the optical industry of 12.1x as of November 7, 2013 was near its eight year high and well above the eight year average of 10.3x, and the risk that such multiples would not continue at such high levels;

•

the financial analysis presented by D.A. Davidson, as well as the oral opinion of D.A. Davidson, which was later confirmed in writing, that, as of November 7, 2013, and based upon and subject to the limitations and assumptions set forth therein, the $21.50 per share in cash to be paid to the holders of the outstanding shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders, such analysis including, but not limited to, the purchase price equaling approximately 17x projected 2013 EBITDA and approximately 2.8x the last twelve months revenue from continuing operations;

•	the fact that the form of consideration to be paid to holders of shares in the Merger is cash, which will provide certainty of value and immediate liquidity to Costa’s shareholders;

•	the Board’s review, with Costa’s advisors, of the structure of the Merger, and the financial and other terms of the Merger Agreement. In particular, the Board of Directors considered the following specific aspects of the Merger Agreement, among others:

•	the ability of the Board of Directors to withdraw or modify its recommendation of the Merger upon the occurrence of a material development or change that impacts Costa that was neither known to, nor reasonably foreseeable by, the Board of Directors or management of Costa or its subsidiary as of or prior to the date of the Merger Agreement or upon receipt of a Superior Proposal (as such term is defined in the Merger Agreement and described in the section of this proxy statement entitled “Terms of the Merger Agreement—No Solicitation of Alternative Transactions; Change in Board Recommendation”) in each case, if the failure to take such action would be inconsistent with the directors’ fiduciary duties;

•	the circumstances under which the termination fee is payable by Costa to Essilor and the size of such termination fee, which the Board of Directors views as reasonable in light of the size and benefits of the Merger and not preclusive of a Superior Proposal, if one were to emerge;

•	Costa’s ability to engage in negotiations with, and provide information to, a third party that makes an unsolicited written Acquisition Proposal, if the Board of Directors determines in good faith, after consultation with its outside legal and financial advisors, that such proposal constitutes or could reasonably be expected to result in a Superior Proposal, if the failure to take such action would be inconsistent with the directors’ fiduciary duties;

•	the fact that there are no financing conditions to the obligations of Essilor and Merger Sub to complete the Merger;

•	the requirement that Costa obtain shareholder approval as a condition to completion of the Merger;

•	the size and prominence of Essilor in the optical industry and the fact that at the present time it had a strategic need that would be satisfied by the acquisition of Costa; and

•	the fact that a Special Committee of the Board considered and reviewed the terms of the Merger Agreement, evaluated the Merger independently from Costa’s management and recommended the Merger to the Board of Directors.

In addition, the Board of Directors was aware of and considered the interests that certain individuals, including our directors and executive officers, may have with respect to the Merger that may differ from, or may be in addition to, their interests as shareholders of Costa, as described in the section of this proxy statement entitled “—Interests of Our Directors and Executive Officers in the Merger.”

Our Board of Directors also considered potential risks or negative factors relating to the Merger, including but not limited to the following:

•	the risks and contingencies relating to the announcement and pendency of the Merger and the risks and costs to Costa if the Merger does not close or such closing is not timely, including the effect of an announcement of termination of the transaction on the trading price of our Class A Common Stock, operating results and our relationships with customers, suppliers and employees;

•	our ability to attract and retain key personnel and the risk of diverting management focus and employee resources from operational matters during the pendency of the Merger;

•	the possible disruption to Costa’s business that may result from the announcement of the Merger;

•	the risks associated with various provisions of the Merger Agreement, including:

•	the fact that the Merger Agreement contains certain limitations (subject to Essilor’s consent) regarding the operation of Costa’s business during the period between the signing of the Merger Agreement and completion of the Merger;

•	the requirement that Costa must pay to Essilor a termination fee of $8,965,500 if the Merger Agreement is terminated under certain circumstances, which might discourage other parties potentially interested in an acquisition of, or combination with, Costa from pursuing that opportunity; and

•	the fact that if the Merger is consummated, Costa will no longer exist as an independent company and Costa’s shareholders will no longer participate in the company’s future earnings and growth.

The foregoing discussion summarizes the material factors considered by the Board of Directors in its consideration of the Merger. In view of the wide variety of factors considered by the Board of Directors, and the complexity of these matters, the Board of Directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Board of Directors may have assigned different weights to various factors. Our Board of Directors concluded that the potentially negative factors associated with the Merger Agreement were substantially outweighed by the opportunity for Costa’s shareholders to realize a premium for all of their shares of Common Stock and to monetize their investment in Costa. Accordingly, by unanimous vote of all directors present, our Board of Directors authorized the execution and delivery of the Merger Agreement, determined the Merger Agreement to be advisable, fair to and in the best interests of Costa and its shareholders, approved the Merger Agreement, including the Merger and the other transactions contemplated thereby, and recommended that Costa’s shareholders approve and adopt the Merger Agreement.

Opinion of Our Financial Advisor

D.A. Davidson was retained by Costa and its Board of Directors to provide Costa with financial advisory services in connection with a potential offer from Essilor and any other proposals that might be received by Costa with respect to an acquisition, merger or other similar transaction (the “Transaction”). The Board of Directors selected D.A. Davidson to act as its financial advisor based on D.A. Davidson’s knowledge of Costa and the industries in which Costa operates as well as D.A. Davidson’s experience in providing financial advisory services. D.A. Davidson is a nationally recognized investment banking firm with specific experience and expertise in advising clients in the consumer products industry.

At the meeting of Costa’s Board of Directors on November 7, 2013, D.A. Davidson rendered its oral opinion, subsequently confirmed in writing (the “Opinion”), that as of November 7, 2013 and based upon and subject to the assumptions, qualifications, and limitations set forth in the Opinion, the consideration to be received by the holders of shares of the Class A Common Stock and the Class B Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written Opinion, dated as of November 7, 2013, is attached to this proxy statement as Annex B. The Opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by D.A. Davidson in rendering its Opinion. You are encouraged to read the entire Opinion carefully and in its entirety. The Opinion is directed to Costa’s Board of Directors and addresses only the fairness, from a financial point of view, of the consideration to be received by the holders of the Common Stock pursuant to the Merger Agreement as of the date of the Opinion and based on the assumptions, qualifications and limitations set forth in the Opinion. The Opinion does not address any other aspects of the transactions contemplated by the Merger Agreement and no opinion or view was expressed as to the relative merits of the transaction in comparison to other strategies or transactions that might be available to Costa or in which Costa might engage or as to the underlying business decision of Costa to proceed with the Merger. In addition, the Opinion, and the other views and analysis of D.A. Davidson referenced throughout this proxy statement, do not constitute a recommendation to any holder of the Common Stock as to how to vote or act at the special meeting. The summary of the Opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Opinion.

In connection with rendering its Opinion and performing its related financial analyses, D.A. Davidson has, among other things:

•	reviewed a draft of the Merger Agreement dated November 6, 2013;

•	reviewed certain publicly available financial statements and other business and financial information of Costa, including the periodic reports filed by Costa with the SEC;

•	reviewed certain internal financial statements and other financial and operating data concerning Costa, prepared by Costa’s management;

•	reviewed certain financial projections prepared by Costa’s management;

•	discussed the past and current operations and financial condition and the prospects of Costa with Costa’s senior executives;

•	reviewed the reported prices and trading activity for shares of the Class A Common Stock;

•	compared Costa’s financial performance and prices and trading activity of the Class A Common Stock with that of certain other publicly traded companies comparable to Costa; and

•	performed such other analyses, reviewed such other information and considered such other factors as D.A. Davidson deemed appropriate.

In arriving at its Opinion, D.A. Davidson assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to D.A. Davidson by Costa for the purposes of the Opinion. With respect to the financial forecasts supplied to or discussed with D.A. Davidson, D.A. Davidson assumed such forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Costa’s future financial performance.

In addition, D.A. Davidson assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement with no waiver, delay or amendment of any terms or conditions, and that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by D.A. Davidson. D.A. Davidson is not a legal, regulatory, accounting or tax expert and assumed the accuracy and veracity of assessments by such advisors to Costa with respect to such issues. D.A. Davidson has also assumed that in connection with the receipt of all the necessary governmental, regulatory and other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the Merger. D.A. Davidson has also relied upon, without independent verification, the assessment by Costa’s management of (1) the timing and risks associated with the Merger and (2) the validity of, and risks associated with, Costa’s existing and future technologies, intellectual property, products, services and business models. D.A. Davidson expresses no view or opinion as to the fairness of the amount of, or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Merger, or class of such persons, relative to the consideration or otherwise. In addition, D.A. Davidson expresses no opinion as to the relative fairness of the merger consideration to holders of the different classes of Common Stock. D.A. Davidson has not made any independent valuation or appraisal of Costa’s assets or liabilities, nor has D.A. Davidson been furnished with any such appraisals. The Opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to D.A. Davidson as of, November 7, 2013. Events occurring after such date may affect the Opinion and the assumptions used in preparing it, and D.A. Davidson did not assume any obligation to update, revise or reaffirm its Opinion. D.A. Davidson does not express any opinion as to the price at which the shares of the Class A Common Stock may trade at any time subsequent to the announcement of the Merger.

D.A. Davidson is a nationally recognized investment banking and advisory firm. D.A. Davidson, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of D.A. Davidson’s trading and brokerage activities, D.A. Davidson or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or for the account of customers in the equity and other securities of Costa, Essilor or their affiliates, commodities or currencies involved in the Merger. In addition to the services it has provided to Costa in connection with the Merger, during the past two years, D.A. Davidson and its affiliates have provided other services to Costa and its affiliates, including in connection with the CAD sale, and D.A. Davidson has received fees from Costa for rendering such services. During the past two years, D.A. Davidson has not provided any services to Essilor or any of its affiliates.

Under the terms of its engagement letter, D.A. Davidson provided Costa’s Board of Directors and Costa with financial advisory services and a financial opinion in connection with the Merger, described in this section and attached hereto as Annex B, and Costa has agreed to pay D.A. Davidson a fee of approximately $1.2 million for its services, $50,000 of which was paid as a non-refundable retainer fee, $150,000 of which has been earned but not yet paid upon the presentation of the market check findings to Costa, $700,000 of which has been earned but not yet paid upon the rendering of the Opinion to Costa (and the payment of which is not conditioned upon the substance of the Opinion or the consummation of the Transaction), and the remainder of which (approximately $300,000) is contingent upon the consummation of the Transaction. Costa has also agreed to reimburse D.A. Davidson for certain of its expenses, including attorneys’ fees, incurred in connection with its engagement. In addition, Costa has agreed to indemnify D.A. Davidson and any of its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling D.A. Davidson or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of its engagement and any related transactions.

Market Check Activities of D.A. Davidson

In addition to the services detailed above, D.A. Davidson was retained to serve as Costa’s exclusive financial advisor with respect to the Merger. D.A. Davidson was authorized by Costa’s Board of Directors to solicit, and did solicit, interest from other parties with respect to an acquisition, business combination or other transaction involving Costa or any of its assets. D.A. Davidson negotiated with said parties with respect to the possible acquisition of Costa or certain of its constituent businesses. See the section captioned “—Background of the Merger” beginning on page 26 of this proxy statement.

Summary of Financial Analyses

The following is a brief summary of the material analyses performed by D.A. Davidson in connection with its oral opinion and the preparation of its written opinion letter dated November 7, 2013. The following summary is not a complete description of the Opinion or the financial analyses performed and factors considered by D.A. Davidson in connection with the Opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by D.A. Davidson, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Enterprise Value Calculation

D.A. Davidson calculated an equity purchase price of $297.4 million based on a share price of $21.50, which is the merger consideration, and fully diluted share count of approximately 13.8 million shares (as of September 29, 2013) calculated under the treasury method (11.4 million shares of the Class A Common Stock plus 1.8 million shares of the Class B Common Stock plus 0.6 million of net shares of the Class A Common Stock upon the exercise of outstanding stock options to purchase shares of the Class A Common Stock). D.A. Davidson, with input from Costa’s management, subtracted the estimated cash balance of $64.2 million, and added debt obligations consisting of the line of credit of $15.0 million, estimated pension plan termination value of $21.0 million, and miscellaneous compensation liabilities of $3.6 million for a total enterprise value for Costa of $272.7 million.

Comparable Company Analysis

D.A. Davidson performed a comparable company analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. In the process, D.A. Davidson reviewed and compared the financial and operating performance of Costa with certain publicly available information of selected eyewear and sunglass companies. These companies included the following:

•	Essilor International SA

•	Kering SA

•	Luxottica Group SpA

•	Safilo Group SpA

D.A. Davidson chose the selected comparable companies for the purposes of this analysis utilizing its professional judgment and experience, taking into account several factors, including, among other things, the size of Costa and the selected companies, the operational and financial characteristics of Costa compared with the selected companies, the competitive landscape in which Costa and the selected companies operate, the product offerings of Costa and the selected companies, and positive last twelve-month (“LTM”) earnings for the selected companies. Although none of the selected public companies is directly comparable to Costa, the companies included were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar in certain respects to Costa’s business.

For each selected company, D.A. Davidson used actual publicly reported results for the most recently reported LTM period and Wall Street research consensus estimates for calendar year ending 2014. Of note, Costa operates on a 52/53 week fiscal year, ending on the last Saturday closest to December 31. D.A. Davidson calculated enterprise value (which we refer to as “EV” in this proxy statement) to revenue, “EV/Revenue”, to adjusted earnings before interest, taxes, depreciation and amortization, which we refer to in this proxy statement as “EBITDA”, and such ratio, “EV/EBITDA”, and the price to earnings ratio, which we refer to in this proxy statement as the “P/E” ratio.

D.A. Davidson adjusted the EBITDA and earnings of the comparable companies by altering for certain non-recurring and non-cash charges as well as for stock based compensation expenses.

Based upon D.A. Davidson’s professional judgment and experience, and taking into account the analysis of comparable companies described above, D.A. Davidson derived a range of implied enterprise values for Costa of between $103.9 million and $344.8 million. D.A. Davidson noted that the enterprise value of Costa of $272.7 million based on the merger consideration of $21.50 per share is within the resulting implied ranges derived from the comparable company analysis conducted by D.A. Davidson.

The following table presents the ranges of multiples and implied enterprise values calculated by D.A. Davidson based upon the trading comparables, with the implied enterprise value ranges calculated based on plus or minus 25% from the respective median multiple. For purposes of the following table, “CY” means calendar year.

	Proposed Transaction Multiples	Selected Methodology Valuation Multiples Range				Implied Enterprise Value Range
		Minimum	Median	Mean	Maximum
EV / LTM Revenue	2.8x	1.0x	2.7x	2.5x	3.4x	$199.1	$331.8
EV / CY 2014 Revenue	2.4x	0.9x	2.4x	2.2x	2.9x	$206.9	$344.8
EV / LTM EBITDA	17.0x	8.7x	12.7x	12.1x	14.2x	$152.7	$254.4
EV / CY 2014 EBITDA	12.4x	7.4x	11.4x	10.8x	13.1x	$187.6	$312.7
Price / LTM EPS	64.6x	15.9x	30.1x	28.5x	37.9x	$103.9	$173.2
Price / CY 2014 EPS	27.3x	14.5x	20.1x	19.8x	24.4x	$164.4	$274.0

Comparable Precedent Transaction Analysis

D.A. Davidson reviewed publicly available information relating to the following selected transactions involving consumer product company targets with at least a portion of their business in the eyewear and sunglass industry that were completed since 2003. D.A. Davidson calculated the implied EV/Revenue and the EV/EBITDA multiples of each target company for the LTM period prior to the announcement of the relevant transaction and then calculated medians for the transactions. The results of these calculations are set forth in the table below.

Date Announced	Target	Buyer	EV / LTM Revenue	EV / LTM EBITDA
7/29/2013	Transitions Optical / Intercast Europe S.R.L.	Essilor International SA	4.0x	12.5x
11/17/2011	StyleMark GmbH, Polaroid Eyewear	Safilo Group S.p.A.	1.4x	10.0x
12/16/2009	FGX International Holdings Limited	Essilor International SA	2.2x	9.4x
8/14/2008	Marchon Eyewear, Inc.	Vision Service Plan Inc.	1.4x	NA
3/14/2008	Native Eyewear, Inc.	A.T. Cross Company (aka:Costa Inc.)	1.7x	7.8x
1/15/2008	Electric Visual Evolution, LLC	VOLCOM, Inc.	2.3x	29.1x
6/20/2007	Oakley, Inc.	Luxottica Group SpA	2.7x	17.1x
5/16/2007	Bausch & Lomb Incorporated	Warburg Pincus LLC	1.9x	16.7x
12/22/2006	Rodenstock GmbH	Bridgepoint Advisers Limited	1.2x	NA
5/10/2005	F2L	Alain Afflelou S.A.	0.8x	NA
12/5/2004	Sola International Inc.	Carl Zeiss Vision Holding GmbH	1.6x	9.0x
5/30/2003	U.S. Vision, Inc.	Palisade Concentrated Equity Partnership, L.P.	0.5x	12.5x
4/22/2003	Costa Del Mar Sunglasses, Inc.	A.T. Cross Company (aka:Costa Inc.)	0.9x	9.0x

Median			1.6x	11.3x
Mean			1.7x	13.3x

D.A. Davidson chose the selected transactions for purposes of this analysis based on its professional judgment and experience. No transaction reviewed was directly comparable to the proposed transaction. Accordingly, this analysis involved complex considerations and judgments concerning differences in financial and operating characteristics of Costa relative to the targets in the selected transactions and other factors that would affect the acquisition values in the selected precedent transactions.

Based on D.A. Davidson’s professional judgment taking into account the median EV/LTM Revenue multiple of 1.6x and EV/LTM EBITDA multiple of 11.3x referenced above, and the differences between Costa’s business and the businesses of the target companies in the selected precedent transactions, D.A. Davidson derived a range of implied enterprise values of between $118.1 million and $225.0 million based on plus and minus 25% from the median multiple. D.A. Davidson noted that the enterprise value of Costa of $272.7 million based on the merger consideration of $21.50 per share considerably exceeds the implied enterprise value range derived from the selected precedent transaction analysis conducted by D.A. Davidson.

	Proposed Transaction Multiples	Selected Methodology Valuation Multiples Range				Implied Enterprise Value Range
		Minimum	Median	Mean	Maximum
EV / LTM Revenue	2.8x	0.5x	1.6x	1.7x	4.0x	$118.1	$196.8
EV / LTM EBITDA	17.0x	7.8x	11.3x	13.3x	29.1x	$135.0	$225.0

Discounted Cash Flow Analysis

D.A. Davidson performed a discounted cash flow analysis to produce a range for the implied present enterprise value of Costa assuming Costa continued to operate as an independent entity. The valuation range was determined by adding (i) the net present value of the unlevered free cash flows for the last quarter of fiscal year 2013 and the fiscal years ending 2014 through 2017 and (ii) the present value of the terminal value of Costa as of the fiscal year ending 2017. D.A. Davidson’s analysis used the financial projections provided by Costa’s management for the final three months of the fiscal year ending 2013 and the fiscal years ending 2014 through 2017 (see the section captioned “—Certain Projections Prepared by Costa’s Management” beginning on page 46 of this proxy statement). Of note, Costa operates on a 52/53 week fiscal year, ending on the last Saturday closest to December 31. For purposes of D.A. Davidson’s analysis, unlevered free cash flow, a non-GAAP metric used to measure operating performance, was calculated as Adjusted EBITDA (which includes adjustments for non-cash charges and stock based compensation), less taxes (which assumes a 38.5% tax rate, except with respect to Q4 2013E, which assumes a 37.0% tax rate, per guidance from Costa), less capital expenditures, less changes in working capital. D.A. Davidson estimated the range for the implied present enterprise value of Costa by using the following assumptions, which D.A. Davidson selected based on its professional judgment: (i) a range of terminal multiples applied to projected 2017 Adjusted EBITDA of 10.0x to 12.0x, (ii) a range of discount rates of 10.5% to 16.5% taking into account Costa’s current cost of debt and the capital asset pricing model. In order to determine the ranges of discount rates to use, D.A. Davidson first prepared estimates of Costa’s weighted average cost of capital, which is referred to as “WACC” in this proxy statement. This calculation resulted in an estimated WACC of 13.5%, which, in the exercise of its professional judgment, D.A. Davidson used as a midpoint in selecting a range of discount rates. The discounted cash flow analysis resulted in a range for the implied enterprise value of between $215.8 million and $314.8 million. D.A. Davidson noted that the enterprise value of Costa of $272.7 million based on the merger consideration of $21.50 per share is within the implied enterprise value derived from the discounted cash flow analysis conducted by D.A. Davidson. Please see the below table for the calculation of unlevered free cash flows of Costa.

	Projected Results
	Q4 2013E	FY 2014E	FY 2015E	FY 2016E	FY 2017E
Operating Income	$1.5	$16.5	$20.8	$25.6	$31.4
Plus: Depreciation and Amortization	0.5	2.1	2.3	2.4	2.5
Plus: Pension Plan Expense Addback	0.3	1.2	1.2	1.2	1.2
Plus: Non-Cash Stock Compensation	1.2	2.1	1.5	1.0	1.0
Adjusted EBITDA	$3.5	$21.9	$25.8	$30.2	$36.1
Less: Depreciation and Amortization	(0.5)	(2.1)	(2.3)	(2.4)	(2.5)

EBIT	3.0	19.8	23.5	27.8	33.6
Less: Taxes	(1.1)	(7.6)	(9.0)	(10.7)	(13.0)

Tax-effected EBIT	1.9	12.2	14.4	17.1	20.7
Plus: Depreciation and Amortization	0.5	2.1	2.3	2.4	2.5
Less: Capital Expenditures	(0.6)	(3.2)	(4.2)	(3.7)	(3.7)
(Increase) / Decrease in Working Capital	0.0	(4.1)	(4.4)	(5.0)	(6.2)

Unlevered Free Cash Flow	$1.7	$7.0	$8.2	$10.8	$13.4

Leveraged Buyout Analysis

D.A. Davidson also analyzed Costa from the perspective of a potential purchaser that would effect a leveraged buyout of Costa using a debt capital structure. Based on its experience, D.A. Davidson assumed that a financial purchaser would seek an internal rate of return ranging from 21% to 24% over a four-year time period, and that such a purchaser would assume that it would be able to monetize its investment in Costa in 2017 at an enterprise value that represented a multiple of 11.0x forecasted 2017 Adjusted EBITDA. Additionally, D.A. Davidson assumed a total leverage value of 4.0x Adjusted LTM EBITDA.

Based on these assumptions, D.A. Davidson derived a current enterprise valuation range of between $182.7 million and $225.9 million. D.A. Davidson noted that the enterprise value of Costa of $272.7 million based on the merger consideration of $21.50 per share is above the resulting implied ranges derived from the leveraged buyout analysis conducted by D.A. Davidson.

In addition to the above valuation methodologies, D.A. Davidson considered the following analyses:

Historical Share Price Analysis

D.A. Davidson reviewed the historical price performance and average closing prices of the shares of Class A Common Stock and noted that the 52-week trading range for shares of Costa’s Class A Common Stock was between $8.38 and $22.62 per share, as compared to the merger consideration of $21.50 per share to be paid to the holders of the Common Stock pursuant to the Merger Agreement. D.A. Davidson noted that 0.34%, or 21,639 shares of the total 52-week volume of 6,443,170 shares of Class A Common Stock, had traded above $21.50 per share. In addition, please see the below table for the volume weighted average price for Costa shares for intervals over the six months prior to announcement of the Merger.

Date Range	Volume Weighted Average Share Price	Premium over Merger Consideration ($21.50)
2 Months Prior	$19.45	10.5%
4 Months Prior	$19.24	11.7%
6 Months Prior	$18.04	19.2%

Premium Paid Analysis

D.A. Davidson also performed an analysis of the premium proposed to be paid in the Merger based upon the premiums paid in precedent transactions over the last 10 years with consideration paid in cash for 100% of the target company with between $50 million and $1.0 billion public equity value. In addition, in order to be more comparable to Costa, D.A. Davidson chose transactions in the consumer discretionary and consumer staples industries where the target had average 30-day daily trading volume at or below 50,000 shares. D.A. Davidson calculated the premium per share paid by the acquirer for each respective transaction, reviewing a total of 56 deals, and compared the closing share price of the target 1 day, 1 week, 1 month, and 3 months prior to the announcement of the respective transaction.

Based on the analysis, the 1 day, 1 week, 1 month and 3 month premiums proposed to be paid in the Merger (based on the merger consideration of $21.50 per share) fall into the following percentiles of those paid in precedent transactions. As reflected below, the 1 day and 1 week premiums fall within the 10th and 25th percentiles and the 1 month and 3 month premiums fall within the 25th and 50th percentiles of premiums paid in precedent transactions.

Premium Period	Costa Implied per Share Premium	Precedent Transaction Premium Percentiles
		10%	25%	50%	75%	100%
1 Day Prior	7.6%	0.8%	8.5%	18.1%	29.5%	81.0%
1 Week Prior	6.9%	2.4%	10.3%	19.4%	29.8%	83.8%
1 Month Prior	17.9%	2.4%	11.5%	24.7%	38.0%	110.1%
3 Months Prior	9.9%	-3.9%	8.2%	28.5%	44.2%	164.4%

General

D.A. Davidson performed a variety of financial and comparative analyses for purposes of rendering its Opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its Opinion, D.A. Davidson considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. D.A. Davidson believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and Opinion. In addition, D.A. Davidson may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be D.A. Davidson’s view of the actual value of Costa. In performing its analyses, D.A. Davidson made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of Costa. Any estimates contained in D.A. Davidson’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

D.A. Davidson conducted the analyses described above solely as part of its analysis of the fairness of the consideration to be paid pursuant to the Merger Agreement to holders of shares of Common Stock only from a financial point of view to such holders and in connection with the delivery of the Opinion to Costa’s Board of Directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of the Class A Common Stock might actually trade.

The consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was determined through arm’s length negotiations between Costa and Essilor and was approved by Costa’s Board of Directors. D.A. Davidson provided advice to Costa and the Board of Directors during its negotiations with Essilor. D.A. Davidson did not, however, recommend any specific merger consideration to Costa, its Board of Directors or the Special Committee of its Board of Directors or that any specific merger consideration constituted the only appropriate consideration for the Merger.

In addition, the Opinion and D.A. Davidson’s presentation to Costa’s Board of Directors were some of the many factors taken into consideration by the Board of Directors in deciding to approve and adopt the Merger Agreement. Consequently, the analyses described above, and the other views and analyses of D.A. Davidson referenced throughout this proxy statement, should not be viewed as determinative of the opinion of the Board of Directors with respect to the merger consideration or of whether the Board of Directors would have been willing to agree to different merger consideration. The foregoing summary describes the material analyses performed by D.A. Davidson, but does not purport to be a complete description of the analyses performed by D.A. Davidson.

D.A. Davidson’s Opinion was approved by a committee of D.A. Davidson professionals in accordance with its customary practice prior to the presentation.

Certain Projections Prepared by Costa’s Management

In the course of the process resulting in the Merger Agreement, Costa’s management prepared certain non-public, internal financial forecasts, which, in the view of management, were prepared on a reasonable basis and, at the time of their preparation, reflected the best available estimates and judgments, and presented, to the best of management’s knowledge and belief, the expected courses of action and the expected future results of operations of Costa. These financial forecasts were revised by management during the process as described in the section captioned “—Background of the Merger” beginning on page 26 of this proxy statement to reflect Costa’s improved performance. The latest set of financial forecasts prior to the signing of the Merger Agreement was prepared by management in September 2013 and is referred to herein as the “September forecasts.”

The September forecasts (and/or in respect of certain portions of earlier versions thereof) were made available to Essilor and certain other parties that had executed confidentiality agreements during the course of

Costa’s exploratory process in connection with their respective due diligence review of Costa. The September forecasts were also (i) provided to D.A. Davidson for use in connection with D.A. Davidson’s advisory services to Costa, including in connection with the financial analyses summarized above under “—Opinion of Our Financial Advisor” beginning on page 39 of this proxy statement, and (ii) reviewed by the Board of Directors in considering the Merger as further described under “—Background of the Merger.”

Costa advised the recipients of the projections that its internal financial forecasts upon which the projections were based are subjective in many respects. The projections reflect various assumptions and estimates of Costa’s management made in good faith including, without limitation, with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties beyond Costa’s control. As a result, there can be no assurance that the projections will be realized or that actual results will not be significantly higher or lower than projected. In addition, it should be noted that the projections were prepared by Costa’s management on specific dates, and that, accordingly, the projections do not take into account any circumstances or events occurring after such date and do not give effect to the transactions contemplated by the Merger Agreement (including any limitations imposed under the Merger Agreement on the ability of Costa to engage in certain specified transactions or activities without Essilor’s prior consent). Further the projections do not take into account fees and expenses related to the Merger or the effect of any failure of the Merger to be consummated and should not be viewed as accurate or continuing in that context. Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the projections set forth below.

The projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections, or GAAP. The projected financial information included herein has been prepared by, and is the responsibility of, Costa’s management. Costa cautions you that the internal financial projections are speculative in nature and based upon subjective decisions and assumptions. The summary of the financial forecasts is not included in this document in order to influence your decision whether to vote in favor of the proposal to approve and adopt the Merger Agreement, including the Merger and the other transactions contemplated thereby, or any of the other proposals to be voted on at the special meeting, but because these projections were provided by Costa’s management to certain interested third-parties, including Essilor, as well as the Board of Directors and D.A. Davidson in contemplation of a potential transaction.

In addition, the projections were not prepared with the assistance of, or reviewed, compiled or examined by, our independent accountants, Deloitte & Touche LLP. Costa’s independent registered public accounting firm has not examined or compiled any of the accompanying projected financial information, and accordingly, Costa’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. The report of Costa’s independent registered public accounting firm included in Costa’s Annual Report on Form 10-K only relates to Costa’s historical consolidated financial statements and notes thereto. It does not extend to the projected financial information and it should not be read to do so.

For the foregoing reasons, these financial projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Costa’s or Essilor’s management. The September projections set forth below should be evaluated in conjunction with the historical consolidated financial statements and other information regarding Costa contained in Costa’s public filings with the SEC. Important factors that may affect actual results and cause these financial projections not to be achieved include, but are not limited to, risks and uncertainties relating to Costa’s business, including general business and economic conditions and other risk factors described under the section captioned “Risk Factors” in Costa’s Annual Report on Form 10-K for the year ended December 29, 2012. For additional information on factors that may cause Costa’s future financial results to materially vary from those projected below, see the section captioned “Cautionary Statement Concerning Forward-Looking Information” beginning on page 18 of this proxy statement. In addition, because the projections cover multiple future years, such information by its nature is less reliable in predicting each successive year. The financial projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these financial projections. Accordingly, there can be no assurance that the financial projections described below will be realized or that actual results will not be significantly higher or lower than projected.

The inclusion of the September projections in this proxy statement should not be regarded as an indication that any of Costa, Essilor or their respective affiliates, advisors or representatives considered these financial projections to be predictive of actual future events, and the financial projections should not be relied upon as such. None of Costa, Essilor or their respective affiliates, advisors, officers, employees, directors or representatives can give you any assurance that actual results will not differ from these financial projections, and none of them undertakes any obligation to update or otherwise revise or reconcile these internal financial projections to reflect circumstances existing after the date the financial projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

None of Costa or its affiliates, advisors, officers, employees, directors or representatives has made or makes any representation to any shareholder or other person regarding Costa’s ultimate performance compared to the information contained in the September projections or that projected results will be achieved. Costa has made no representation to Essilor, in the Merger Agreement or otherwise, concerning these financial projections. Since the date of the projections, Costa has made publicly available its actual results of operations for the quarter ended September 28, 2013. You should review Costa’s Current Report on Form 8-K, filed November 5, 2013, and Quarterly Report on Form 10-Q for the quarter ended September 28, 2013, filed on November 7, 2013, to obtain this information. See the section captioned “Where You Can Find More Information” beginning on page 85 of this proxy statement.

Summary of Certain Projections

The September projections included the following information (figures presented below may not be exactly reconcilable due to rounding):

	FY 2013 Projected	FY 2014 Projected	FY 2015 Projected	FY 2016 Projected	FY 2017 Projected
	$ (in thousands)
Net Sales	100,000	114,000	130,000	148,500	169,000
Gross Margin	59,300	67,600	77,100	88,400	100,555
Total Operating Expenses	48,932	51,100	56,320	62,844	69,126
Operating Income	10,368	16,500	20,780	25,556	31,429
Other Income (Expense)	(649)	1,205	1,229	1,254	1,279
Pretax Income	9,719	17,705	22,009	26,810	32,707
Tax	3,596	6,816	8,474	10,322	12,592
Consolidated EBITDA	12,278	18,610	23,090	27,966	33,939
Corporate Costs	6,632	3,990	4,110	4,234	4,361
Pro Forma COG EBITDA	18,900	22,600	27,200	32,200	38,300
Non-Cash Stock Compensation—COG	1,600	2,100	1,500	1,000	1,000
Non-Cash Stock Compensation—Corporate	3,253	—	—	—	—
Adjusted Consolidated EBITDA	17,131	20,710	24,590	28,966	34,939
Adjusted Pro Forma COG EBITDA	20,500	24,700	28,700	33,200	39,300

	FY 2013 Projected	FY 2014 Projected	FY 2015 Projected	FY 2016 Projected	FY 2017 Projected
	$ (in thousands)
Cash	53,098	66,657	76,246	87,046	100,328
Other Current assets	31,152	35,530	40,455	45,938	52,116
Total Current Assets	84,250	102,187	116,701	132,984	152,444
Net Property, Plant and Equipment	3,972	4,877	6,582	7,687	8,692
Other Assets	26,571	25,221	23,871	22,521	20,871
TOTAL ASSETS	114,793	132,285	147,154	163,192	182,307
Total Current Liabilities	14,658	14,946	15,446	15,946	15,946
Long-Term Liabilities	17,759	15,859	13,909	11,959	9,959
Total Shareholders’ Equity	99,885	116,989	131,308	146,796	165,911

Costa does not intend to, and expressly disclaims any responsibility to, update or otherwise revise these projections to reflect circumstances or events existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of projections become inaccurate or any of the assumptions underlying the projections are shown to be in error or no longer appropriate (even in the short term), whether to reflect circumstances existing before or after the projections were prepared.

Purposes and Effects of the Merger; Merger Consideration

The principal purpose of the Merger is to enable Essilor to acquire all of our shares of Common Stock and to provide our shareholders with the opportunity to receive the cash payment provided for in the Merger Agreement for all of their shares of Common Stock. The acquisition will be accomplished by a merger of Merger Sub with and into Costa, with Costa continuing as the surviving corporation and as an indirect wholly-owned subsidiary of Essilor (the “Merger”). If the Merger is completed, each share of Class A Common Stock and Class B Common Stock (other than shares owned by Costa (or held in Costa’s treasury), Essilor or Merger Sub or any of their direct or indirect wholly-owned subsidiaries) will be converted into the right to receive $21.50 in cash, without interest and less any applicable withholding taxes. If you are a shareholder of record, you will receive the per share amount after you remit your certificate(s) evidencing your shares of Common Stock in accordance with the instructions contained in a letter of transmittal to be sent to you by the paying agent appointed by Essilor promptly after completion of the Merger (or if you hold your shares in book-entry form—that is, without a share certificate—you may surrender your shares by following the instructions for book-entry form shareholders in the letter of transmittal), together with the properly completed and signed letter of transmittal and any other documentation required to be completed pursuant to the written instructions. If your shares of Common Stock are held in “street name” through a bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to how to surrender your “street name” shares and receive cash for those shares.

At the effective time of the Merger, all unvested outstanding options to acquire shares of the Class A Common Stock granted pursuant to the Company Stock Plans will become fully vested and each outstanding option will be cancelled, and the holder of such option will be entitled to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of the Class A Common Stock previously subject to such option immediately prior to the effective time of the Merger and (2) the excess, if any, of $21.50 over the per-share exercise price for the Class A Common Stock subject to such option.

At the effective time of the Merger, each unvested outstanding restricted stock award granted pursuant to the Company Stock Plans will become fully vested and each outstanding restricted stock award will be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of Class A Common Stock subject to such restricted stock award and (2) $21.50.

Consummation of the Merger will terminate all interests in the shares of our Common Stock held by our shareholders in exchange for $21.50 per share in cash, without interest and less any applicable withholding taxes.

Effects of the Merger Not Being Completed

If the Merger is not completed for any reason, our shareholders and holders of stock options and restricted stock awards will not receive any payment from Essilor for their shares of Common Stock, stock options or restricted stock awards. Instead, we will remain a public company and our shares of Class A Common Stock will continue to be listed on NASDAQ. If the Merger is not completed, we expect to continue to conduct our business in a manner similar to how it is presently conducted. In such event, the value of our shares of Common Stock would continue to be subject to various risks and opportunities, including the factors described in our past filings with the SEC.

If the Merger is not completed, our shares of Class A Common Stock may trade at or above pre-announcement levels or below due to adverse market reaction. If the Merger is not completed, there can be no assurance that any other transaction similar to the Merger would be available to us in the future. Even if such a transaction were available, there can be no assurance that such transaction would be acceptable to our Board of Directors and would offer our shareholders the opportunity to receive a cash payment for their shares of Common Stock at a premium over the recent market prices at which the shares of Common Stock traded before the public announcement of any such transaction.

Finally, if the Merger Agreement is terminated under certain circumstances, we may be obligated to pay to Essilor a termination fee of $8,965,500 or reimburse it for its expenses incurred in connection with the Merger Agreement. See the section captioned “Terms of the Merger Agreement—Termination Fee; Reimbursement of Certain Expenses.”

Delisting and Deregistration of Our Common Stock

Our shares of Class A Common Stock are registered as a class of equity securities under the Exchange Act and are quoted on NASDAQ under the symbol “ATX.” There is currently no established trading market for our Class B Common Stock. As a result of the Merger, we will become an indirect wholly-owned subsidiary of Essilor, with no public market for our Common Stock. After the Merger, our Class A Common Stock will cease to be traded on NASDAQ, and price quotations with respect to sales of shares of our Class A Common Stock in the public market will no longer be available. In addition, we will no longer be required to file periodic reports with the SEC after the effective time of the Merger with respect to our Common Stock.

Financing of the Merger

The Merger is not conditioned on Essilor or Merger Sub obtaining the proceeds of any financing. Essilor has represented in the Merger Agreement that it will have available at the effective time of the Merger the funds necessary to purchase all of the shares of Common Stock pursuant to the Merger Agreement and to pay all fees and expenses payable by Essilor or Merger Sub in connection with the transactions contemplated by the Merger Agreement.

We anticipate that the total amount of funds necessary to complete the Merger and the other transactions contemplated by the Merger Agreement, including the funds needed to (i) pay our shareholders (including equity award holders) the amount due under the Merger Agreement, and (ii) pay customary fees and expenses in connection with the transactions contemplated by the Merger Agreement, will be approximately $[—].

Cooperation on Tax Matters

Costa will deliver to Essilor a properly executed statement, dated as of the closing, in a form reasonably acceptable to Essilor, conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3), and Essilor will timely file the FIRPTA Certificate in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2).

Employee Benefits Matters

Under the terms of the Merger Agreement, following the completion of the Merger we and Essilor have agreed that:

•	For the purposes of the Essilor employee benefit plans, each Costa employee will be credited with his or her years of service with Costa and its subsidiary and their respective predecessors before the effective time, to the same extent as such Costa employee was entitled, before the effective time, to credit for such service under any similar Costa employee plan in which such employee participated or was eligible to participate immediately prior to the effective time (except (1) to the extent that such credit would result in a duplication of benefits, (2) for purposes of Essilor plans under which similarly-situated employees of Essilor and its subsidiaries do not receive credit for prior service, and (3) for purposes of any Essilor plan that is grandfathered or frozen, either with respect to level of benefits or participation).

•	Each Costa employee will be immediately eligible to participate, without any waiting time, in any and all Essilor plans to the extent coverage under such Essilor plan is comparable to the Costa employee plan in which such Costa employee participated immediately prior to the effective time, and for purposes of each Essilor plan providing primarily medical, dental, pharmaceutical or vision benefits to any Costa employee, Essilor will use its commercially reasonable best efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such plan to be waived for the Costa employee and his or her covered dependents, unless such conditions would not have been waived under the Costa plan in which such Costa employee participated immediately prior to the effective time.

•	Immediately prior to the effective time, Costa shall make payments to certain executive officers and employees of Costa in exchange for documentation from each such individual related to his or her employment or termination of employment with Costa.

•	For a period of 12 months after the closing, Essilor will provide each Costa employee, while in the employ of Essilor or the surviving corporation or any of its subsidiaries, salary, wages, target annual cash bonus opportunities and medical and other welfare benefit plans, programs and arrangements that are substantially comparable, in the aggregate, to the salary, wages, target annual cash bonus opportunities and medical and other welfare benefit plans, programs and arrangements provided to Costa employees prior to the closing of the Merger, provided that for purposes of this covenant, stock options, restricted stock and other equity-based awards, profit sharing, deferred compensation, retiree medical and defined benefit pension plans will be disregarded.

Interests of Our Directors and Executive Officers in the Merger

When considering the recommendation by our Board of Directors that our shareholders approve the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our other shareholders. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and making its recommendation that Costa’s shareholders approve and adopt the Merger Agreement. These interests are described below.

Treatment of Outstanding Equity Awards

Options

At the effective time of the Merger, each outstanding and unvested option to acquire shares of the Class A Common Stock that were granted pursuant to the Company Stock Plans will become fully vested and each outstanding option will be cancelled, and the holder of the option will be entitled to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of the Class A Common Stock previously subject to such option immediately prior to the effective time of the Merger and (2) the excess, if any, of $21.50 over the per-share exercise price for the Class A Common Stock subject to such option.

Restricted Stock Awards

At the effective time of the Merger, each outstanding unvested restricted stock award granted pursuant to the Company Stock Plans will become fully vested and each outstanding restricted stock award will be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of Common Stock subject to such restricted stock award and (2) $21.50.

Summary Table

The following table shows, for each current executive officer and each director, as applicable, (i) the number of shares subject to options held by him or her, (ii) the cash consideration that he or she will receive for such options upon completion of the Merger, (iii) the number of shares of unvested restricted stock held by him or her, (iv) the cash consideration that he or she will receive for such shares of restricted stock upon completion of the Merger and (v) the total cash consideration he or she will receive for all outstanding equity awards upon completion of the Merger, in each case as of an assumed merger closing date of January 31, 2014, based on applicable holdings on the date hereof and assuming continued employment or service through the assumed Merger closing date, January 31, 2014 (and as such without regard to any grants that may be made, including those that may be contractually required to be made, after the date hereof).

Name	Number of Shares Subject to Stock Options(1)	Cash-Out Payment for Stock Options ($)	Number of Unvested Restricted Shares (#)(2)	Cash-Out Payment for Unvested Restricted Shares ($)	Total Payment for Outstanding Equity ($)
Current Executive Officers

David G. Whalen	534,351	9,268,318	50,000	1,075,000	10,343,318
Kevin F. Mahoney	100,000	1,800,500	25,000	537,500	2,338,000
Gary S. Simpson	4,000	72,020	—	—	72,020
Tina C. Benik	—	—	—	—	—
Joseph V. Bassi	4,000	72,020	—	—	72,020
Charles R. MacDonald	100,000	1,800,500	133,667	2,873,841	4,674,341
Non-Employee Directors
Russell A. Boss	—	—	—	—	—
Bernard V. Buonanno, Jr.	—	—	—	—	—
Jacob C. Gaffey	—	—	—	—	—
Dwain L. Hahs	—	—	—	—	—
Harlan M. Kent	—	—	—	—	—
Andrew J. Parsons	—	—	—	—	—
Frances P. Philip	—	—	—	—	—

(1)	Includes shares that are subject to options to purchase shares of the Class A Common Stock. The value of each stock option to purchase shares of the Class A Common Stock is calculated as the merger consideration of $21.50 minus the per-share exercise price for the Class A Common Stock subject to such option multiplied by the number of shares of Class A Common Stock subject to the award.

(2)	The value of unvested restricted stock awards is calculated as the merger consideration of $21.50 multiplied by the number of restricted shares.

Termination of Amended and Restated Executive Agreements

As of February 21, 2013, each of David G. Whalen, Kevin F. Mahoney, Tina C. Benik and Charles R. MacDonald entered into an Amended and Restated Executive Agreement (each, an “Executive Agreement”) with Costa. Each Executive Agreement generally provided that the executive would be entitled to certain payments and benefits in the event of termination of such executive’s employment, including enhanced payments and benefits in the event of termination of such executive’s employment by Costa other than for cause or as a result of the executive’s death or disability, or by the executive for good reason, in each case within two years following a change in control of Costa.

On November 7, 2013, each of Messrs. Whalen, Mahoney and MacDonald and Ms. Benik entered into a Termination of Amended and Restated Executive Agreement (a “Termination Agreement”). Pursuant to each Termination Agreement, the executive’s Executive Agreement will terminate immediately prior to the closing of the Merger, and each executive waived any right to further severance payments or benefits under any severance plan, practice, program or agreement (including the Executive Agreement), but, in the case of Mr. MacDonald, only for an involuntary termination within 18 months after closing. However, each executive’s Termination Agreement provides that, notwithstanding the termination of the executive’s Executive Agreement, certain provisions will continue generally as provided in such agreement, including the non-disparagement, non-competition and non-solicitation provisions.

The Termination Agreement with each of Messrs. Whalen and Mahoney and Ms. Benik provide that, in consideration of such executive’s Termination Agreement and termination of such executive’s Executive Agreement, on the closing date of the Merger, Costa will pay each executive a lump sum cash amount (less applicable withholding taxes), subject to the executive’s execution of a general release of claims, in the following amounts: $3,307,500 (in the case of Mr. Whalen), $676,425 (in the case of Mr. Mahoney) and $535,500 (in the case of Ms. Benik).

The Termination Agreement with Mr. MacDonald provides that, in consideration of his Termination Agreement and termination of his Executive Agreement, he will be eligible to receive, subject to his executing a general release of claims, a lump sum cash payment in the amount of $850,000 (less applicable withholding taxes) on the earlier of (i) the nine-month anniversary of the closing of the Merger, subject to his continued employment with Costa, and (ii) upon his termination of his employment by Costa without Cause (as defined in the Termination Agreement) or by Mr. MacDonald for Good Reason (as defined in the Termination Agreement).

Each Termination Agreement provides that, upon any termination of the executive’s employment, the executive will be entitled to the health benefits pursuant to such executive’s Executive Agreement. Therefore, for a period of three years (in the case of Mr. Whalen) or 18 months (in the case of Messrs. Mahoney and MacDonald and Ms. Benik) following termination of employment, the executive will be entitled to continued participation in Costa’s health insurance program at the same share of cost between the executive and Costa. However, Costa may elect to pay the executive an amount in cash in lieu of such health benefits to the extent Costa’s health insurance program does not permit such continuation of participation following termination of employment, such program is terminated or such participation would result in a material penalty or fine to Costa under applicable law.

The Termination Agreement with Mr. Whalen provides that, upon any termination of his employment, he will be entitled to the outplacement benefits pursuant to his Executive Agreement. Therefore, Mr. Whalen will be entitled to professional outplacement services for a period of three years following termination of his employment.

Each Termination Agreement provides that the executive will be entitled to the excess parachute payment tax gross-up payment as provided in such executive’s Executive Agreement. Therefore, in the event that the change in control payments made to Messrs. Whalen, Mahoney or MacDonald or Ms. Benik exceed three times such executive’s average annual compensation over the prior five-year period (the “Safe Harbor Amount”), Costa will provide a gross-up to Mr. Whalen to provide him the after tax benefit he would have received had the excise tax not been triggered, and will provide a conditional gross-up to Messrs. Mahoney and MacDonald and Ms. Benik in the event that the change in control payments exceed the Safe Harbor Amount by more than a specified amount. The conditional gross-up provides that the change in control payments will be capped to fall below the Safe Harbor Amount if the amount by which the change in control payments exceeds such Safe Harbor Amount is $50,000 or less. If the change in control payments exceed such Safe Harbor Amount by greater than $50,000, Messrs. Mahoney and MacDonald and Ms. Benik will receive a gross-up.

Each Termination Agreement provides that, upon any termination of the executive’s employment, the executive will be entitled to such executive’s accrued rights (including earned but unpaid base salary through the date of termination of employment, earned but unpaid cash bonus for any completed fiscal year prior to the year of termination of employment and any other amounts due to the executive from Costa (e.g., unreimbursed business expenses)). In addition, each Termination Agreement provides that, upon any termination of the executive’s employment, the executive will be entitled to payment of the executive’s 401(k) portion under Costa’s Excess Benefit Plan.

Letter Agreements with Certain Executive Officers

On November 7, 2013, each of Gary S. Simpson and Joseph V. Bassi, executive officers of Costa, entered into a Letter Agreement with Costa (each, a “Letter Agreement”). Pursuant to the Letter Agreements, both executives waived any right to severance payments or benefits under any severance plan, practice, program or agreement upon a termination of employment within 18 months following the closing of the Merger. The Letter Agreements provide that, on the closing of the Merger, Costa will pay each executive a lump sum cash amount (less applicable withholding taxes), subject to the executive’s execution of a general release of claims in the amount of: $155,000 (in the case of Mr. Simpson) and $145,000 (in the case of Mr. Bassi).

The Letter Agreements provide that, upon any termination of the executive’s employment other than for cause (within the meaning of Costa’s general employment guidelines), if the executive elects to receive continued health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Costa will pay the full premium for the executive’s COBRA period. At the expiration of the COBRA period, Costa will continue to cover each executive under its health insurance program at a level commensurate with his current coverage as of the date of the Letter Agreement through the executive’s attainment of age 65. If such coverage is not permitted by the program or would result in a material penalty or fine to Costa, Costa will pay the executive a monthly lump sum amount equal to the full COBRA premium (that would be applicable if COBRA applied) through the executive’s attainment of age 65.

Quantification of Potential Payments to Named Executive Officers in Connection with the Merger

The “named executive officers” for purposes of the disclosure in this proxy statement are David G. Whalen, our President and Chief Executive Officer, Kevin F. Mahoney, our Senior Vice President, Finance, Chief Financial Officer, Charles R. MacDonald, the President of the Costa Optical Group, Tina C. Benik, our General Counsel and Corporate Secretary, and Charles S. Mellen, the former President, Cross Accessory Division.

As required by Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation that each named executive officer could receive that is based on or otherwise related to the Merger. These amounts have been calculated assuming the Merger is consummated on January 31, 2014, and, where applicable, assuming each named executive officer experiences a qualifying termination of employment as of the closing of the Merger. To the extent applicable, calculations of cash severance are based on the named executive officers’ executive or employment agreements or arrangement with Costa, some of which were entered into in connection with the transactions contemplated by the Merger Agreement. The amounts indicated below are estimates of amounts that would be payable to the named executive officers and the estimates are based on multiple assumptions that may not prove correct, including assumptions described in this proxy statement. Accordingly, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. The amounts set forth below have been calculated in accordance with Item 402(t) of Regulation S-K and do not necessarily constitute “parachute payments” for purposes of the Internal Revenue Code.

Golden Parachute Compensation

Named Executive Officer	Cash(1) ($)	Equity(2) ($)	Pension/ Non- Qualified Deferred Compensation(3) ($)	Perquisites/ Benefits(4) ($)	Tax Reimbursement(5) ($)	Total(6) ($)
David G. Whalen	3,307,500	10,343,318	—	48,804	—	13,699,622
Kevin F. Mahoney	676,425	2,388,000	—	7,308	—	3,071,733
Tina C. Benik	535,500	—	—	17,262	—	552,762
Charles R. MacDonald	850,000	4,674,341	—	17,262	—	5,541,603
Charles S. Mellen(7)	—	—	—	—	—	—

(1)	Cash. Represents the cash payments to be made upon the closing of the Merger to Messrs. Whalen and Mahoney and Ms. Benik, and the cash payment to be made to Mr. MacDonald on the nine-month anniversary of the closing of the Merger or his earlier qualifying termination of employment, in each case under the applicable named executive officer’s termination agreement as described under the section captioned “—Termination of Amended and Restated Executive Agreements” beginning on page 52 of this proxy statement. The amounts in this column with respect to Messrs. Whalen and Mahoney and Ms. Benik are all “single trigger” in nature, which means that payment of these amounts is conditioned on only the occurrence of the Merger. The amount in this column with respect to Mr. MacDonald qualifies as “single trigger,” except that this “single trigger” also requires continued employment for nine months. The amount also qualifies as “double trigger” because it may be paid on a qualifying termination of employment within nine months following the occurrence of the Merger.
(2)	Equity. Represents the aggregate payments to be made in respect of options and shares of unvested restricted stock upon consummation of the Merger, as described in greater detail in the section captioned “—Treatment of Outstanding Equity Awards” beginning on page 51 of this proxy statement and as quantified for each named executive officer in the summary table set forth in that section. Amounts included in this column are all “single trigger” in nature, which means that payment is conditioned solely upon completion of the Merger. As part of the equity payments, the following represents payments to be made in respect of unvested restricted shares upon consummation of the Merger to Messrs. Whalen, Mahoney and MacDonald: $1,075,000, $537,500, and $2,873,841, respectively.
(3)	Pension/Non-Qualified Deferred Compensation. None of the named executive officers will receive any increased pension or non-qualified deferred compensation benefits in connection with the Merger.
(4)	Perquisites/Benefits. Represents, for Mr. Whalen, the value of continuing health benefits and outplacement benefits during the three years following a termination of employment pursuant to his termination agreement and, for Messrs. Mahoney and MacDonald and Ms. Benik, the value of continuing health benefits during the 18 months following a termination of employment pursuant to such named executive officer’s termination agreement. These benefits are all “double-trigger,” except that on or following the nine-month anniversary of the closing of the Merger, such benefits are payable with respect to MacDonald upon any termination of employment.
(5)	Tax Reimbursement. As described in greater detail above under the section captioned “—Executive Officer Severance and Employment Arrangements,” the Termination Agreements with Messrs. Whalen, Mahoney and MacDonald and Ms. Benik provides that such executives will be entitled to a tax gross-up payment for excess parachute payments. However, because none of the named executive officers is entitled to change in control payments in excess of the Safe Harbor Amount, none of the named executive officers will receive a tax gross-up in connection with the Merger.

(6)	Total. The following table shows, for each named executive officer, the amounts of golden parachute compensation that are single trigger or double trigger, as the case may be. Single trigger amounts include the amounts shown in the “Cash” and “Equity” columns of the “Golden Parachute Compensation” table above, and double trigger amounts include the amounts shown in the “Perquisites/Benefits” column, except that, as described above, the amount shown in the “Cash” column of the “Golden Parachute Table” above with respect to Mr. MacDonald is reflected as both a single trigger amount and a double trigger amount. The total amounts do not reflect any reductions which may be made to payments which constitute “parachute payments” under the Internal Revenue Code.

Named Executive Officer	Single Trigger ($)	Double Trigger ($)
David G. Whalen	13,650,818	48,804
Kevin F. Mahoney	3,064,425	7,308
Tina C. Benik	535,500	17,262
Charles R. MacDonald	5,524,341	867,262
Charles S. Mellen	—	—

(7)	Mr. Mellen, the former President, Cross Accessory Division, resigned from his position as an executive officer, effective September 6, 2013, and therefore Mr. Mellen is not entitled to any golden parachute compensation in connection with the completion of the transaction.

Directors’ and Officers’ Indemnification and Insurance

Under the Merger Agreement, Essilor has agreed, to the fullest extent permitted by law, to cause the surviving corporation, for a period of ten years after the effective time, to honor all of Costa’s obligations under the organizational documents of Costa and its subsidiary and certain indemnity agreements to indemnify and hold harmless each present and former director and officer of Costa, against any costs or expenses, judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any legal action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time, to the extent that such obligations to indemnify and hold harmless exist on the date of the Merger Agreement.

Under the Merger Agreement, Essilor has agreed, for a period of six years after the effective time of the Merger, to cause the surviving corporation to maintain in effect a directors’ and officers’ liability insurance policy covering those persons who are currently covered by Costa’s directors’ and officers’ liability insurance policy with coverage in amount and scope at least as favorable to such persons as Costa’s existing coverage; provided, that neither Essilor nor the surviving corporation is required to expend in excess of 200% per year of the annual premium currently paid by Costa for such coverage.

At its sole discretion, Costa may purchase prior to the effective time a six-year prepaid “tail policy” on terms and conditions providing substantially equivalent benefits as the current directors’ and officers’ liability insurance policy covering those persons who are currently covered by Costa’s directors’ and officers’ liability insurance policy; provided that Costa may not expend more than 200% of the annual premium currently paid by Costa for its directors’ and officers’ liability insurance policy.

Shareholder Agreements

Contemporaneously with the execution of the Merger Agreement, each of W. Russell Boss, Jr. Trust B, W. Russell Boss, Jr. Trust A, David G. Whalen, Charles R. MacDonald, Kevin F. Mahoney, Russell A. Boss and Tina C. Benik, (collectively, the “Voting Shareholders”) entered into a Shareholder Agreement with Essilor and Costa pursuant to which they have agreed, among other things, to vote all of their shares of Common Stock owned, beneficially or of record on November 7, 2013, and any additional shares of Common Stock that may be acquired by such Voting Shareholder, beneficially or of record, during the period commencing on November 7,

2013 and ending on the termination of the Shareholder Agreement, (i) in favor of the adoption and approval of the Merger Agreement, (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the transactions contemplated by the Merger Agreement and (iii) against (A) any merger, consolidation or business combination involving Costa or its subsidiary other than the transactions contemplated by the Merger Agreement, (B) any sale, lease or transfer of all or substantially all of the assets of Costa and its subsidiary, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of Costa or its subsidiary, or (D) any other action that is intended, or could reasonably be expected, to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Costa under the Merger Agreement or of the Voting Shareholder under the Shareholder Agreement or otherwise impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the proposed transaction. If the Voting Shareholder is the beneficial owner of the shares of Common Stock, but not the record holder of such shares, such Voting Shareholder agreed to take all actions necessary to cause the record holder and any nominees to vote all of the shares of Common Stock in accordance with the Shareholder Agreement. The Voting Shareholders have granted an irrevocable proxy to Essilor with respect to the foregoing.

Collectively, as of the record date for the special meeting, the Voting Shareholders own 2,664,619 shares of Class A Common Stock and 1,804,800 shares of Class B Common Stock (excluding stock options and restricted stock awards), representing approximately 34% of the Class A Common Stock and the Class B Common Stock, considered together as a single class, and 100% of the Class B Common Stock, considered as a separate class, entitled to vote at the special meeting.

Each of the Voting Shareholders, among other things, agreed to (i) comply with a “no solicitation” provision, with certain exceptions, and (ii) certain transfer restrictions with respect to their respective shares of Common Stock.

The Shareholder Agreements terminate upon the earliest to occur of (i) the effective time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) a public announcement by the Board of Directors of a Company Adverse Recommendation Change in compliance with the Merger Agreement or (iv) any amendment to the Merger Agreement that reduces the merger consideration to less than $21.50 per share.

Nothing in the Shareholder Agreements restricts, in any way, the Voting Shareholders in the exercise of their fiduciary duties in their respective capacity as an officer and/or director of Costa.

Litigation Relating to the Merger

On November 13, 18 and 25, 2013, three putative class action complaints challenging the Merger were filed in the Superior Court of the State of Rhode Island, Providence County, captioned Cross Ledge Investments LLC v. Costa Inc., et al., C.A. No. PC-13-5770, Harasin v. Costa Inc., et al., C.A. No. PC-13-5872, and Martins v. Costa Inc., et al., C.A. No. PC-13-5994, respectively. In addition, on November 19, 2013, another putative class action complaint challenging the Merger was filed in the United States District Court for District of Rhode Island, captioned Phillips v. Costa Inc., et al., Case No. 1:13-cv-00747-ML-LDA. The complaints in these actions were filed on behalf of the public shareholders of Costa and name as defendants some or all of Costa, the members of its Board of Directors, Essilor and Merger Sub. The complaints generally allege that Costa’s directors breached their fiduciary duties to Costa’s shareholders by agreeing to sell Costa for inadequate and unfair consideration and pursuant to an inadequate and unfair process, and that Essilor and/or Merger Sub aided and abetted those alleged breaches. The complaints seek, among other things, to enjoin the Merger. The defendants have not yet responded to the complaints, but believe that the claims asserted against them are without merit. However, the outcome of these lawsuits cannot be predicted with any certainty. A preliminary injunction could delay or jeopardize the completion of the Merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger. Moreover, additional lawsuits arising out of or relating to the Merger Agreement or the Merger may be filed in the future.

Regulatory and Other Governmental Approvals

Under the HSR Act, transactions such as the Merger cannot be completed until notifications have been filed and certain information has been furnished to the FTC and the DOJ, and until a 30-day statutory waiting period has expired or been terminated. We and Essilor filed our respective Notification and Report Forms with the FTC and DOJ on November 27, 2013 and we both requested early termination of the waiting period. As of the date of this proxy statement, the parties have not yet been notified as to whether the request for early termination of the waiting period has been granted. Other than the filing under the HSR Act, neither we nor Essilor are aware of any regulatory approvals required to be obtained, or waiting periods to expire, to complete the Merger. If the parties discover that other approvals or waiting periods are necessary, they will seek to obtain or comply with them. However, we cannot assure you that all regulatory approvals will be obtained.

At any time before or after completion of the Merger, the FTC or the DOJ or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, to rescind the Merger or to seek divestiture of particular assets of the parties. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. A challenge to the transaction on antitrust grounds may be made, and, if such a challenge is made, it is possible that we, Essilor or Merger Sub will not prevail. See the section captioned “Terms of the Merger Agreement—Reasonable Best Efforts; Antitrust Matters.”

Pursuant to the Merger Agreement, Essilor and Costa agreed, and agreed to cause their respective subsidiaries, to cooperate and use their respective reasonable best efforts to obtain the required regulatory approvals. Notwithstanding the foregoing, neither Essilor nor any of its affiliates is under any obligation to take any action that would be likely to adversely affect the business of Costa and its subsidiary, taken as a whole, or of Essilor or any of its affiliates. See the section captioned “Terms of the Merger Agreement—Reasonable Best Efforts; Antitrust Matters.” Accordingly, even if the Merger Agreement is approved by our shareholders, conditions may be placed on regulatory approvals that could result in either us or Essilor abandoning the Merger.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of the material U.S. federal income tax consequences of the Merger to “U.S. holders” (as defined below) of shares of Common Stock whose shares are converted into the right to receive cash in the Merger. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable current, temporary and proposed U.S. Treasury regulations, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, all as of the date of this proxy statement and all of which are subject to change, possibly on a retroactive basis so as to result in U.S. federal income tax consequences different from those summarized below. This discussion is limited to the U.S. federal income tax issues addressed herein. This discussion does not address U.S. state, local and non-U.S. tax laws or any U.S. federal tax laws, including the recently effective Medicare tax with respect to certain investment income, other than U.S. federal income taxes.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of Common Stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has in effect a valid election to be treated as a U.S. person under applicable U.S. Treasury regulations; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

The U.S. federal income tax consequences of the Merger to a partner in an entity treated as a partnership for U.S. federal income tax purposes that holds shares of Common Stock will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding shares of Common Stock should consult their tax advisors.

This discussion assumes that a U.S. holder holds shares of Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to a U.S. holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, shareholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, non-U.S. persons, shareholders who hold shares of Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, shareholders who acquired their shares of Common Stock through the exercise of employee stock options or other compensation arrangements or shareholders who hold (actually or constructively) an equity interest in the surviving corporation after the Merger). Holders of shares of Common Stock are urged to consult their tax advisor to determine the particular tax consequences of the Merger to them, including the application and effect of any state, local or non-U.S. income and other tax laws.

The receipt of cash in the Merger by U.S. holders of shares of Common Stock will generally be a taxable transaction. In general, a U.S. holder of shares of Common Stock will recognize gain or loss equal to the difference between:

•	the amount of cash received in exchange for such shares of Common Stock, and

•	the U.S. holder’s adjusted tax basis in such shares of Common Stock.

Such gain or loss will be capital gain or loss. If the holding period in the shares of Common Stock surrendered in the Merger is greater than one year as of the date of the Merger, the gain or loss will be long-term capital gain or loss. Capital losses are subject to limitations on deductibility under the Code for both corporate and non-corporate U.S. holders. Under current law, certain non-corporate U.S. holders (including individuals) may qualify for lower rates of U.S. federal income taxation in respect of long-term capital gains. If a U.S. holder acquired different blocks of shares of Common Stock at different times or different prices, such U.S. holder must calculate its gain or loss and determine its adjusted tax basis and holding period separately with respect to each block of shares of Common Stock.

Information Reporting and Backup Withholding

Under the Code, a holder of shares of Common Stock may be subject, under certain circumstances, to information reporting on the cash received in the Merger unless such holder is a corporation or other exempt recipient. Backup withholding (currently at a rate of 28%) may also apply with respect to the amount of cash received in the Merger, unless a holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Each U.S. holder should provide an Internal Revenue Service Form W-9 to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the paying agent. An Internal Revenue Service Form W-9 will be provided with the letter of transmittal. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, so long as such holder furnishes the required information to the Internal Revenue Service in a timely manner.

TERMS OF THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that may be important to you. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the legal document governing the Merger.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures

The Merger Agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding its terms and are not intended to provide any factual information about Costa, Essilor or Merger Sub or any of their respective subsidiaries or affiliates. Such information can be found elsewhere in this proxy statement or, in the case of information about Costa, in the public filings that we make with the SEC, as described in the section captioned “Where You Can Find More Information” beginning on page 85 of this proxy statement. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates and solely for the benefit of parties to the Merger Agreement and:

•	are not intended as statements of fact, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate;

•	have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;

•	may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other shareholders and reports and documents filed with the SEC; and

•	may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a “Company Material Adverse Effect”).

Accordingly, you should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Costa, Essilor or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Costa’s public disclosures. Accordingly, the representations and warranties and other provisions of the Merger Agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section captioned “Where You Can Find More Information” beginning on page 85 of this proxy statement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this proxy statement not misleading.

The Merger

The Merger Agreement provides for the merger of Merger Sub with and into Costa upon the terms, and subject to the conditions, of the Merger Agreement and in accordance with the RIBCA. As the surviving corporation, Costa will continue to exist following the Merger as an indirect wholly-owned subsidiary of Essilor. Costa will continue as the surviving corporation (1) through the conversion, at the effective time of the Merger, of each share of common stock of Merger Sub into one share of common stock of Costa, as the surviving corporation, and (2) through the conversion of each share of Class A Common Stock and Class B Common Stock into the right to receive the merger consideration (other than as described below).

Effects of the Merger

At the effective time of the Merger, all the properties, rights, privileges, powers and franchises of Costa and Merger Sub will vest in the surviving corporation, and all debts, liabilities and duties of Costa and Merger Sub will become the debts, liabilities and duties of the surviving corporation, all as provided under the RIBCA.

Effective Time; Closing

The Merger will become effective at such time as Costa and Essilor agree and as set forth in the articles of merger that will be filed with the Rhode Island Secretary of State. The parties will execute and file articles of merger and other appropriate documents with the Rhode Island Secretary of State, which will be duly prepared, executed and acknowledged by the parties to the Merger Agreement in accordance with the relevant provisions of RIBCA. The closing of the Merger will occur on a date specified by the parties (and in any event within three business days after the satisfaction (or, to the extent permitted by law, waiver) of all of the conditions contained in the Merger Agreement (other than those conditions that must be satisfied or waived at the closing, but subject to the satisfaction or waiver of those conditions)) or at such other date as Costa and Essilor may agree upon in writing.

Merger Consideration

The Merger Agreement provides that each issued and outstanding share of Class A Common Stock and Class B Common Stock will be converted at the effective time into a right to receive $21.50 in cash, without interest (the “merger consideration”) (less any applicable withholding taxes). All shares of Common Stock owned by Costa (or held in Costa’s treasury), Essilor or Merger Sub or any of their direct or indirect wholly-owned subsidiaries will be cancelled and will cease to exist at the effective time by virtue of the Merger and no consideration will be delivered or deliverable in exchange for those shares.

Procedure for Exchanging Shares in the Merger

Essilor will appoint a paying agent, reasonably acceptable to Costa, which will make payment of the merger consideration in exchange for the shares of Common Stock. At or prior to the effective time, Essilor will deposit, or cause to be deposited, cash necessary to pay the aggregate merger consideration in exchange for shares of Common Stock outstanding immediately prior to the effective time. Promptly after the effective time, Essilor will instruct the paying agent to mail to each holder of record of certificates or book-entry shares, (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of certificates and book-entry shares in exchange for the merger consideration. Surrender of any book-entry shares will be effected in accordance with the paying agent’s customary procedures with respect to securities represented by book entry. Upon surrender of a certificate or book-entry shares for cancellation to the paying agent, together with the letter of transmittal, duly completed and properly executed, and such other documents as may reasonably be required by the paying agent, the holder of such certificate or book-entry shares will be entitled to receive in exchange therefor an amount of cash equal to the merger consideration that such holder has the right to receive, and the certificate or book-entry shares so surrendered will be cancelled.

At any time following the six-month anniversary of the effective time, Essilor or the surviving corporation may require the paying agent to deliver to it any funds previously made available to the paying agent that remain undistributed to holders of certificates or book-entry shares. After that point, shareholders will no longer be able to receive the merger consideration from the paying agent. Instead, they will be required to seek to obtain the merger consideration only from Essilor or the surviving corporation, but will have no greater rights against Essilor or the surviving corporation than may be accorded to general unsecured creditors of Essilor or the surviving corporation under applicable law.

YOU SHOULD NOT RETURN YOUR SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD, AND YOU SHOULD NOT FORWARD YOUR SHARE CERTIFICATES TO THE PAYING AGENT UNLESS THEY ARE ACCOMPANIED BY AN EXECUTED LETTER OF TRANSMITTAL.

Lost, Stolen or Destroyed Certificates

If any Class A Common Stock or Class B Common Stock certificate has been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and with such assurances as Essilor or the paying agent may require of the holder of such lost, stolen or destroyed certificate, the paying agent will pay in exchange for such lost, stolen or destroyed certificate the merger consideration that would be payable in respect thereof pursuant to the Merger Agreement had such lost, stolen or destroyed certificate been surrendered as provided in the Merger Agreement.

Treatment of Outstanding Equity Awards

At the effective time of the Merger, all unvested outstanding options to acquire shares of the Class A Common Stock granted pursuant to the Company Stock Plans will become fully vested and each outstanding option will be cancelled, and the holder of such option will be entitled to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of the Class A Common Stock previously subject to such option immediately prior to the effective time of the Merger and (2) the excess of $21.50 over the per-share exercise price for the Class A Common Stock subject to such option.

At the effective time of the Merger, each outstanding unvested restricted stock award granted pursuant to the Company Stock Plans will become fully vested and each outstanding restricted stock award will be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of the Class A Common Stock subject to such restricted stock award and (2)  $21.50.

Directors and Officers

The directors of Merger Sub immediately prior to the effective time of the Merger will be the initial directors of the surviving corporation, and the officers of Merger Sub immediately prior to the effective time will be the initial officers of the surviving corporation, in each case until their successors are elected and qualified. Prior to the effective time, Costa will cause each member of its Board of Directors to execute and deliver a letter effectuating his or her resignation as a director of Costa, effective upon the effective time.

Representations and Warranties

The Merger Agreement contains representations and warranties made by Costa to Essilor and representations and warranties made by Essilor and Merger Sub to Costa. These representations and warranties are subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the Merger Agreement and certain confidential disclosures that the parties delivered to each other concurrently with the execution of the Merger Agreement.

Costa’s representations and warranties under the Merger Agreement relate to, among other things:

•	Costa’s and its subsidiary’s organization, valid existence, good standing and corporate power to own, lease and operate their properties and conduct their businesses;

•	Costa’s ownership of its subsidiary;

•	Costa’s capitalization;

•	Costa’s corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•	consents and approvals of governmental authorities necessary in order to consummate the Merger;

•	the absence of any violation of or conflict with Costa’s organizational documents, applicable law or certain agreements of Costa or its subsidiaries as a result of entering into the Merger Agreement and consummating the Merger;

•	Costa’s SEC filings and correspondence since January 1, 2010 and the consolidated financial statements included in the SEC documents;

•	Costa’s compliance in all material respects with the applicable provisions of the Sarbanes—Oxley Act of 2002 and the applicable listing and corporate governance rules and regulations of NASDAQ;

•	Costa’s disclosure controls and procedures and internal controls over financial reporting;

•	the absence of undisclosed liabilities;

•	Costa’s and its subsidiary’s compliance with laws, including laws governing foreign corrupt practices;

•	Costa’s and its subsidiary’s possession of all permits, licenses and franchises from any governmental entities required to conduct their businesses as now conducted;

•	the absence of certain investigations and litigation;

•	since September 30, 2013, the businesses of Costa and its subsidiaries having been conducted in all material respects in the ordinary course of business consistent with past practice;

•	since September 30, 2013, a Company Material Adverse Effect (See the definition of “Company Material Adverse Effect” beginning on page 64) having not occurred;

•	labor matters;

•	benefit plans;

•	tax matters;

•	intellectual property;

•	material contracts, including those affected by a change in control of Costa or its subsidiary;

•	real properties and leases;

•	environmental matters;

•	applicable takeover statutes;

•	insurance policies;

•	Costa’s and its subsidiary’s ownership or lease of all tangible assets necessary to conduct their businesses;

•	customers and suppliers;

•	related party transactions;

•	the absence of undisclosed finders or brokers fees; and

•	receipt by our Board of Directors of a fairness opinion from D.A. Davidson.

The representations and warranties of Essilor and Merger Sub to Costa under the Merger Agreement, relate to, among other things:

•	Essilor’s and Merger Sub’s organization, valid existence, good standing and corporate power to own, lease and operate their properties and conduct their businesses;

•	Essilor’s and Merger Sub’s corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•	consents and approvals of governmental authorities necessary in order to consummate the Merger;

•	the accuracy of information provided by Essilor and Merger Sub that is included in this proxy statement;

•	the absence of any violation of or conflict with Essilor’s and its subsidiaries’ organizational documents or applicable law as a result of entering into the Merger Agreement and consummating the Merger;

•	the absence of certain litigation;

•	the adequacy of Essilor’s funds to pay all amounts to be paid by it pursuant to the Merger Agreement and related fees and expenses; and

•	the operations of Merger Sub prior to the date of the Merger Agreement.

Company Material Adverse Effect

Some of Costa’s representations and warranties are qualified by a Company Material Adverse Effect standard. Under the Merger Agreement, “Company Material Adverse Effect” means any change, event, circumstance, development or effect (any such item, a “Change”) that, individually or in the aggregate with all other Changes occurring or existing prior to the determination of a Company Material Adverse Effect, has or would reasonably be expected to have, a material adverse effect on (1) the business, assets, liabilities, capitalization, financial condition or results of operations of Costa and its subsidiary, taken as a whole, or (2) the ability of Costa to consummate the Merger and the other transactions contemplated by the Merger Agreement.

A Company Material Adverse Effect does not include any developments, changes, events, circumstances or effects resulting from:

•	any changes in national or world economic or political conditions or the national or foreign financial, credit or securities markets as a whole (except to the extent that such changes disproportionately impact Costa and its subsidiary, taken as a whole, relative to other persons operating in the industries in which Costa and its subsidiary operate);

•	any changes that affect generally the sunglass industry (except to the extent that such changes disproportionately impact Costa and its subsidiary, taken as a whole, relative to other persons operating in the industries in which Costa and its subsidiary operate);

•	any outbreak or escalation of hostilities or war or any act of sabotage or terrorism, or any escalation or worsening of such acts, or any earthquakes, hurricanes, tornados, other wind storms, floods or other natural disasters, except in the event, and only to the extent, of any damage or destruction to or losses of Costa’s or its subsidiary’s physical properties;

•	any action taken or not permitted to be taken pursuant to the express terms and conditions of the Merger Agreement or taken or requested not to be taken at the express written direction or with the express written consent of Essilor;

•	changes in GAAP or any law or interpretation or application of the foregoing (except to the extent that such changes disproportionately impact Costa and its subsidiary, taken as a whole, relative to other persons operating in the industries in which Costa and its subsidiary operate);

•	any failure, in and of itself, by Costa to meet any internal or external projections, forecasts or revenue or earnings predictions for any period (unless such failure is due to a circumstance that would separately constitute a Company Material Adverse Effect);

•	the suspension of trading in securities on the New York Stock Exchange or NASDAQ or a decline in the price, or a change in the trading volume, of shares of our Class A Common Stock on NASDAQ (unless such suspension, decline or change is due to a circumstance that would separately constitute a Company Material Adverse Effect);

•	any shareholder litigation or threatened shareholder litigation, in each case, arising from allegations of a breach of fiduciary duty or similar obligations in connection with the Merger Agreement or the Merger and the other transactions contemplated by the Merger Agreement;

•	any shutdown of the United States government, the failure of the United States government to meet its debt obligations or the downgrading of the United States credit rating (except to the extent that such changes disproportionately impact Costa and its subsidiary, taken as a whole, relative to other persons operating in the industries in which Costa and its subsidiary operate); and

•	the execution or announcement of the Merger Agreement or the transactions contemplated by Merger Agreement, or any Change that is directly attributable to the identity or business of Essilor or its subsidiaries, including any impact on relationships, contractual or otherwise, with customers, suppliers, or employees.

Covenants Regarding Conduct of Business of Costa Pending the Merger

Costa has agreed to certain covenants in the Merger Agreement restricting the conduct of its business between the date of the Merger Agreement and the earlier of the termination of the Merger Agreement in accordance with its terms or the effective time. In general, Costa has agreed to, and to cause its subsidiary to, except as (i) may be required by applicable law, (ii) may be agreed in writing by Essilor, (iii) contemplated by the Merger Agreement or (iv) set forth in Costa’s confidential disclosure schedule delivered to Essilor concurrently with the execution of the Merger Agreement, (A) carry on its business in the ordinary course of business, (B) pay its debts and taxes and perform its other material obligations when due, (C) comply in all material respects with applicable law, and (D) use its commercially reasonable efforts, consistent with past practices, to maintain and preserve its and its subsidiary’s business organization, assets and properties, keep available the services of its present officers and key employees and preserve its advantageous business relationships with customers, suppliers, distributors and others having business dealings with it to the end that its goodwill and ongoing business will be unimpaired at and after the effective time.

Costa has also agreed that, except as may be (i) required by applicable law, (ii) contemplated by the Merger Agreement or (iii) consented to in writing by Essilor (which consent, except with respect to certain specified matters, shall not be unreasonably withheld), from and after the date of the Merger Agreement until the earlier of the termination of the Merger Agreement in accordance with its terms or the effective time, it will not, and will not permit its subsidiary to, directly or indirectly, do any of the following:

•	(1) declare, set aside, pay any dividends on or make any distribution with respect to its capital stock, (2) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its capital stock; or (3) purchase, redeem or otherwise acquire any of its capital stock or any rights, warrants or options to acquire any such capital stock;

•	issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than the issuance of shares of Common Stock upon the exercise of stock options outstanding on the date of the Merger Agreement in accordance with their present terms;

•	amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

•	acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets having an aggregate fair market value in excess of $200,000, except purchases of catalogs, displays, inventory and components in the ordinary course of business;

•	except for sales of inventory in the ordinary course of business, sell, lease, license, pledge, transfer or otherwise dispose of or encumber any properties or assets of Costa or its subsidiary, other than (i) obsolete fixtures and equipment, (ii) pursuant to existing agreements in effect prior to the execution of the Merger Agreement and disclosed pursuant to the terms of the Merger Agreement, or (iii) the sale of assets with a fair market value of less than $500,000 in the aggregate;

•	adopt or implement any shareholder rights plan;

•	except for a confidentiality agreement as permitted by the Merger Agreement, (i) enter into an agreement with respect to (A) any merger, consolidation, liquidation or business combination involving Costa or its subsidiary or (B) any acquisition or disposition of all or substantially all of the assets or securities of Costa or its subsidiary or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•	(i) incur any indebtedness for borrowed money (other than borrowings incurred in the ordinary course of business pursuant to Costa’s credit agreement, or guarantee any such indebtedness of another person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of Costa or its subsidiary, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances or capital contributions to, or investments in, any other person, other than Costa or its subsidiary, or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect Costa or its subsidiary against fluctuations in commodities prices, exchange rates or interest rates;

•	other than pursuant to the budget/operational plans provided to Essilor, make any individual capital expenditure or other expenditure with respect to property, plant or equipment in excess of $200,000 or make capital expenditures or other expenditures with respect to property, plant or equipment in excess of $500,000 in the aggregate for Costa and its subsidiary, taken as a whole;

•	make any change in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable law;

•	pay, discharge, settle or satisfy any legal action, other than the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms as in effect on the date of the Merger Agreement, of legal actions (A) reflected or reserved against in, or contemplated by, the most recent consolidated financial statements of Costa or (B) since the date of such financial statements in the ordinary course of business; provided, however, that neither Costa or its subsidiary will settle or discharge certain identified legal actions or any liability with respect thereto without the prior written consent of Essilor;

•	other than in the ordinary course of business, modify, amend or terminate any material contract, or waive, release or assign any material rights or claims thereunder;

•	license any material intellectual property to any third party or, other than in the ordinary course of business, do either of the following: (i) enter into any material contract or (ii) enter into any agreement in principle, letter of intent, memorandum of understanding or similar contract with respect to any joint venture, strategic partnership or alliance;

•

except as required to comply with the Merger Agreement or with applicable law or agreements, plans or arrangements existing on the date of the Merger Agreement, and except for annual base salary increases in the ordinary course of business, (i) take any action with respect to, adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant, (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock, (iv) pay any material benefit not provided for as of the date of the Merger Agreement under any benefit plan, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, (vi) loan or advance any money or other property to any current or former director, employee or officer of Costa or its subsidiary, or (vii) take any action other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

•	hire any new employee, other than employees hired on an “at will” basis to fill the positions set forth in the disclosure schedule to the Merger Agreement or to fill any position below the level of “director” existing as of the date of the Merger Agreement that becomes vacant following the date of the Merger Agreement;

•	unless required to do so pursuant to certain conditions, rescind any material tax election or make any material amendment to any material tax return;

•	open or close any facility or office;

•	fail to maintain insurance at levels substantially comparable to levels existing as of the date of the Merger Agreement, subject to continued availability at reasonable premiums;

•	fail to timely pay accounts payable and other obligations in the ordinary course of business;

•	enter into any agreement requiring Costa to fail to consummate the Merger or any of the other transactions contemplated by the Merger Agreement or any agreement with respect to which the Merger or any of the transactions contemplated by the Merger Agreement would constitute a breach thereof or cause a termination or acceleration of remedies; provided, however, that Costa may, without the prior written consent of Essilor, (A) enter into a confidentiality agreement with a third party in the circumstances and in accordance with the terms and conditions described in the Merger Agreement, and (B) enter into a definitive agreement providing for the implementation of a Superior Proposal in the circumstances and in accordance with the terms and conditions described in the Merger Agreement;

•	convene any annual or special meeting of Costa’s shareholders other than the special meeting to consider the Merger;

•	authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions; or

•	take any action which would make any representation or warranty of Costa in the Merger Agreement untrue or incorrect in any material respect, or would materially impair or prevent the satisfaction of any of the closing conditions in the Merger Agreement.

Target Cash

Costa has agreed to have net cash equal to or greater than $41.5 million as of the closing of the Merger. This “Target Cash Amount” is subject to certain adjustments for transaction costs and will be adjusted in the event the Merger is not consummated before December 31, 2013. Costa will provide Essilor with bi-weekly working capital updates, monthly cash flow forecasts and actual monthly cash reports. For purposes of determining compliance with this covenant, the parties acknowledged that the only failure to achieve the Target Cash Amount that will constitute a breach of the covenant is one that (i) is caused by failing to comply with any of the covenants regarding Costa’s conduct of its business, and (ii) constitutes a material ($4.25 million or more) shortfall (“Material Shortfall”) of the Target Cash Amount, provided that a Material Shortfall caused by third-party actions or events violating any of the covenants regarding Costa’s conduct of its business will constitute a breach of the covenant, only if Costa had knowledge, as of the date of the Merger Agreement, of such third-party action or event, and did not disclose such matter in detail to Essilor.

Investigation; Notification

Prior to the effective time, Costa has agreed to afford to Essilor and its representatives reasonable access during normal business hours to Costa’s and its subsidiary’s properties, contracts, books, records, commitments, and personnel (subject to certain exceptions) upon reasonable advance notice by Essilor, and to furnish to Essilor all financial, operating and other data and information as Essilor may reasonably request.

Costa has agreed to promptly notify Essilor of:

•	any change which occurs or exists that causes or is reasonably likely to cause the failure of certain closing conditions;

•	any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger or any of the other transactions contemplated by the Merger Agreement;

•	any notice or other communication from any governmental entity in connection with (A) the Merger or any of the other transactions contemplated by the Merger Agreement or (B) the transactions contemplated by the Asset Purchase Agreement, dated as of July 13, 2013, by and between Costa and an affiliate of Clarion Capital Partners, LLC (the “CAD Sale”), pursuant to which Costa agreed to sell certain assets and subsidiaries constituting its Cross Accessory Division;

•	certain legal actions commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting Costa or its subsidiary;

•	any notice or other communication received by Costa or its subsidiary from an insurer under any insurance policy that such insurer intends to cancel or generally disclaim liability under any such policy or not renew any such policy;

•	any notice or other communication from certain customers that such customer will stop, or decrease the rate of, buying products from Costa or its subsidiary;

•	any notice or other communication from certain suppliers that such supplier will stop, or decrease the rate of, supplying materials, products or services to Costa or its subsidiary;

•	any written notices or claims received by, or legal actions commenced or, to the best of its knowledge, threatened in writing against, Costa or its subsidiary, relating to the CAD Sale; and

•	any audit commenced, or to the knowledge of Costa, threatened in writing, against or with respect to Costa, its subsidiary or certain former subsidiaries in respect of any tax or tax asset.

Essilor has agreed to promptly notify Costa of any change which occurs or exists that would cause the failure of certain closing conditions.

No Solicitation of Alternative Transactions; Change in Board Recommendation

Costa has agreed it will not, and it will not authorize or permit its subsidiary or any of its or their respective directors, officers or employees to, and it will use its reasonable best efforts to cause its and its subsidiary’s affiliates, investment bankers, attorneys, accountants or other advisors, agents or representatives not to, directly or indirectly:

•	solicit, initiate, propose, knowingly encourage or knowingly take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below), including amending or granting any waiver or release under any standstill or similar agreement with respect to any shares of Common Stock (except for any provision of any such standstill agreement that restricts the ability of a person to privately communicate an Acquisition Proposal to Costa, the Board of Directors or any committee thereof); or

•	enter into, continue or otherwise participate in any communications, discussions or negotiations regarding, furnish to any person any information or data with respect to, knowingly assist or participate in any effort or attempt by any person with respect to, or otherwise knowingly cooperate in any way with, any Acquisition Proposal (other than to advise such person of Costa’s obligations under the no-solicitation covenant).

Notwithstanding the above limitations, Costa may, in response to a bona fide, unsolicited written Acquisition Proposal (that has not been withdrawn) made or received after the date of the Merger Agreement that did not result from a breach of the non-solicitation covenant, (A) contact the person or group of persons who has made such Acquisition Proposal in order to clarify terms for the sole purpose of the Board of Directors informing itself about such Acquisition Proposal in order to assess whether such proposal is reasonably likely to lead to a Superior Proposal (as defined below) and (B) if the Board of Directors determines in good faith, after consultation with its outside legal and financial advisors, that such Acquisition Proposal is reasonably likely to result in a Superior Proposal and that the failure to take action would be inconsistent with the Board of Directors’ fiduciary duties, Costa may (or may direct its representatives to):

•	furnish information or data with respect to Costa to the person making such Acquisition Proposal and its representatives pursuant to a customary confidentiality agreement not less restrictive of the other party than the confidentiality agreement entered into by Essilor, a copy of which shall be provided to Essilor within 48 hours of being fully executed (provided that such confidentiality agreement shall not be required to restrict a person from privately communicating an Acquisition Proposal to Costa, the Board of Directors or any committee thereof, and provided further that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of otherwise prohibiting Costa from complying with any provisions of the non-solicitation covenant); and

•	participate in discussions or negotiations with such person and its representatives regarding such Acquisition Proposal.

Neither the Board of Directors nor any committee thereof may:

•	withhold, withdraw, qualify or modify, or propose to any third party to withhold, withdraw, qualify or modify, in a manner adverse to Essilor or Merger Sub, the approval or recommendation by the Board of Directors or any such committee of the Merger Agreement or the Merger;

•	cause or permit Costa to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement constituting or relating to, or that could reasonably be expected to lead to, any Acquisition Proposal; or

•	adopt, approve or recommend, or propose to adopt, approve or recommend, any Acquisition Proposal.

Notwithstanding the foregoing, the Board of Directors may withdraw or modify its recommendation if it determines in good faith after consultation with its outside legal and financial advisors that failure to do so would be inconsistent with its fiduciary obligations under applicable law, but only if:

•	such determination is based upon a material development or change that impacts Costa that was neither known to, nor reasonably foreseeable by, the Board of Directors or management of Costa or its subsidiary as of or prior to the date of the Merger Agreement, or

•	the Board of Directors determines that Costa has received an Acquisition Proposal that constitutes a Superior Proposal.

The Board of Directors may only withdraw or modify its recommendation on or after the fourth business day after Essilor has received written notice from Costa advising Essilor that the Board of Directors desires to withdraw or modify its recommendation as described above and specifying, in the case of a Superior Proposal, the material terms and conditions of the Superior Proposal and identifying the person making the Superior Proposal, and in the case of a material development or change in circumstances, the reasons for the change in recommendation in reasonable detail. In addition, the Board of Directors may only withdraw or modify its recommendation as described in this paragraph if:

•	Costa provides Essilor with a reasonable opportunity to make adjustments to the terms and conditions of the Merger Agreement and negotiates in good faith with Essilor with respect thereto during the four business day period after Essilor has received written notice of the recommendation change, and

•	Essilor has not, within that four business day period, made an offer or proposal that (1) in the case of a change in recommendation in response to a Superior Proposal, the Board of Directors determines in good faith (after consultation with its financial and legal advisors) is at least as favorable to Costa’s shareholders from a financial point of view as the Superior Proposal described in the notice of the recommendation change and is reasonably capable of being completed on the terms proposed or (2) in the case of a change in recommendation in response to a material development or change in circumstances, obviates the need for the recommendation change. Furthermore, in the case of a Superior Proposal, if any material changes to the financial terms or any material change to other material terms of the Superior Proposal occurs prior to the Board of Directors’ withdrawal or modification of its recommendation as described above, Costa will provide Essilor a new written notice and a two-business-day period to make adjustments as described above.

“Acquisition Proposal” means (i) any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of substantial assets, tender offer, exchange offer, recapitalization, share exchange or other business combination however effected involving Costa or its subsidiary, (ii) any liquidation or dissolution (or the adoption of a plan or liquidation or dissolution) of Costa or any recapitalization or declaration of an extraordinary dividend (whether in cash or other property) by Costa, (iii) any proposal for the issuance by Costa or its subsidiary of over 20% of its equity securities, (iv) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of Costa and its subsidiary, in each case other than the Merger and the other transactions contemplated by the Merger Agreement, (v) any exclusive, long term license of intellectual property of Costa and its subsidiary to any third party if such license would be material to Costa and its subsidiary, taken as a whole, or (vi) any combination of the foregoing.

“Superior Proposal” means any unsolicited, bona fide written proposal made by a third party which, if consummated, would result in such third party owning a majority of the equity securities of Costa or all or substantially all of the assets of Costa, pursuant to a tender or exchange offer, a merger, consolidation, share exchange, other business combination however to be effected or a sale of its assets, (i) on terms which the Board of Directors determines in its good faith judgment (after consultation with its outside legal and financial advisors) to be more favorable from a financial point of view to the holders of shares of Common Stock than the Merger and the other transactions contemplated by the Merger Agreement, taking into account (A) all the terms and conditions of such proposal and the implications (with respect to financial, legal, regulatory and other matters) thereof on Costa, (B) the terms and conditions of the Merger Agreement (including any proposal by Essilor to amend the terms of the Merger Agreement), (C) the identity of the person making such proposal and (D) the anticipating timing for completion of such proposal and (ii) that is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal, including the nature of any financing arrangements made or to be undertaken by the third party as part of such proposal.

Proxy Statement; Shareholders Meeting

Subject to the terms and conditions of the Merger Agreement and unless the Merger Agreement has been terminated, Costa, acting through the Board of Directors, will take all actions in accordance with applicable law, its organizational documents and the rules of NASDAQ to promptly and duly fix a record date for, call, give notice of, convene and hold as promptly as reasonably practicable after the date of the Merger Agreement, and not later than the 40th calendar day immediately following the date of the mailing of this proxy statement absent any legal restraint that prevents such action, a Costa shareholder meeting for the purpose of considering and voting upon the approval and adoption of the Merger Agreement. Unless the Board of Directors has effected a Company Adverse Recommendation Change, Costa will use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval and adoption of the Merger Agreement and will use reasonable best efforts to secure the vote of the shareholders required by the RIBCA to obtain such approval.

The parties agreed that the affirmative vote by the holders of a majority of the shares outstanding on the record date for the special meeting of Costa’s shareholders to consider the adoption of the Merger Agreement, and the transactions contemplated thereby, of (i) the Class A Common Stock and Class B Common Stock, voting together as a single class, and (ii) the Class B Common Stock, voting as a separate class, is the only vote of the holders of any class or series of Costa’s capital stock or other securities necessary for the adoption of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, except as may otherwise be required by law.

Cooperation on Tax Matters

Costa will deliver to Essilor a properly executed statement, dated as of the closing, in a form reasonably acceptable to Essilor, conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3), and Essilor will timely file the FIRPTA Certificate in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2).

Employee Benefits Matters

Under the terms of the Merger Agreement, Costa and Essilor have agreed that:

•	For the purposes of the Essilor employee benefit plans, each Costa employee will be credited with his or her years of service with Costa and its subsidiary and their respective predecessors before the effective time, to the same extent as such Costa employee was entitled, before the effective time, to credit for such service under any similar Costa employee plan in which such employee participated or was eligible to participate immediately prior to the effective time (except (1) to the extent that such credit would result in a duplication of benefits, (2) for purposes of Essilor plans under which similarly-situated employees of Essilor and its subsidiaries do not receive credit for prior service, and (3) for purposes of any Essilor plan that is grandfathered or frozen, either with respect to level of benefits or participation).

•	Each Costa employee will be immediately eligible to participate, without any waiting time, in any and all Essilor plans to the extent coverage under such Essilor plan is comparable to the Costa employee plan in which such Costa employee participated immediately prior to the effective time, and for purposes of each Essilor plan providing primarily medical, dental, pharmaceutical or vision benefits to any Costa employee, Essilor will use its commercially reasonable best efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such plan to be waived for the Costa employee and his or her covered dependents, unless such conditions would not have been waived under the Costa plan in which such Costa employee participated immediately prior to the effective time.

•	Immediately prior to the effective time, Costa shall make payments to certain executive officers and employees of Costa in exchange for documentation from each such individual related to his or her employment or termination of employment with Costa.

•

For a period of 12 months after the closing, Essilor will provide each Costa employee, while in the employ of Essilor or the surviving corporation or any of its subsidiaries, salary, wages, target annual cash bonus opportunities and medical and other welfare benefit plans, programs and arrangements that are substantially comparable, in the aggregate, to the salary, wages, target annual cash bonus opportunities and medical and other welfare benefit plans, programs and arrangements provided to

Costa employees prior to the closing of the Merger, provided that for purposes of this covenant, stock options, restricted stock and other equity-based awards, profit sharing, deferred compensation, retiree medical and defined benefit pension plans will be disregarded.

Reasonable Best Efforts; Antitrust Matters

Costa and Essilor have agreed to use their reasonable best efforts to:

•	take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and satisfy all conditions to, the transactions contemplated by the Merger Agreement as promptly as practicable;

•	as promptly as practicable, obtain from any governmental entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Costa or Essilor or any of their subsidiaries in connection with the authorization, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby;

•	as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to the Merger Agreement and the Merger required under (1) the Exchange Act and any other applicable federal or state securities laws, (2) antitrust laws and any related governmental request thereunder, and (3) any other applicable law;

•	execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Merger Agreement; and

•	obtain government clearances or approvals required for closing under antitrust laws, respond to any government requests for information under any antitrust law, contest and resist any action, including any legislative, administrative or judicial action, and have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by the Merger Agreement.

Notwithstanding anything in the Merger Agreement to the contrary, neither Essilor nor any of its affiliates will be under any obligation to take any action that would be likely to adversely affect the business of Costa and its subsidiary, taken as a whole, or of Essilor or any of its affiliates.

Costa and Essilor have agreed that:

•	Costa will confer with Essilor as reasonably requested by Essilor concerning operational matters;

•	Costa will advise Essilor of any change or event having, or which, insofar as reasonably can be foreseen, could have, individually or in the aggregate, a Company Material Adverse Effect;

•	each party will promptly provide to the other (or its counsel) copies of all filings made by such party with any governmental entity in connection with the Merger Agreement and the transactions contemplated thereby;

•	Costa will not make any settlement offers or, except as directed by Essilor, negotiate any consent decree or consent order with any governmental entity relating to the Merger or any of the other transactions contemplated by the Merger Agreement;

•	if any “fair price” or “control share acquisition” or “anti-takeover” statute, or other similar statute or regulation or any state “blue sky” statute becomes applicable to the Merger or any of the other transactions contemplated by the Merger Agreement or by the Shareholder Agreements, Costa will grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated thereby may be consummated; and

•	each party will provide notices to third parties and use reasonable best efforts to obtain any third party consents, in each case that are necessary to consummate the transactions contemplated by the Merger Agreement, disclosed or required to be disclosed in Costa’s disclosure schedule or required to prevent the occurrence of an event that may have a Company Material Adverse Effect prior to or after the effective time.

Shareholder Litigation

Costa has agreed to give Essilor the opportunity to participate in the defense or settlement of any shareholder litigation against Costa or the Board of Directors relating to the Merger or any transactions contemplated by the Merger Agreement and Costa has agreed not to settle any such litigation without the prior written consent of Essilor (such consent not to be unreasonably withheld or delayed in the event an injunction has been issued as the result of any such litigation).

Non–Survival of Representations, Warranties, Covenants and Agreements

The representations and warranties in the Merger Agreement will not survive the effective time. Each covenant or agreement of the parties in the Merger Agreement, including any rights arising out of any breach of those covenants or agreements, will not survive the effective time, other than any covenant or agreement that by its terms contemplates performance after the effective time, which will survive until fully performed.

Conditions to Closing of the Merger

Conditions to Each Party’s Obligation. The obligations of the parties to effect the Merger are subject to the fulfillment (or waiver if permitted under applicable law) at or prior to the effective time of the following conditions:

•	Shareholder Approval. Costa’s shareholders must approve and adopt the Merger Agreement in accordance with the RIBCA and Costa’s articles of incorporation;

•	Antitrust. Any requisite waiting period applicable to the consummation of the Merger under the HSR Act or similar antitrust laws shall have expired or been terminated.

•	Governmental Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity in connection with the Merger and the consummation of the other transactions contemplated by the Merger Agreement, shall have been filed, been obtained or occurred.

•	No Injunctions. No governmental entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by the Merger Agreement.

•	No Restraints. There shall not be instituted, pending or threatened any legal action by any governmental entity:

•	challenging or making illegal the Merger or the transactions contemplated by the Merger Agreement or seeking to obtain from Costa or Essilor any material damages;

•	seeking to prohibit or limit the ownership or operation by Costa, Essilor or Merger Sub of all or any material portion of the business or assets of Costa or its subsidiary or Essilor or its affiliates;

•	seeking to compel Costa, Essilor or Merger Sub to dispose of or to hold separate all or any portion of the business or assets of Costa or its subsidiary or Essilor or its affiliates;

•	seeking to impose any limitation on the ability of Costa, Essilor or Merger Sub, to conduct the business or own the assets of Costa or its subsidiary or Essilor or its affiliates;

•	seeking to impose limitations on the ability of the Parent or Merger Sub to acquire or hold, or to exercise full rights of ownership of any shares of Common Stock; or

•	seeking to require divestiture by the Parent or Merger Sub of all or any of the shares of Common Stock.

Conditions to the Obligation of Essilor and Merger Sub. The obligation of Essilor and Merger Sub to effect the Merger and to otherwise consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction (or waiver if permitted by applicable law) of each of the following additional conditions:

•	Representations and Warranties.

•	Certain of the representations and warranties of Costa set forth in the Merger Agreement with respect to organization, standing and power, authority, the absence of certain events, and the opinion of the financial advisor shall be true and correct as of the date of the Merger Agreement and as of the closing (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date);

•	Certain of the representations and warranties of Costa set forth in in the Merger Agreement with respect to capitalization of Costa shall be true and correct as of the date of the Merger Agreement and as of the closing of the Merger (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (ii) for de minimis inaccuracies);

•	Certain of the representations and warranties of Costa set forth in the Merger Agreement with respect to Costa’s subsidiary shall be true and correct in all material respects as of the date of the Merger Agreement and as of the closing of the Merger, and

•	All other representations and warranties of Costa set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement, and as of the closing of the Merger (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and where the failure to be true and correct (without regard to any materiality or Company Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Company Material Adverse Effect).

•	Performance of Obligations of Costa. Costa shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement on or prior to the closing of the Merger.

•	No Material Adverse Effect. Since the date of the Merger Agreement, there shall not have occurred any Change that has had or could reasonably be expected to have a Company Material Adverse Effect.

Conditions to the Obligation of Costa. Costa’s obligation to effect the Merger and to otherwise consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction (or waiver if permitted by applicable law) of each of the following additional conditions:

•	Representations and Warranties. The representations and warranties of Essilor and Merger Sub set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the closing of the Merger (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and where the failure to be true and correct (without regard to any materiality qualifications therein) would not reasonably be expected to materially impair the ability of Essilor or Merger Sub to consummate the transactions contemplated thereunder).

•	Performance of Obligations of Essilor. Essilor and Merger Sub shall each have performed in all material respects all obligations required to be performed by them under the Merger Agreement on or prior to the closing of the Merger.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the effective time of the Merger:

•	by mutual written consent of Essilor, Merger Sub and Costa;

•	by any party if:

•	the Merger is not consummated on or before the Outside Date (May 7, 2014), unless, on the Outside Date, the conditions relating solely to the expiration or termination of the applicable waiting period under the HSR Act or any other waiting period imposed by any governmental entity are the only conditions that are not satisfied, in which event each of Essilor and Costa, acting individually, has the option, but not the obligation, to extend the Outside Date by a maximum of an additional 60 days for the purpose of satisfying such conditions; provided, however, that this right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligations under the Merger Agreement has caused, or resulted in, the failure of the Merger to occur on or before the Outside Date;

•	any governmental entity issues an order, decree or ruling or takes any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable (provided, however, that this right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligations under the Merger Agreement has caused, or resulted in, the action or event described in this clause); or

•	at the shareholder meeting at which a vote on the adoption of the Merger Agreement is taken, the required shareholder vote in favor of the adoption of the Merger Agreement shall not have been obtained (provided, however, this right to terminate the Merger Agreement shall not be available to Costa if (A) at such time Costa is in material breach of or has failed to fulfill in a material respect its obligations under the Merger Agreement or (B) the failure to obtain the requisite vote has been caused by a breach of a Shareholder Agreement by Costa or a Voting Shareholder).

•	by Essilor if:

•	(A) the Board of Directors failed to recommend the approval of the Merger Agreement and the transactions contemplated thereby or withholds, withdraws, qualifies or modifies its recommendation of the adoption of the Merger Agreement in a manner adverse to Essilor; (B) following the request of Essilor, the Board of Directors fails within ten business days of such request to reaffirm its recommendation that the adoption of the Merger Agreement be approved; (C) the Board of Directors shall have approved, endorsed or recommended to the shareholders of Costa an Acquisition Proposal (other than the Merger); (D) a tender offer or exchange offer for outstanding shares of Common Stock shall have been commenced and the Board of Directors recommends that the shareholders of Costa tender their shares in such tender or exchange offer or, within ten business days after the commencement of such tender or exchange offer, the Board of Directors fails to recommend against acceptance of such offer; (E) the Board of Directors makes any public statement inconsistent with its recommendation of the adoption of the Merger Agreement and the transactions contemplated thereby; or (F) the Board of Directors or any committee thereof shall have publicly resolved to do any of the foregoing (“Termination for Company Adverse Recommendation Change”);

•	Costa breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement, which breach or failure to perform (A) would give rise to the failure of a condition to the obligation of Essilor to close the Merger and (B) cannot be or has not been cured within 20 days after Essilor gives written notice to Costa of such breach or failure to perform; or

•	Costa knowingly and materially breaches the covenants contained in the non-solicitation or the shareholder meeting covenants of the Merger Agreement.

•	by Costa if:

•	Essilor or Merger Sub breaches or fails to perform any of their respective representations, warranties or covenants contained in the Merger Agreement, which breach or failure to perform materially impairs Essilor’s and Merger Sub’s ability to consummate the Merger and which breach or failure to perform cannot be or has not been cured within 20 days after the giving of written notice to Essilor of such breach or failure to perform (provided in each case that Costa is not then in material breach of any representation, warranty or covenant contained in the Merger Agreement); or

•	(A) the Board of Directors approves, and Costa enters into, a definitive agreement providing for the implementation of a Superior Proposal to the extent permitted by, and subject to the terms and conditions of, the non-solicitation covenant, and (B) concurrently with such termination, Costa pays to Essilor the termination fee noted below (“Termination for Superior Proposal”).

Termination Fee; Reimbursement of Certain Expenses

Except as otherwise provided for in the Merger Agreement, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not the transactions are consummated.

Under the Merger Agreement, Costa will reimburse Essilor for all documented out-of-pocket expenses, fees and costs of Essilor relating to the transactions contemplated by the Merger Agreement actually incurred prior to termination (provided that Costa will not have to reimburse Essilor for any expenses in excess of $2 million in the aggregate, subject to increase in the circumstance below (the “Transaction Expense Cap”), or in the event the parties receive a request for additional information from a governmental entity with respect to antitrust compliance and Essilor incurs additional expenses from and after the date of such request then Costa will not have to reimburse Essilor more than $5 million in the aggregate), in the event of the termination of the Merger Agreement:

•	by either Essilor or Costa if the Merger was not consummated on or before the Outside Date because (1) approval and adoption of the Merger Agreement by the shareholders was not obtained, or (2) failure to meet certain of the conditions precedent to Essilor’s obligations to consummate the Merger, including Costa’s breach of certain of its representations and warranties or failure to materially perform certain of its obligations;

•	by Essilor if Costa breached or failed to perform any of its representations, warranties or covenants, and such breach or failure to perform (1) gave rise to a failure of a condition precedent to the consummation of the Merger and (2) could not be or was not cured within 20 days after written notice to Costa of the breach;

•	by Essilor because Costa knowingly and materially breached the non-solicitation or shareholder meeting covenants (in which case the Transaction Expense Cap will be $3 million); or

•	by either Essilor or Costa because the required shareholder vote was not obtained at the special meeting.

Under the Merger Agreement, Costa will pay a termination fee equal to $8,965,500, in the event of the termination of the Merger Agreement:

•	by Costa because of a Termination for Superior Proposal noted above;

•	by Essilor because of a Termination for Company Adverse Recommendation Change noted above; or

•	by either party if:

•	(A) an Acquisition Proposal (for purposes of this paragraph the references to 20% in the definition of Acquisition Proposal will be deemed to be references to 50%), or an amendment to an Acquisition Proposal made prior to the date of the Merger Agreement, is announced, commenced, publicly disclosed or otherwise made publicly known; (B) the Merger Agreement is terminated by Costa or Essilor for failure to obtain the required shareholder vote; and (C) within nine months after such termination Costa or its subsidiary enters into a definitive agreement to consummate, or consummates, any Acquisition Proposal (regardless of whether made before or after the termination of the Merger Agreement); or

•	(A) any person makes an Acquisition Proposal (for purposes of this paragraph the references to 20% in the definition of Acquisition Proposal will be deemed to be references to 50%) or amends an Acquisition Proposal made prior to the date of the Merger Agreement; (B) the Merger Agreement is terminated by Costa or Essilor for failure to close by the Outside Date or by Essilor for Costa’s material breach; and (C) within nine months after such termination Costa enters into a definitive agreement to consummate, or consummates, any Acquisition Proposal (regardless of whether made before or after the termination of the Merger Agreement).

Under the Merger Agreement, except in the case of liability of Costa for fraud under the Merger Agreement, the transaction expense payments and the termination fee are the sole and exclusive monetary remedy available to Essilor and Merger Sub with respect to the Merger Agreement in the event such amounts are paid by Costa, and, upon payment of such amounts by Costa, Costa’s affiliates and its and their respective directors, officers, employees, shareholders and representatives will have no further liability to Essilor and Merger Sub under the Merger Agreement, except to the extent that following any payment of the transaction expenses, the termination fee subsequently becomes payable. Any payment of a termination fee will be less any previous payment made for transaction expenses and in no event will Costa be obligated to make the transaction expense and termination fee payment on more than one occasion.

Essilor’s Liability for Breach

The parties agree that in the event of a material breach by Essilor or Merger Sub of any of their representations, warranties, covenants or obligations set forth in the Merger Agreement, occurring prior to the effective time, Costa may seek, on behalf of itself and its shareholders, damages in an amount to compensate Costa and its shareholders for the loss of the benefits of the transactions contemplated by the Merger Agreement, including the Merger, and to the extent proven, taking into consideration relevant matters, recover such damages on behalf of itself and its shareholders.

Amendment

At any time prior to the effective time, the parties may amend, modify and supplement the Merger Agreement in any and all respects, whether before or after any vote of the shareholders of Costa contemplated thereby; provided, however, that after any such shareholder approvals shall have been obtained, no amendment will be made which, under applicable law, requires the further approval of such shareholders without such approval. Any such amendment, modification or supplement will be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of each of the parties.

No Third-Party Beneficiaries

Other than the provisions relating to the indemnification of directors and officers, the Merger Agreement is not intended, and will not be deemed, to confer any rights or remedies upon any other person other than the parties thereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary thereto.

Governing Law; Venue

Except to the extent that the internal laws of the State of Rhode Island apply in respect of the procedural aspects of the Merger, the Merger Agreement is governed by the laws of the State of New York. State and federal courts located in New York, New York are the venue for any disputes regarding the Merger Agreement.

ADVISORY VOTE ON MERGER—RELATED COMPENSATION ARRANGEMENTS

Item 402(t) of Regulation S–K promulgated under Section 14A of the Exchange Act, which was enacted as part of the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non–binding, advisory basis, the compensation arrangements for our named executive officers disclosed in the section of this proxy statement entitled “Approval and Adoption of the Merger Agreement—Interests of Our Directors and Executive Officers in the Merger—Quantification of Potential Payments to Named Executive Officers in Connection with the Merger” beginning on page 54 of this proxy statement.

The payments summarized there in the table entitled “Golden Parachute Compensation” and as further described in the accompanying footnotes and the associated narrative discussion represent all the compensation known at this time that may be paid or become payable to the Costa named executive officers that is based on or otherwise related to the Merger.

Costa’s Board of Directors encourages you to review carefully the named executive officer Merger—related compensation information disclosed in this proxy statement.

Costa’s Board of Directors recommends that the shareholders of Costa approve the following resolution:

“RESOLVED, that the holders of shares of Class A Common Stock and Class B Common Stock approve, on a non–binding, advisory basis, the compensation that will or may become payable to the named executive officers that is based on or otherwise related to the Merger as disclosed pursuant to Item 402(t) of Regulation S–K in the Golden Parachute Compensation table and the related narrative disclosures.”

The vote on the compensation proposal is a vote separate and apart from the vote on the proposal to approve and adopt the Merger Agreement. Accordingly, you may vote to approve the proposal to approve and adopt the Merger Agreement and vote not to approve the compensation proposal and vice versa. Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of (i) the Class A Common Stock and the Class B Common Stock, voting together as a single class, and (ii) the Class B Common Stock, voting as a separate class, present at the special meeting (assuming a quorum is present), in person or by proxy, and entitled to vote on the proposal.

Abstentions will have the same effect as a vote “AGAINST” the compensation proposal, while broker non–votes, if any, and shares not in attendance will have no effect on the outcome of any vote on the compensation proposal.

Because the vote on the compensation proposal is advisory only, it will not be binding on either Costa or Essilor. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non–binding, advisory vote of Costa’s shareholders.

Costa’s Board of Directors recommends that the Costa shareholders vote “FOR” the compensation proposal.

APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING

If the number of shares of Common Stock present in person or represented by proxy at the special meeting voting in favor of the proposal to approve and adopt the Merger Agreement is not sufficient to approve the Merger Agreement at the time of the special meeting, we intend to move to adjourn the special meeting in order to enable the Board of Directors to solicit additional proxies in respect of the proposal to approve the Merger Agreement.

In this proposal regarding the adjournment of the special meeting, we are asking you to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of granting discretionary authority to the proxy to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to approve the Merger Agreement. If our shareholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Agreement such that the proposal to approve the Merger Agreement would be defeated, we could adjourn the special meeting without a vote on the approval and adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of the Merger Agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required and Board Recommendation

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of (i) the Class A Common Stock and the Class B Common Stock, voting together as a single class, and (ii) the Class B Common Stock, voting as a separate class, in each case, present at the special meeting (assuming a quorum is present), in person or by proxy, and entitled to vote at the special meeting. No proxy that is specifically marked “AGAINST” the proposal to approve the Merger Agreement will be voted in favor of the proposal to adjourn the special meeting, unless it is specifically marked “FOR” the adjournment proposal.

Costa’s Board of Directors believes that if the number of shares of Common Stock present in person or represented by proxy at the special meeting voting in favor of the proposal to approve the Merger Agreement is not a sufficient number of shares to approve the Merger Agreement, it is in the best interests of Costa and its shareholders to enable the board to continue to seek to obtain a sufficient number of additional votes in favor of the proposal to approve the Merger Agreement.

Costa’s Board of Directors recommends that you vote “FOR” the adjournment proposal.

MARKET PRICES OF THE CLASS A COMMON STOCK

Our shares of Class A Common Stock are listed and traded on the NASDAQ Global Market under the symbol “ATX”. There is no established trading market for our Class B Common Stock. On December 4, 2013, there were approximately 1,004 shareholders of record of our Class A Common Stock and two shareholders of record of our Class B Common Stock. The following table sets forth the intraday high and low sales prices per share of Class A Common Stock on NASDAQ for the periods indicated.

	Class A Common Stock
	High	Low
Fiscal Year Ended December 31, 2011
First Quarter	$11.29	$8.50
Second Quarter	$12.85	$9.44
Third Quarter	$16.20	$8.85
Fourth Quarter	$13.17	$9.44
Fiscal Year Ended December 29, 2012
First Quarter	$12.35	$8.00
Second Quarter	$12.46	$9.24
Third Quarter	$10.91	$9.37
Fourth Quarter	$10.90	$8.83
Fiscal Year Ending December 31, 2013
First Quarter	$14.10	$10.31
Second Quarter	$16.97	$11.97
Third Quarter	$22.62	$16.32
Fourth Quarter (through December 4, 2013)	$22.25	$18.02

The closing price per share for our Class A Common Stock on NASDAQ on November 6, 2013, the last trading day before we announced the execution of the Merger Agreement, was $20.89. On [—], 2013, the trading day preceding the date of this proxy statement, the closing price per share for our Class A Common Stock on NASDAQ was $[—]. You are encouraged to obtain current market quotations for our Class A Common Stock in connection with voting your shares.

No cash dividends were paid on our Common Stock during fiscal year 2013 or in either fiscal years 2012 or 2011, and we are currently restricted by the terms of the Merger Agreement from declaring, setting aside or paying any dividends on, or making any other distributions (whether in cash, securities or other property) in respect of, any of our capital stock.

If the Merger is completed, our shares of the Class A Common Stock will be delisted from NASDAQ and will be deregistered under the Exchange Act.

NO DISSENTERS’ RIGHTS OF APPRAISAL

Appraisal rights are statutory rights that enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the laws of Rhode Island, the state of incorporation of Costa. As a result of these exceptions, the holders of the Class A Common Stock and the Class B Common Stock are not entitled to appraisal rights in the Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table shows the number of shares of Common Stock beneficially owned as of December 4, 2013, by (1) each person or group who is known by us to own beneficially more than 5% of the outstanding Class A Common Stock or Class B Common Stock; (2) each member of our Board of Directors and each of our named executive officers; and (3) all directors and current executive officers as a group. The number of shares of Common Stock beneficially owned by each person or group includes shares that such person or group had the right to acquire on or within 60 days after December 4, 2013. The percentage ownership of the Class A Common Stock and the Class B Common Stock of each person and group was calculated using as a denominator the total number of shares outstanding of the Class A Common Stock or the Class B Common Stock, as applicable, on December 4, 2013, plus the number of shares that such person or group had the right to acquire on or within 60 days after such date. On December 4, 2013, there were 11,389,860 shares of Class A Common Stock and 1,804,800 shares of Class B Common Stock outstanding.

	Number of Shares Beneficially Owned(2)				Percent of Class
Name and Address of Beneficial Owner(1)	Class A		Class B(3)		Class A	Class B
Martha Boss Bennett	835,658	(4)	902,400	(4)	7.34%	50%
Robin Boss	835,658	(4)	902,400	(4)	7.34%	50%
Paul A. Silver(6)	831,000	(4)	902,400	(4)	7.30%	50%
Edward P. Pieroni(7)	626,000	(5)	902,400	(5)	5.50%	50%
Geoffrey M. Boss	629,726	(5)	902,400	(5)	5.53%	50%
Andrew T. Boss	629,726	(5)	902,400	(5)	5.53%	50%
Dimensional Fund Advisors LP(8)	922,777		—		8.10%	—
Palisades West
Building One
6300 Bee Cave Road
Austin, Texas 78746
First Dallas Holdings, Inc.(9)	804,700		—		7.07%	—
2905 Maple Avenue
Dallas, Texas 75201
Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., Franklin Advisory Services, LLC(10)	588,800		—		5.17%	—
One Franklin Parkway
San Mateo, California 94403
Russell A. Boss(11)	187,034		—		1.64%	—
Bernard V. Buonanno, Jr.	18,827		—		*	—
Jacob C. Gaffey	5,025		—		*	—
Dwain L. Hahs	31,662	(12)	—		*	—
Harlan M. Kent	24,197		—		*	—
Andrew J. Parsons	48,138		—		*	—
Frances P. Philip	10,054		—		*
David G. Whalen	1,068,174	(13)	—		8.96%	—
Kevin F. Mahoney	265,332	(14)	—		2.31%	—
Charles R. MacDonald	343,917	(15)	—		2.99%	—
Tina C. Benik	77,513		—		*	—
Charles S. Mellen	—	(16)	—		*	—
All directors and executive officers as a group (13 persons)	2,093,955	(17)	1,804,800		17.26%	100%

*	Less than 1%.
(1)	Unless otherwise noted the business address for each person is c/o Costa Inc., 24 Albion Road, Suite 330, Lincoln, Rhode Island 02865 and each beneficial owner has sole voting and investment power over the shares listed.

(2)	This table is based upon information supplied by our officers and directors or on information filed with the SEC. The table includes the following shares issuable upon exercise of stock options or upon the vesting of restricted stock awards on or within 60 days of December 4, 2013. Such directors and officers possess no voting or investment power with respect to shares of Class A Common Stock issuable upon exercise of options, but do have voting power with respect to restricted stock awards.
(3)	The Class B Common Stock is convertible share for share into Class A Common Stock at any time at the option of the holder. If all of the shares of Class B Common Stock were converted into shares of Class A Common Stock, Ms. M. Boss Bennett, Mr. Silver and Ms. R. Boss, as co-trustees of the W. Russell Boss Jr. Trust B, and Mr. Pieroni, Mr. G. Boss and Mr. A. Boss, as co-trustees of the W. Russell Boss Jr. Trust A, would be the beneficial owners of 14.14%, 14.10%, 14.14%, 12.43%, 12.46% and 12.46%, respectively, of the outstanding shares of Class A Common Stock.
(4)	Ms. M. Boss Bennett and Ms. R. Boss (both daughters of Mr. R. Boss) and Mr. Silver are co-trustees of the W. Russell Boss, Jr. Trust B. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. 831,000 shares of the Class A Common Stock and 902,400 shares of the Class B Common Stock held by such trust are included in the amounts above for each of the co-trustees.
(5)	Mr. G. Boss, Mr. A. Boss and Mr. Pieroni are co-trustees of the W. Russell Boss, Jr. Trust A. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 626,000 shares of Class A Common Stock and 902,400 shares of Class B Common Stock held by such trust are included in the amounts above for each of the co-trustees.
(6)	Mr. Silver’s address is 50 Kennedy Plaza, Suite 1500, Providence, Rhode Island 02903.
(7)	Mr. Pieroni’s address is One Catamore Boulevard, East Providence, Rhode Island 02914.
(8)	Dimensional Fund Advisors, LP has sole voting power with respect to 913,616 shares and sole dispositive power with respect to 922,777 shares. Share ownership information is based on Dimensional Fund Advisors’ Schedule 13G/A filed with the SEC on February 8, 2013, which reported ownership as of December 31, 2012.
(9)	First Dallas Holdings, Inc. has shared voting and dispositive power with respect to 804,700 shares. Craig D. Hodges has shared voting power with respect to 804,700 shares and shared dispositive power with respect to 824,650 shares. First Dallas Securities, Inc. has shared dispositive power with respect to 12,500 shares. Hodges Capital Management, Inc. has shared voting power with respect to 804,700 shares and shared dispositive power with respect to 817,175 shares. Hodges Fund has shared voting and dispositive power with respect to 514,300 shares. Hodges Small Cap Fund has shared voting and dispositive power with respect to 290,400 shares. Information based on First Dallas Holdings Inc.’s Schedule 13G filed with the SEC on February 13, 2013 reporting ownership as of December 31, 2012.
(10)	Franklin Resources, Inc. has sole voting and dispositive power with respect to 588,800 shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding shares of Franklin Resources, Inc. and may be deemed to be the beneficial owners of Franklin Resources, Inc.’s shares of Costa. Each of Messrs. Johnson and Franklin Advisory Services disclaims beneficial ownership to such shares. Share ownership information is based on Franklin Resources’ Schedule 13G filed with the SEC on February 2, 2012, which reported ownership as of December 31, 2011. The address of Franklin Advisory Services, LLC is One Parker Plaza, Ninth Floor, Fort Lee, NJ 07024-2938.
(11)	Excludes shares beneficially owned by spouse.
(12)	Includes 14,902 shares held through Stonehenge Management, LLC. Stonehenge Management, LLC is a family owned business; Mr. Hahs owns a 40% interest in Stonehenge and claims sole voting and dispositive power.
(13)	Includes 534,351 shares issuable upon exercise of options to purchase Class A Common Stock that are currently exercisable and 50,000 shares of restricted stock as to which there is sole voting power but no investment power during the restricted period.
(14)	Includes 100,000 shares issuable upon exercise of options to purchase Class A Common Stock that are currently exercisable and 25,000 shares of restricted stock as to which there is sole voting power but no investment power during the restricted period.
(15)	Includes 100,000 shares issuable upon exercise of options to purchase Class A Common Stock that are currently exercisable and 133,667 shares of restricted stock as to which there is sole voting power but no investment power during the restricted period.
(16)	Mr. Mellen, former President, Cross Accessory Division, resigned from his position as an executive officer, effective September 6, 2013, and therefore Costa is unable to provide a current address or confirm Mr. Mellen’s beneficial ownership.
(17)	Includes 742,351 shares subject to options exercisable within 60 days and 208,667 shares of restricted stock as to which there is sole voting power but no investment power during the restricted period.

SHAREHOLDER PROPOSALS

If the Merger is completed, we will no longer be a publicly traded company and there will be no public participation in any future meetings of our shareholders. However, if the Merger is not completed, our shareholders will continue to be entitled to attend and participate in our shareholder meetings.

If the Merger is not completed, shareholder proposals intended for inclusion in the proxy statement for our 2014 Annual Meeting of Shareholders, which is scheduled to be held on April 24, 2014, pursuant to Rule 14a-8 under the Exchange Act must be directed to our Corporate Secretary at Costa Inc., 24 Albion Road, Suite 330, Lincoln, Rhode Island 02865, and had to have been received by November 26, 2013. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by February 23, 2014.

OTHER MATTERS

Other Business at the Special Meeting

At this time, we know of no other matters to be submitted to our shareholders at the special meeting. If any other matters properly come before the special meeting in which your proxy has provided discretionary authority, your shares of Common Stock will be voted in accordance with the discretion of the persons named on the enclosed proxy card in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1–800–SEC–0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the materials that we file with the SEC by going to the “SEC Filings” section of our Investor Relations website at http://www.costabrands.com. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements or other information concerning us, without charge, by written or telephonic request directed to our Corporate Secretary at 24 Albion Road, Suite 330, Lincoln, Rhode Island 02865, telephone (401) 335-3925, on our website at http://www.costabrands.com, or from the SEC through the SEC’s website at http://www.sec.gov.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

Any person, including any beneficial owner, to whom this proxy statement is delivered, may request copies of reports, proxy statements or other information concerning us, without charge, as described in the section captioned “Where You Can Find More Information.”

You should only rely on information provided or incorporated by reference in this proxy statement. No person has been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

THIS PROXY STATEMENT IS DATED [—] [—], 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A: Merger Agreement

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

ESSILOR INTERNATIONAL SA,

GWH ACQUISITION SUB INC.

and

COSTA INC.

Dated as of November 7, 2013

(continued)

(continued)

TABLE OF DEFINED TERMS

Acquisition Proposal	6.1(g)
Adverse Recommendation Notice	6.1(b)
Affiliate	3.2(c)
Agreement	Introduction
Antitrust Laws	6.6(b)
Articles of Merger	1.3
Book Entry Shares	2.1(a)(iii)
CAD Business	3.7
CAD Sale	3.7
CAD Sale Agreement	3.7
CAD Subsidiary	3.3(a)
Clarion	3.7
Certificate	2.1(a)(iii)
Change	3.1(a)
Class A Common Shares	2.1(a)(ii)
Class B Common Shares	2.1(a)(ii)
Closing	1.2
Closing Date	1.2
Code	2.2(g)
Company	Introduction
Company Adverse Recommendation Change	8.1(c)(i)
Company Balance Sheet	3.5(b)
Company Board	3.4(a)
Company Common Shares	2.1(a)(ii)
Company Disclosure Schedule	Article III
Company Employee Plans	3.14(a)
Company Intellectual Property	3.10(a)
Company Employees	6.10(a)
Company Leases	3.9(b)
Company Material Adverse Effect	3.1(a)
Company Material Contracts	3.11(a)
Company Meeting	6.5
Company Permits	3.16
Company Restricted Stock Awards	2.1(b)
Company SEC Documents	3.5(a)
Company Shareholder Approval	3.4(a)
Company Shareholder Agreement	Introduction
Company Stock Options	2.1(b)
Company Stock Plans	3.2(b)(i)
Company Voting Proposal	3.4(a)
Confidentiality Agreement	5.3
Contamination	3.13(d)
Effective Time	1.3
Environmental Law	3.13(d)
ERISA	3.14(a)
ERISA Affiliate	3.14(a)
Exchange Act	3.4(c)
Financial Advisor	3.23
GAAP	3.5(b)
Governmental Entity	3.4(c)
Hazardous Substance	3.13(d)
HSR Act	3.4(b)

Indemnified Parties	6.9(a)
Insurance Policy	3.18
Intellectual Property	3.10(e)
Intervening Event	6.1(b)
Law	3.1
Legal Action	3.12
Liens	3.4(b)
Material Shortfall	5.2(a)
Merger	Introduction
Merger Consideration	2.1(a)(iii)
Merger Sub	Introduction
New Medical Plan	6.10(a)
New Plans	6.10(a)
Notice Period	6.1(b)
Old Plans	6.10(a)
Option Consideration	6.11(a)
Ordinary Course of Business	3.2(f)
OTC Software	3.10(b)
Outside Date	8.1(b)(i)
Parent	Introduction
Paying Agent	2.2(a)
Payment Fund	2.2(a)
PBGC	3.14(f)
Pension Plan	3.14(f)
Proprietary Rights Agreement	3.10(c)
Proxy Statement	3.5(c)
Release	3.13(d)
Representatives	6.1(a)
Request	8.3(b)
Required Company Shareholder Vote	6.5
Restricted Stock Consideration	6.11(b)
Rhode Island Secretary of State	1.3
RIBCA	Introduction
Sarbanes Act	3.5(a)
SEC	3.4(c)
Securities Act	3.2(c)
Specified Time	6.1(a)
Subsidiary	3.3(a)
Superior Proposal	6.1(g)
Surviving Corporation	1.1
Target Cash Amount	5.2(b)
Taxes	3.8(r)
Tax Authority	3.8(r)
Tax Returns	3.8(r)
Termination Fee	8.3(c)
Transaction Expense Cap	8.3(b)
Transaction Expenses	8.3(b)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 7, 2013, is among Essilor International SA, a French société anonyme (the “Parent”), GWH Acquisition Sub Inc., a Rhode Island corporation and an indirect wholly owned subsidiary of the Parent (the “Merger Sub”), and Costa Inc., a Rhode Island corporation (the “Company”).

WHEREAS, the respective Boards of Directors of the Parent, the Merger Sub and the Company have determined that it would be in the best interests of their respective companies and their shareholders for the Parent to acquire the Company upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the acquisition of the Company shall be effected through a merger (the “Merger”) of the Merger Sub with and into the Company in accordance with the terms of this Agreement and the Rhode Island Business Corporation Act (the “RIBCA”), as a result of which the Company shall become an indirect wholly owned subsidiary of the Parent; and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Parent’s willingness to enter into this Agreement, the shareholders of the Company listed on Schedule A have entered into a Shareholders Agreement, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the “Company Shareholder Agreement”), pursuant to which such shareholders have, among other things, agreed to vote all of the shares of voting capital stock of the Company that such shareholders own in favor of the Company Voting Proposal, on the terms and subject to the conditions provided for in the Company Shareholder Agreement;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parent, the Merger Sub and the Company agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the RIBCA, the Merger Sub shall merge with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of the Merger Sub in accordance with the RIBCA.

1.2 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at 9:00 a.m., Eastern Time, on a date to be specified by the parties (and in any event within three business days) after the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VII (other than those that by their terms cannot be satisfied until the time of the Closing but subject to the fulfillment or waiver of such conditions), at the offices of Edwards Wildman Palmer LLP, 111 Huntington Avenue, Boston, MA 02199, or at such other time, date or place agreed to in writing by the Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

1.3 Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or after the Closing Date, the articles of merger or other appropriate documents (in any such case, the “Articles of Merger”) shall be duly prepared, executed and acknowledged by the parties in accordance with the relevant provisions of the RIBCA and filed with the Secretary of State of the State of Rhode Island (the “Rhode Island Secretary of State”). The Merger shall become effective at such date and time as the Parent and the Company may agree and as set forth in the Articles of Merger that shall be filed with the Rhode Island Secretary of State. The date and time at which the Merger becomes effective as set forth in the Articles of Merger is referred to in this Agreement as the “Effective Time.”

1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 7-1.2-1005 of the RIBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.5 Articles of Incorporation and By-Laws. The Articles of Incorporation of the Company as in effect on the date of this Agreement shall, by virtue of the Merger, be amended at the Effective Time in its entirety to read in substantially the form as set forth in Exhibit B until thereafter amended in accordance with the terms thereof or the RIBCA. The By-laws of the Merger Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the Articles of Incorporation of the Company or the RIBCA.

1.6 Directors and Officers. The directors of the Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected and qualified. Prior to the Effective Time, the Company shall cause each member of the Company Board to execute and deliver a letter effectuating his or her resignation as a director of the Company (and, to the extent requested by the Parent, the Company’s Subsidiary) effective upon the Effective Time.

ARTICLE II

CONVERSION OF SECURITIES

2.1 Effect of Merger on Capital Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or capital stock of the Merger Sub:

(i) each share of the Merger Sub’s capital stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of the same class of capital stock of the Surviving Corporation;

(ii) each Class A Common Share, $1.00 par value per share (“Class A Common Share”), and Class B Common Share, $1.00 par value per share (“Class B Common Share”), of the Company (collectively, the “Company Common Shares”) issued and outstanding immediately prior to the Effective Time that is owned by the Parent, the Merger Sub or the Company or any direct or indirect wholly owned subsidiary of the Parent, the Merger Sub or the Company, including all Company Common Shares held by the Company as treasury shares, shall automatically be cancelled, and no payment shall be made with respect thereto; and

(iii) each Company Common Share issued and outstanding immediately prior to the Effective Time (other than Company Common Shares to be cancelled pursuant to clause (ii) above) shall be automatically cancelled and extinguished and be converted into and become the right to receive $21.50 in cash (the “Merger Consideration”). As of the Effective Time, all such Company Common Shares shall no longer be outstanding and shall be automatically cancelled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such Company Common Shares (each, a “Certificate”) and each holder of any such Company Common Shares held in book entry form immediately prior to the Effective Time (“Book Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(a)(iii) upon surrender of such Certificate or such Book Entry Shares in accordance with Section 2.2, without interest and subject to any applicable withholding rights in accordance with Section 2.2(g).

(b) In connection with the Merger, each outstanding option to purchase Company Common Shares (“Company Stock Options”) and each award consisting of Company Common Shares subject to forfeiture, repurchase, redemption, right of first refusal or other restrictions, whether granted under a Company Stock Plan or otherwise (other than Company Stock Options) (“Company Restricted Stock Awards”), shall be treated in the manner set forth in Section 6.11.

2.2 Exchange of Certificates. The procedures for exchanging outstanding Company Common Shares for the Merger Consideration pursuant to the Merger are as follows:

(a) Paying Agent. Prior to the Effective Time, the Parent shall select a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Company Common Shares to receive, on terms reasonably acceptable to the Company, for the benefit of the holders of Company Common Shares, the aggregate Merger Consideration to which the holders of the Company Common Shares shall be entitled after the Effective Time upon surrender of Certificates or Book Entry Shares. The Parent shall deposit such aggregate Merger Consideration with the Paying Agent at or prior to the Closing (such cash being hereinafter referred to as the “Payment Fund”).

(b) Exchange Procedures. Promptly after the Effective Time (but in no event more than three business days thereafter), the Parent shall instruct the Paying Agent to mail to each holder of record of a Certificate or of Book Entry Shares, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to a Certificate shall pass, only upon delivery of the Certificate to the Paying Agent and, in the case of Book Entry Shares, delivery shall be effected and risk of loss and title shall pass only upon adherence to the procedures set forth in the letter of transmittal, and which letter of transmittal shall be in such form and have such other reasonable provisions as the Parent may specify) and (ii) instructions for use in effecting the surrender of Certificates and Book Entry Shares in exchange for the Merger Consideration. Surrender of any Book Entry Shares shall be effected in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry. Upon surrender of a Certificate or Book Entry Shares for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and properly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate or Book Entry Shares shall be entitled to receive in exchange therefor an amount of cash equal to the Merger Consideration that such holder has the right to receive pursuant to Section 2.1(a)(iii), and the Certificate or Book Entry Shares so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Shares that is not registered in the stock transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate or Book Entry Shares so surrendered is or are registered if, in the case of a Certificate, such Certificate shall be properly endorsed or otherwise be in proper form for transfer, or, in the case of Book Entry Shares, the person in whose name such Book Entry Shares are registered shall have delivered to the Paying Agent instruments of transfer in such form as the Paying Agent may require in accordance with its customary procedures for the transfer for securities represented by book entry, and, in each case, the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of such Certificate or Book Entry Shares or establish to the satisfaction of the Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate and all Book Entry Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Company Common Shares formerly represented by such Certificate or Book Entry Shares have been converted pursuant to Section 2.1(a)(iii). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate or Book Entry Shares.

(c) No Further Ownership Rights in Company Common Shares. The Merger Consideration paid upon the surrender of a Certificate or Book Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of the capital stock of the Company formerly represented by such Certificate or Book Entry Shares. Upon the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of the capital stock of the Company that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Certificates or Book Entry Shares for six months after the Effective Time shall be delivered by the Paying Agent to the Parent or the Surviving Corporation, upon demand, and any holder of a Certificate or Book Entry Shares who has not theretofore complied with this Article II shall thereafter look only to the Parent or the Surviving Corporation for payment of the Merger Consideration (subject to abandoned property, escheat or other similar laws), but shall have no greater rights against the Parent or the Surviving Corporation than may be accorded to general unsecured creditors of the Parent or the Surviving Corporation under applicable law.

(e) No Liability. None of the Parent, the Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate or any Book Entry Shares have not been surrendered prior to the date on which the Merger Consideration in respect of such Certificate or Book Entry Shares would otherwise escheat to or become the property of any Governmental Entity, any such cash in respect of such Certificate or Book Entry Shares shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(f) Investments of Payment Fund. The Paying Agent shall invest any cash included in the Payment Fund in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for payment of all principal and interest, (iii) commercial paper obligations receiving the highest rating from either Moody’s Investor Services, Inc. or Standard & Poor’s, a division of The McGraw-Hill Companies, or (iv) money market funds investing solely in a combination of the foregoing, or a combination thereof, as directed by and for the benefit of the Parent; provided, however, that no gain or loss thereon shall affect the amounts payable hereunder. Any interest and other income resulting from such investments shall be paid to and be the property of the Parent.

(g) Withholding Rights. The Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld by any of them with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares in respect of which such deduction and withholding was made by the Parent, the Surviving Corporation or the Paying Agent. In the event that the Parent does not assign its rights hereunder (in accordance with Section 9.5) to a U.S. entity, the foregoing withholding rights shall be limited to amounts that would have been withheld had the Parent assigned such rights to a U.S. entity.

2.3 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall pay to such holder the Merger Consideration required pursuant to Section 2.1(a)(iii), in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof with such assurances as the Parent or Paying Agent, in its discretion and as a condition precedent to the payment of the Merger Consideration, may require of the holder of such lost, stolen or destroyed Certificate.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent and the Merger Sub that the statements contained in this Article III are true and correct, except (i) as disclosed with reasonable specificity in any Company SEC Documents filed prior to the date of this Agreement (but excluding (a) any amendment to any such Company SEC Document filed on or after the date of this Agreement, (b) any disclosures that contain cautionary, predictive or forward-looking statements, (c) any disclosures set forth in any section of a Company SEC Document entitled “risk factors” or constituting “forward-looking statements” or any other similar or comparable sections of such filings, and (d) the financial statements and notes thereto included in any such Company SEC Document) or (ii) as set forth herein or in the disclosure schedule delivered by the Company to the Parent on or before the date of this Agreement (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph or in any section of the Company Disclosure Schedule or any Company SEC Document shall be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent on its face. The phrase “made available to the Parent” shall be deemed to include Company filings and documents that are publicly available on the SEC’s EDGAR system. Each statement of the Company contained in this Article III with respect to a CAD Subsidiary that relates to facts, circumstances or conditions in existence during a time period prior to and including the date hereof shall be deemed made as to facts, circumstances or conditions in existence during the time period specified in such representation or warranty up to and including the closing of the CAD Sale, and each representation and warranty of the Company contained in this Article III with respect to a CAD Subsidiary that relates to facts, circumstances or conditions in existence on the date hereof shall be deemed made as to facts, circumstances or conditions in existence immediately prior to the closing of the CAD Sale.

3.1 Organization, Standing and Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted by the Company as of the date of this Agreement, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 3.1 of the Company Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. For purposes of this Agreement, the term “Company Material Adverse Effect” means any change, event, circumstance, development or effect (any such item, a “Change”) that, individually or in the aggregate with all other Changes occurring or existing prior to the determination of a Company Material Adverse Effect, has or would reasonably be expected to have, a material adverse effect on (i) the business, assets, liabilities, capitalization, financial condition or results of operations of the Company and its Subsidiary, taken as a whole, or (ii) the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement; provided that, solely for purposes of clause (i) above, none of the following, and no effect arising out of or resulting from the following, in each case to the extent arising after the date of this Agreement, shall constitute (in and of itself) a Company Material Adverse Effect or be taken into account in determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur (except, in the case of clauses (A), (B), (E) or (I), where the Company or its Subsidiary are disproportionately affected relative to other comparable persons operating in the industries in which the Company and its Subsidiary operate): (A) any changes in national or world economic or political conditions or the national or foreign financial, credit or securities markets; (B) any changes that affect generally the sunglass industry; (C) any outbreak or escalation of hostilities or war or any act of sabotage or terrorism, or any escalation or worsening of such acts, or any earthquakes, hurricanes, tornados, other wind storms, floods or other natural disasters, except in the event, and only to the extent, of any damage or destruction to or losses of the Company’s or its Subsidiary’s physical properties; (D) any action taken or not permitted to be taken pursuant to the express terms and conditions of this Agreement or taken or requested not to be taken at the express written direction or with the express written consent of Parent; (E) any changes in GAAP or any laws, statutes, ordinances, codes, rules, regulations, decrees and orders of any Governmental Entity (each a “Law”) or interpretation or application of the foregoing; (F) any failure, in and of itself, by the Company to meet any internal or external projections, forecasts or revenue or earnings predictions or guidance for any period (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect); (G) the suspension of trading in securities on the New York Stock Exchange or the NASDAQ Global Market or a decline in the price, or a change in the trading volume, of the Class A Common Shares on the NASDAQ Global Market (it being understood, in each case, that the facts or occurrences giving rise or contributing to such decline or change may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect); (H) any shareholder litigation or threatened shareholder litigation, in each case, arising from allegations of a breach of fiduciary duty or similar obligations in connection with this Agreement or the transactions contemplated hereby, including the Merger; (I) any shutdown of the United States government, the failure of the United States government to meet its debt obligations or the downgrading of the United States credit rating; or (J) the execution or announcement of this Agreement or the transactions contemplated hereby, including the Merger, including any Change that is directly attributable to the identity or business of the Parent or its Subsidiaries, including any impact on relationships, contractual or otherwise, with customers, suppliers, or employees.

(b) The Company has made available to the Parent complete and accurate copies of the Articles of Incorporation and By-laws of the Company. The Company is not in violation of any of the provisions of its Articles of Incorporation or in material violation of any provisions of its By-laws.

(c) The Company has made available to the Parent true and correct copies of the minutes (or, in the case of minutes that have not yet been finalized, a brief summary of the meeting) of all meetings of shareholders, the Company Board and each committee of the Company Board since January 1, 2011 and with respect to the acquisition by the Company or its Affiliates of Native Eyewear, Inc. and Costa Del Mar Sunglasses, Inc.; provided, however, that the Company has not made available to the Parent any minutes (or portions thereof) reflecting any consideration or discussion of this Agreement, the Merger, the other transactions contemplated hereby or any related matters.

3.2 Capitalization.

(a) The authorized capital stock of the Company as of the date of this Agreement consists of 40,000,000 Class A Common Shares and 4,000,000 Class B Common Shares. The rights and privileges of each class of the Company’s capital stock are as set forth in the Company’s Articles of Incorporation. As of the close of business on the business day prior to the date of this Agreement, (i) 11,388,835 Class A Common Shares were issued and outstanding, (ii) 1,804,800 Class B Common Shares were issued and outstanding and (iii) 8,239,923 Company Common Shares were held in the treasury of the Company or by the Subsidiary of the Company.

(b) Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of:

(i) all stock option plans or other equity-related plans of the Company (the “Company Stock Plans”), indicating for each Company Stock Plan, as of such date, the number of Company Common Shares issued under such Plan, the number of Company Common Shares subject to outstanding options and other awards under such Plan, and the number of Company Common Shares reserved for future issuance under such Plan. The Company has made available to the Parent complete and accurate copies of all Company Stock Plans;

(ii) all outstanding Company Stock Options, indicating with respect to each such Company Stock Option the name of the holder thereof, the Company Stock Plan under which it was granted, the number of Company Common Shares subject to such Company Stock Option, the exercise price, the date of grant, and the vesting schedule. The Company has made available to the Parent complete and accurate copies of all forms of stock option agreements evidencing Company Stock Options; and

(iii) all outstanding Company Restricted Stock Awards, indicating with respect to each such Company Restricted Stock Award the name of the holder thereof, the Company Stock Plan under which it was granted, the number and class of Company Common Shares subject to such Company Restricted Stock Award, the date of grant, and the vesting schedule. The Company has made available to the Parent complete and accurate copies of all forms of restricted stock agreements evidencing Company Restricted Stock Awards. To the knowledge of the Company, no Section 83(b) elections have been made with respect to any outstanding Company Restricted Stock Award.

(c) Except (i) as set forth in this Section 3.2 and (ii) as reserved for future grants under Company Stock Plans, (A) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary is bound obligating the Company or its Subsidiary to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or its Subsidiary to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. The Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Other than the Company Shareholder Agreement, neither the Company nor its Subsidiary, or, to the knowledge of the Company, any of the Company’s Affiliates, directors or officers, is a party to or is bound by any agreements with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company. For purposes of this Agreement, the term “Affiliate” when used with respect to any party shall mean any person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). There are no registration rights, and there is no rights agreement or “poison pill” anti-takeover plan to which the Company or its Subsidiary is a party or by which it or they are bound, with respect to any equity security of any class of the Company.

(d) The holders of Class A Common Shares are not entitled to dissenters’ or appraisal rights under applicable state Law in connection with the Merger. The holders of all of the issued and outstanding Class B Common Shares have executed Company Shareholder Agreements.

(e) All outstanding Company Common Shares are, and all Company Common Shares subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the RIBCA, the Company’s Articles of Incorporation or By-laws or any agreement to which the Company is a party or is otherwise bound.

(f) There are no obligations, contingent or otherwise, of the Company or its Subsidiary to repurchase, redeem or otherwise acquire any Company Common Shares or the capital stock of the Company or its Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Company or the Subsidiary of the Company or any other entity, other than guarantees of bank obligations of the Subsidiary of the Company entered into in the ordinary course of business consistent with past practice (the “Ordinary Course of Business”).

(g) No consent of the holders of Company Stock Options or Company Restricted Stock Awards is required in connection with the actions contemplated by Sections 2.1(b) and 6.11.

3.3 Subsidiaries.

(a) Section 3.3(a) of the Company Disclosure Schedule sets forth, for each Subsidiary of the Company: (i) its name; (ii) the number and type of outstanding equity securities and a list of the holders thereof; and (iii) the jurisdiction of organization. For purposes of this Agreement, (A) the term “Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (x) more that 50% of the voting power of all outstanding stock or ownership interests of such entity, (y) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity or (z) the right to elect a majority or more of the board of directors (or similar governing body) of such entity, and (B) the term “CAD Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise, other than Cross Optical Group, Inc., that was a Subsidiary of the Company immediately prior to the closing of the CAD Sale.

(b) The Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted by the Company as of the date of this Agreement, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 3.3(b) of the Company Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of the Subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by the Company or its Subsidiary free and clear of all Liens, claims, limitations on the Company’s voting rights, charges or other encumbrances of any nature. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or the Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of the Subsidiary of the Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Subsidiary of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Subsidiary of the Company.

(c) The Company has made available to the Parent complete and accurate copies of the charter, by-laws or other organizational documents of the Subsidiary of the Company. The Subsidiary is not in violation of any of its organizational documents.

(d) The Company does not control directly or indirectly, or have any direct or indirect equity participation or similar interest in, any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of the Company.

3.4 Authority.

(a) The Company has all requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder and, subject only to the adoption of this Agreement (the “Company Voting Proposal”) by the Company’s shareholders under the RIBCA (the “Company Shareholder Approval”), consummate the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the board of directors of the Company (the “Company Board”), at a meeting duly called and held, by the unanimous vote of all directors participating in the meeting (i) determined that the Merger and this

Agreement are fair to and in the best interests of the Company and its shareholders, (ii) approved the Merger and this Agreement (including the “plan of merger,” as such term is used in Section 7-12-1001 of the RIBCA, contained herein) in accordance with the provisions of the RIBCA, (iii) directed that this Agreement and the Merger be submitted to the shareholders of the Company for their adoption and approval (including the “plan of merger” contained herein) and resolved to recommend that the shareholders of the Company vote in favor of the adoption of this Agreement (including the “plan of merger” contained herein) and the approval of the Merger, and (iv) to the extent necessary, adopted resolutions having the effect of causing the Company not to be subject to any state takeover law or similar law that might otherwise apply to this Agreement, the Company Shareholder Agreement, the Merger or any other transactions contemplated by this Agreement or the Company Shareholder Agreement, in each case which resolutions, except after the date hereof to the extent expressly permitted by Section 6.1(b), have not been rescinded, modified or withdrawn in any way. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

(b) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or By-laws of the Company or of the charter, by-laws, or other organizational document of the Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under, require a consent, waiver or notice under, constitute a change in control under, require a payment under or result in the imposition of any mortgage, security interest, pledge, lien, charge or encumbrance of any nature, whether arising by contract or by operation of law (“Liens”), on the Company’s or its Subsidiary’s assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company or its Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to obtaining the Company Shareholder Approval and subject to the consents, approvals and authorizations specified in clauses (i) through (v) of Section 3.4(c) having been obtained prior to the Effective Time and all filings and notifications described in Section 3.4(c) having been made and the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any other applicable foreign antitrust or competition laws having terminated or expired prior to Effective Time, conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its Subsidiary or any of its properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts, violations, breaches, rights of termination, Liens, penalties, defaults, terminations, cancellations, accelerations or losses that, or where the failure to obtain any consent or give any notice or make a penalty payment, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality, any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority or any stock market or stock exchange on which any of the Company Common Shares are listed for trading (a “Governmental Entity”) is required by or with respect to the Company or its Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act and any other applicable Antitrust Laws, (ii) the filing of the Articles of Merger with the Rhode Island Secretary of State and the filing of appropriate corresponding documents with the appropriate authorities of other states in which the

Company is qualified as a foreign corporation to transact business, (iii) the filing of the Proxy Statement with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) the filing of such reports, schedules or materials under Section 13 of or Rule 14a-12 under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, and the rules and regulations of the Nasdaq Stock Market.

(d) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

3.5 SEC Filings; Financial Statements; Information Provided.

(a) The Company has filed all registration statements, forms, reports, certifications and other documents required to be filed by the Company with the SEC since January 1, 2010, and has made available to the Parent copies of all registration statements, forms, reports, certifications and other documents filed by the Company with the SEC since January 1, 2010, including all certifications and statements required by (i) Rule 13a-14 or 15d-14 of the Exchange Act or (ii) 18 U.S. C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”)). All such registration statements, forms, reports, certifications and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein as the “Company SEC Documents.” All of the Company SEC Documents are publicly available on the SEC’s EDGAR system. The Company has made available to the Parent copies of all comment letters received by the Company from the staff of the SEC since January 1, 2010 and all responses to such comment letters by or on behalf of the Company. The Company SEC Documents (x) were or will be filed on a timely basis, (y) at the time filed, or as of the date of such last amendment thereof, if any such Company SEC Document filed prior to the date hereof was amended after the filing and prior to the date of this Agreement, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and (z) did not or will not at the time they were or are filed, or as of the date of such last amendment thereof, if any such Company SEC Document filed prior to the date hereof was amended after the filing and prior to the date of this Agreement, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Documents or necessary in order to make the statements in such Company SEC Documents, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. As used in this Section 3.5, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Documents (i) at the time filed complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including Regulation S-X), (ii) at the time filed were or will be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and at the dates involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) at the time filed fairly presented or will fairly present the consolidated financial position of the Company, its Subsidiary and, if applicable, the CAD Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company, its Subsidiary and, if applicable, the CAD Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or will not be material in amount or effect. The consolidated, unaudited balance sheet of the Company as of September 30, 2013 is referred to herein as the “Company Balance Sheet.”

(c) The proxy statement to be sent to the shareholders of the Company with respect to the Company Meeting (including the information included in or incorporated by reference therein) (the “Proxy Statement”) shall not, on the date the Proxy Statement is first mailed to shareholders of the Company, at the time of the Company Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading in light of the circumstances under which they were or shall be made; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of the Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

3.6 No Undisclosed Liabilities. Neither the Company nor its Subsidiary has any obligations or liabilities which would be required to be reflected in financial statements in accordance with GAAP, except for: (a) liabilities reflected or recorded on the Company Balance Sheet; (b) liabilities incurred in the Ordinary Course of Business since the date of the Company Balance Sheet; (c) liabilities incurred by the Company in connection with the negotiation, execution and delivery of this Agreement and (d) liabilities that would not reasonably be expected have, individually or in the aggregate, a Company Material Adverse Effect.

3.7 Absence of Certain Changes or Events. Other than the disposition of the Company’s accessories division (the “CAD Sale”) by the Company to Clarion Capital Partners, LLC (“Clarion”) pursuant to an Asset Purchase Agreement (the “CAD Sale Agreement”), dated as of July 13, 2013, by and between the Company and an Affiliate of Clarion (the Purchased Assets and Assumed Liabilities under the CAD Sale Agreement, each as defined therein, collectively, the “CAD Business”), since September 30, 2013, (a) the Company and its Subsidiary have conducted their respective businesses only in the Ordinary Course of Business and (b) there has not been any Change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

3.8 Taxes.

(a) The Company, its Subsidiary and each CAD Subsidiary has timely filed all material federal, state, local, municipal, and other (including with respect to jurisdictions outside of the United States) Tax Returns required to be filed by it in the manner prescribed by applicable law and all such Tax Returns are true, complete and correct in all material respects; and all material amounts of Taxes due and owing (whether or not shown as due on such Tax Returns) have been paid in full and the Company and its Subsidiary have made adequate provision (or adequate provision has been made on its behalf) for all material amounts of accrued Taxes not yet due. The accruals and reserves for Taxes reflected in the Company’s Form 10-K for the fiscal year ended December 29, 2012 are adequate to cover all material amounts of Taxes accruing through such date. The Company and its Subsidiary have made payments of estimated Taxes sufficient in amount to avoid under applicable law any material underpayment penalties or interest.

(b) As of the date of this Agreement, there is no Legal Action or audit currently pending or, to the knowledge of the Company threatened in writing against or with respect to the Company, its Subsidiary or any CAD Subsidiary in respect of any Tax or Tax asset of the Company, its Subsidiary or any CAD Subsidiary.

(c) Neither the Company, its Subsidiary nor any CAD Subsidiary has ever been a party to a “reportable transaction” within the meaning of United States Treasury Regulation Section 1.6011-4(b).

(d) Neither the Company, its Subsidiary nor any CAD Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with any third party (other than solely among the Company, its Subsidiary or any CAD Subsidiary) with respect to Taxes, other than general commercial agreements the primary purpose of which does not relate to Taxes.

(e) The federal income Tax Returns of the Company, its Subsidiary and the CAD Subsidiaries have been examined by and settled with the United States Internal Revenue Service or have expired or otherwise have been closed by virtue of the expiration of the relevant statute of limitations for all taxable periods ending on or before December 31, 2009.

(f) Neither the Company, its Subsidiary nor any CAD Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), or (ii) has any liability for the Taxes of any person (other than the Company, its Subsidiary or any CAD Subsidiary) under United States Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor.

(g) Neither the Company nor its Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return. Neither the Company nor its Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(h) Neither the Company, its Subsidiary nor any CAD Subsidiary has applied for and/or received a ruling or determination from a Tax Authority that will have any effect on Tax Returns of the Company or its Subsidiary subsequent to the Closing Date.

(i) No written claim has been made by a Tax Authority in a jurisdiction where the Company, its Subsidiary or any CAD Subsidiary does not file Tax Returns that the Company, its Subsidiary or any CAD Subsidiary is or may be subject to taxation by that jurisdiction.

(j) Each of the Company, its Subsidiary and each CAD Subsidiary has withheld and paid all material amounts of Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(k) The Company is not a United States real property holding corporation within the meaning of Section 897(c) of the Code.

(l) Neither the Company nor its Subsidiary has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any material adjustment under Section 481 of the Code or any similar provision of the Code or corresponding Tax Laws of any Tax Authority.

(m) Neither the Company, its Subsidiary nor any CAD Subsidiary has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

(n) Neither the Company, its Subsidiary nor any CAD Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, separately or in the aggregate, in the payment of any amount that will not be fully deductible as a result of Section 162(m) of the Code.

(o) Neither the Company nor its Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (iii) excess loss account described in United States Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law), (iv) completed contract method of accounting, the long-term contract method of accounting, installment sale or open transaction disposition transaction made on or prior to the Closing Date, (v) prepaid amount or deferred revenue received on or prior to the Closing Date, (vi) election under Section 108(i) of the Code made to defer recognition of cancellation of indebtedness income or (vii) cancellation of indebtedness income arising on or prior to the Closing Date.

(p) The Company has delivered or made available to the Parent complete and correct copies of federal and state (with respect the states listed in Section 3.8(p) of the Company Disclosure Schedule) income Tax Returns and other Tax Returns of the Company, its Subsidiary and each CAD Subsidiary where the Company, its Subsidiary or any CAD Subsidiary would reasonably be expected to have any material Tax liabilities, in each case for the Tax years 2012, 2011 and 2010.

(q) Clarion or its Affiliate has notified the Company that it has required the Company to join Clarion or its Affiliate, as the case may be, in making a Section 338(h) election with respect to the purchase the stock of A.T.X. International, Inc., and such notice has not been withdrawn or modified.

(r) As used in this Agreement:

(i) “Tax” or “Taxes” means all taxes, levies or other like assessments (including estimated taxes), including income, franchise, profits, corporation, goods and services, advance corporation, gross receipts, transfer, excise, property, sales, use value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, unemployment and employment insurance contributions, severance, occupation, import, custom, stamp, capital, alternative, add-on minimum, or other governmental taxes, imposed by any federal, state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions to tax applicable or related thereto whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other person.

(ii) “Tax Authority” or “Taxing Authority” means any governmental or regulatory authority, body or instrumentality exercising any authority to impose, regulate or administer the imposition of Taxes.

(iii) “Tax Return” means any return, election, report, claim for refund, information return, declaration, statement, certificate, bill, schedule or other document, together with all amendments, attachments and supplements thereto, required to be filed with any Taxing Authority.

(s) This Section 3.8, and to the extent applicable, Section 3.5 and Section 3.14, contain the sole and exclusive representations and warranties of the Company in this Agreement with respect to Taxes.

3.9 Real Property.

(a) Since January 1, 2003, neither the Company nor its Subsidiary has owned any real property. Neither the Company nor its Subsidiary subleases any property to another person.

(b) The Company and its Subsidiary have a valid and subsisting leasehold estate in each parcel of real property demised under a lease, sublease or license for the full term of the respective lease, sublease or license free and clear of any Liens. Section 3.9(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property leased, subleased or licensed by the Company or its Subsidiary (collectively, the “Company Leases”) and the location of the premises. Neither the Company nor its Subsidiary nor, to the Company’s knowledge, any other party to any Company Lease, is in material default under any of the Company Leases. Each of the Company Leases is in full force and effect (except those that (i) expire after the date of this Agreement in accordance with their respective terms or (ii) are terminated not in violation of Section 5.1) and is binding against the Company and/or its Subsidiary, and, to the knowledge of the Company, the other parties thereto, in accordance with its terms and shall not cease to be in full force and effect as a result of the Merger or the other transactions contemplated by this Agreement. The Company has made available to the Parent complete and accurate copies of all Company Leases.

3.10 Intellectual Property.

(a) Section 3.10(a) of the Company Disclosure Schedule contains a complete and accurate list of all: (i) registered or granted Intellectual Property, including domain names, owned by the Company or its Subsidiary, and (ii) pending patent applications and applications for registrations of trademarks or other Intellectual Property filed by or on behalf of the Company and its Subsidiary (the “Company Intellectual Property”).

(b) Section 3.10(b) of the Company Disclosure Schedule contains a complete and accurate list of all agreements pursuant to which the Company or its Subsidiary grant rights to any third party with respect to any Company Intellectual Property and all material agreements pursuant to which any third party grants rights to the Company or its Subsidiary with respect to any Company Intellectual Property (other than “shrink-wrapped” or “off-the-shelf” software licenses licensed by the Company or its Subsidiary (“OTC Software”)). There are no outstanding or, to the knowledge of the Company, threatened, disputes or disagreements with respect to any such inbound or outbound agreement. Except as otherwise set forth in Section 3.10(b) of the Company Disclosure Schedule, no royalties or fees are payable by the Company or its Subsidiary to any person by reason of the ownership or use of any of the Company Intellectual Property.

(c) The Company Intellectual Property comprises all Intellectual Property necessary for or related to the operation of the business of the Company and its Subsidiary as conducted on or prior to the date of this Agreement (excluding the CAD Business), and the operation of the business is not in violation of any licenses to the Company or its Subsidiary. The Company and/or its Subsidiary own (or as of the Closing Date will own), or have the valid right to use, free and clear of all Liens, the Company Intellectual Property, and the consummation of the transactions contemplated hereby, including the Merger, will not materially conflict with, alter or impair any rights of the Company or its Subsidiary in such Company Intellectual Property. The Company’s and its Subsidiary’s rights in the Company Intellectual Property are subsisting, and, to the knowledge of the Company, valid and enforceable. Neither the Company nor its Subsidiary is currently using, nor will it be necessary for the Company or its Subsidiary to use, any Intellectual Property of any of its employees, officers or consultants developed, invented or made prior to their employment or retention by the Company or a Subsidiary thereof except for any such Intellectual Property that had been previously assigned or licensed to the Company or a Subsidiary thereof. No present or former employee, officer or consultant of the Company or its Subsidiary owns or has any proprietary interest in any Intellectual Property which the Company or a Subsidiary thereof owns or possesses and is now, or was heretofore, used in the conduct of the Company’s or its Subsidiary’s business (excluding the CAD Business). The Company has taken reasonable steps to protect its trade secrets and know-how. Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, since January 1, 2010, each present or past employee, officer or consultant of the Company or its Subsidiary who developed Intellectual Property for the Company or its Subsidiary has executed a valid and enforceable written agreement with the Company or its Subsidiary that conveys to the Company or its Subsidiary any and all right, title, and interest in and to all Intellectual Property developed by such employee, officer or consultant in connection with such employee, officer or consultant’s employment or engagement by the Company or the Subsidiary (such an agreement, a “Proprietary Rights Agreement”). To the knowledge of the Company, neither the Company’s or its Subsidiary’s employees, officers or consultants are in violation of his or her Proprietary Rights Agreement. All of the Proprietary Rights Agreements will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Effective Time (except those that expire after the date of this Agreement in accordance with their respective terms or are terminated not in violation of Section 5.1). Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, no current or past employee, officer or consultant of the Company or its Subsidiary has excluded works or inventions made prior to his or her employment with the Company or a Subsidiary thereof from his or her assignment of inventions pursuant to such employee, officer or consultant’s Proprietary Rights Agreements.

(d) Except as would not reasonably be expected to materially impact the Company and its Subsidiary, taken as a whole, since January 1, 2007, (i) there have been no claims made against the Company or its Subsidiary asserting the invalidity, misuse or unenforceability of any of the Intellectual Property owned or used by the Company or its Subsidiary (excluding Intellectual Property used by the Company or its Subsidiary solely in the CAD Business prior to the closing of the CAD Sale), (ii) neither the Company nor its Subsidiary has received any written notices of any infringement or misappropriation from any third party with respect to any Intellectual Property (excluding Intellectual Property of the Company, any Subsidiary or any CAD Subsidiary that was sold in the CAD Sale) (including any demand or request that the Company or any Subsidiary thereof license any rights from a third party), (iii) to the knowledge of the Company, the conduct of the business of the Company and its Subsidiary have not infringed or misappropriated and does not infringe or misappropriate any

Intellectual Property of other persons, (iv) to the knowledge of the Company, no person has infringed upon or is currently infringing upon any Intellectual Property of the Company or its Subsidiary (excluding Intellectual Property of the Company, any Subsidiary or any CAD Subsidiary that was sold in the CAD Sale), (v) no claim or action has been brought alleging any such infringement as described in the foregoing (iv), and (vi) no current employee or consultant of the Company or a Subsidiary thereof has made a claim against the Company or a Subsidiary thereof asserting any right to any Intellectual Property (excluding Intellectual Property of the Company, any Subsidiary or any CAD Subsidiary that was sold in the CAD Sale); provided, however, that with respect to the “Costa” and “Native” trademarks the representations and warranties made in this Section 3.10(d) shall be true and correct without regards to the materiality qualification contained herein.

(e) “Intellectual Property” shall mean all: (i) patents and patent applications, whether foreign or domestic, including all reissues, continuations, divisionals, continuations in part and renewals and extensions thereof, (ii) Internet domain names, trademarks, service marks, trade dress, trade names, brand names, logos, emblems, signs, insignia, and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and registrations and applications for registration thereof, (iv) trade secrets and other proprietary confidential information, and (v) other intellectual property rights.

(f) This Section 3.10 contains the sole and exclusive representations and warranties of the Company regarding Intellectual Property matters, liabilities or obligations, or compliance with intellectual property Laws.

3.11 Material Contracts.

(a) For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company or its Subsidiary is a party or any of their respective assets are bound:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act), whether or not filed by the Company with the SEC;

(ii) any employment, change in control, severance, consulting or other contract (in each case with respect to which the Company or its Subsidiary have continuing obligations as of the date hereof) with any current or former (A) executive officer of the Company or its Subsidiary, (B) member of the Company Board, or (C) employee of the Company or its Subsidiary providing for an annual base salary in excess of $200,000;

(iii) any contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiary, taken as a whole;

(iv) any contract that purports to limit in any material respect the right of the Company or its Subsidiary (or, at any time after the consummation of the Merger, the Parent or its Subsidiary) (A) to engage in any line of business, or (B) to compete with any person or operate in any geographical location;

(v) any contract relating to (A) the disposition, directly or indirectly (by merger or otherwise), by the Company or its Subsidiary after the date of this Agreement of assets with a fair market value in excess of $1 million or (B) the acquisition, directly or indirectly (by merger or otherwise), by the Company or its Subsidiary after the date of this Agreement, of assets with a fair market value in excess of $1 million;

(vi) any contract that contains any provision that requires the purchase of all of the Company’s or its Subsidiary’s requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiary, taken as a whole;

(vii) any contract that obligates the Company or its Subsidiary to conduct business on an exclusive or preferential basis with any third party or upon consummation of the Merger will obligate the Parent, the Surviving Corporation or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis with any third party;

(viii) any contract between (A) the Company and its Subsidiary, on the one hand, and (B) any Affiliate of the Company (other than a Subsidiary of the Company) or any CAD Subsidiary, on the other hand;

(ix) any partnership, joint venture or similar contract;

(x) any indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other contract relating to (A) indebtedness of the Company or any Subsidiary (including agreements related to interest rate or currency hedging activities) in excess of $5 million or (B) any loan or other extension of credit by the Company or any Subsidiary to any third party;

(xi) any contract that contains a put, call, right of first refusal or similar right pursuant to which the Company or any Subsidiary would be required to purchase or sell any securities of any entity;

(xii) any contract pursuant to which (A) the Company or its Subsidiary is licensed to use, or granted any other rights in, any Intellectual Property (other than OTC Software) that is material to the Company or its Subsidiary or (B) a person is licensed to use, or granted any other rights in, any Intellectual Property owned by the Company or its Subsidiary that is material to the Company or its Subsidiary;

(xiii) any contract with a customer of the Company or its Subsidiary that (A) involved payments to the Company and its Subsidiary in excess of $1 million during the twelve month period ended December 29, 2012 or (B) if entered into after December 29, 2012, would, based on the payments to the Company and its Subsidiary during the period since commencement of such contract, result in annualized payments in excess of $1 million;

(xiv) any contract with a supplier or distributor of the Company or its Subsidiary that (A) involved payments by the Company and its Subsidiary in excess of $500,000 during the twelve month period ended December 29, 2012 or (B) that, if entered into after December 29, 2012, would, based on the payments by the Company and its Subsidiary during the period since commencement of such contract, result in annualized payments in excess of $500,000;

(xv) any contract that provides for any “most favored nation” or equivalent pricing provisions, exclusivity or similar obligations to which the Company or its Subsidiary is subject or a beneficiary thereof;

(xvi) any employee collective bargaining agreement or other contract with any labor union; and

(xvii) any other contract under which the Company or its Subsidiary is obligated to make payment or incur costs in excess of $500,000 in any year and which is not otherwise described in clauses (i)–(xvi) above.

(b) Section 3.11(b) of the Company Disclosure Schedule sets forth a list as of the date hereof of all written Company Material Contracts. The Company has made available to the Parent correct and complete copies of all such Company Material Contracts, including any amendments thereto. To the knowledge of the Company, neither the Company nor its Subsidiary is a party to any oral Company Material Contract.

(c) Section 3.11(c) of the Company Disclosure Schedule lists all consents, waivers, approvals and notices under any of the Company Material Contracts required to be obtained or given in connection with the consummation of the transactions contemplated hereby.

(d) All the Company Material Contracts are valid and binding on the Company or its Subsidiary, enforceable against Company or its Subsidiary in accordance with its terms, and are in full force and effect (except those that (i) expire after the date of this Agreement in accordance with their respective terms or (ii) are terminated not in violation of Section 5.1). Neither the Company nor its Subsidiary nor, to the knowledge of the Company, any third party has violated in any material respect any provision of, or failed to perform in any material respect any obligation required under the provisions of, any Company Material Contract. Neither the

Company nor its Subsidiary nor, to the knowledge of the Company, any third party, has received written notice of breach, of any Company Material Contract. To the knowledge of the Company, no event or condition exists which constitutes or after notice or lapse of time or both would constitute, a default on the part of the Company or its Subsidiary under any Company Material Contract.

3.12 Litigation. Except as set forth in Section 3.12 of the Company Disclosure Schedule, as of the date of this Agreement there is no action, suit, proceeding, claim, arbitration or investigation (each, a “Legal Action”) pending or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiary or any of their respective properties, assets or operations, including related to employees or benefits. As of the date of this Agreement, there are no judgments, orders or decrees outstanding against the Company or its Subsidiary or any of their respective properties, assets or operations.

3.13 Environmental Matters.

(a) Except for such matters that, individually or in the aggregate, have not resulted in, and would not reasonably be expected to result in, a material liability to the Company or its Subsidiary:

(i) the Company, its Subsidiary and each CAD Subsidiary are in compliance with, and have not, in the last five years, violated, any applicable Environmental Laws;

(ii) the Company, its Subsidiary and each CAD Subsidiary have all permits, licenses and approvals required under Environmental Laws to operate and conduct their respective businesses as currently operated and conducted;

(iii) there is no Contamination in, on, under or emanating to or from the real properties currently leased or operated by the Company, its Subsidiary or any CAD Subsidiary (including soils, groundwater, surface water, buildings or other structures);

(iv) to the Company’s knowledge, there was no Contamination in, on, under or emanating to or from the real properties formerly owned, leased or operated by the Company, its Subsidiary or any CAD Subsidiary prior to or during the period of time such properties were owned, leased or operated by the Company, its Subsidiary or any CAD Subsidiary;

(v) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to be the basis of or result in any liability of the Company, any Subsidiary or any CAD Subsidiary for (A) a Release of any Hazardous Substance or Contamination on the property of any third party or (B) exposure of any person to Hazardous Substances;

(vi) neither the Company, its Subsidiary nor any CAD Subsidiary has received any notice, demand, letter, claim or request for information which remains unresolved, and there is no pending nor, to the Company’s knowledge, threatened notice, demand, letter, claim or request for information, alleging that the Company, its Subsidiary or any CAD Subsidiary may be in violation of, liable under or have obligations under any Environmental Law;

(vii) neither the Company, its Subsidiary nor any CAD Subsidiary is subject to any order, decree, injunction or other agreement with any Governmental Entity; and neither the Company, its Subsidiary nor any CAD Subsidiary is subject to any indemnity or other agreement with any third party (with the exception of any leases, credit agreements or the CAD Sale Agreement), in each case relating to liability or obligation under any Environmental Law or relating to Hazardous Substances;

(viii) to the knowledge of the Company, there are no facts, circumstances or conditions involving the Company, its Subsidiary or any CAD Subsidiary that would reasonably be expected to result in any Legal Actions, obligations or costs to, or restrictions on the use or transfer of any real property by the Company, its Subsidiary or any CAD Subsidiary pursuant to any Environmental Law;

(ix) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company, its Subsidiary or any CAD Subsidiary or properties at which the

Company, its Subsidiary or any CAD Subsidiary has disposed or arranged for the disposal of any Hazardous Substances is listed in the National Priorities List or any other list of sites requiring clean-up, investigation, or any other response action maintained by any federal, state or local governmental agency with respect to sites from which there is or has been a Release of any Hazardous Substance or any Contamination;

(x) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company, any Subsidiary or any CAD Subsidiary, is used, nor was ever used, (A) as a landfill, dump or other disposal, storage, transfer or handling area for Hazardous Substances, excepting, however, for the routine storage and use of Hazardous Substances from time to time in the Ordinary Course of Business in compliance with Environmental Laws; (B) for industrial, military or manufacturing purposes; or (C) as a gasoline service station or a facility for selling, dispensing, storing, transferring or handling petroleum and/or petroleum products;

(xi) to the knowledge of the Company, there are no underground or above ground storage tanks (whether or not currently in use), urea-formaldehyde materials, asbestos or asbestos containing materials, polychlorinated biphenyls (PCBs) or nuclear fuels or wastes at, and no underground tank has been removed from, any property currently owned, leased or operated by the Company, its Subsidiary or any CAD Subsidiary, or the knowledge of the Company, any property formerly owned, leased or operated by the Company, its Subsidiary or any CAD Subsidiary; and

(xii) there are no Liens against any of the properties currently owned, or, to the knowledge of the Company, leased or operated by the Company, its Subsidiary or any CAD Subsidiary arising under any Environmental Law.

(b) The Company has made available to the Parent a complete and accurate copy of all material non-privileged environmental, human health and safety, or natural resources reports, investigations and audits (whether in hard copy or electronic form) relating to the environmental condition of premises currently or previously operated by, or relating to compliance with Environmental Laws by, the Company, its Subsidiary or any CAD Subsidiary (whether conducted by or on behalf of the Company, its Subsidiary or any CAD Subsidiary or a third party, and whether done at the initiative of the Company or its Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and of which the Company, its Subsidiary or any CAD Subsidiary has possession or control or to which the Company or its Subsidiary has reasonable access.

(c) The representations and warranties contained in this Section 3.13 are the sole and exclusive representations and warranties of the Company or its Subsidiary concerning matters pertaining or relating to any environmental, health or safety matters (to the extent relating to exposure to Hazardous Substances), including any arising under any Environmental Laws or relating to the use, storage, treatment, generation, handling, transportation, Release or disposal of, or exposure to, Hazardous Substances.

(d) For purposes of this Agreement:

(i) “Environmental Law” means any federal, state or local law, statute, rule or regulation or applicable common law relating to the environment or human health and safety (to the extent relating to exposure to Hazardous Substances), including without limitation any statute, regulation, administrative decision or order pertaining to (A) treatment, storage, disposal, generation and transportation of solid waste Hazardous Substances (as hereinafter defined); (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the Release (as hereinafter defined) or threatened Release into the environment of solid waste or Hazardous Substances; (E) the protection of wild life, marine life and wetlands, including all endangered and threatened species; or (F) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of solid waste or Hazardous Substances.

(ii) “Contamination” means the Release in, on, under, from or to, any real property of any Hazardous Substance in violation of applicable Environmental Laws, except the routine storage and use of Hazardous Substances from time to time in the Ordinary Course of Business in compliance with all applicable Environmental Laws.

(iii) “Release” or “Released” means the spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping, pumping, dumping, emptying, seeping, dispersal, migration, transporting, placing or any other release, whether intentional or unintentional, of any Hazardous Substance through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the environment. The term “Release” shall include any threatened Release.

(iv) “Hazardous Substance” means any substance that is: (A) listed, classified, regulated or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law; (B) any oil or petroleum product or by-product, asbestos-containing material, lead-containing paint, pipes or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any infectious or toxic materials or waste or biological or medical waste, including biohazards, radioactive materials and blood-borne pathogens.

3.14 Employee Benefit Plans.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list of (i) each “employee pension benefit plan” (as defined in Section 3(2) of ERISA), (ii) each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), (iii) each other employment, consulting, bonus, deferred compensation, incentive compensation, stock option, stock purchase, phantom stock, stock appreciation or other form of equity compensation, severance or termination pay, retention or change in control plan, program or agreement, and (iv) each other material employee benefit, post-retirement compensation, hospitalization or other medical, life or other employee benefit related insurance, supplemental unemployment benefit, profit-sharing, pension or retirement plan, program or agreement, in each case whether written or unwritten, that is sponsored, maintained or contributed to or required to be contributed to, by the Company or the Company’s Subsidiary for the benefit of current or former employees, directors or consultants, of the Company or the Company’s Subsidiary, or with respect to which the Company or the Company’s Subsidiary has any liability, contingent or otherwise (together, the “Company Employee Plans”). For purposes of this Agreement, the following terms shall have the following meanings: (i) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; and (ii) “ERISA Affiliate” means any entity which is, or at any applicable time was, a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary of the Company.

(b) The Company has made available to the Parent a complete and accurate copy of (i) each Company Employee Plan (or a written summary of any unwritten plan), (ii) the most recent annual report (Form 5500) filed with the IRS and attached schedules with respect to each Company Employee Plan (if such report is required by applicable law), (iii) each trust agreement, group annuity contract and summary plan description, if any, relating to each Company Employee Plan, (iv) the most recent financial statement for each Company Employee Plan for which a financial statement is required to be prepared under applicable law (to the extent such financial statements are not included in the Form 5500), (v) all personnel and employment manuals and policies (or a written summary of any unwritten policies), (vi) all employee handbooks, (vii) all reports regarding the satisfaction of the nondiscrimination requirements of Sections 410(b), 401(k) and 401(m) of the Code for the past three years and (viii) all correspondence relating to a governmental audit with respect to any Company Employee Plan within the last three years and any other correspondence relating to material non-compliance to or from any Governmental Entity with respect to any Company Employee Plan within the last three years.

(c) Each Company Employee Plan has been maintained and administered in all material respects in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and in accordance with its terms and each of the Company and its Subsidiary has in all material respects met its obligations with respect to such Company Employee Plan. All material contributions and premiums (including all material employer contributions and employee salary reduction contributions) that are due with respect to any Company Employee Plan have been made within the time periods prescribed by applicable law or by the terms of such Company Employee Plan or any agreement relating thereto to the respective Company Employee Plan.

(d) There is no pending or, to the knowledge of the Company, threatened material claims relating to the Company Employee Plans, the assets of any trust under any Company Employee Plan, or the plan sponsor of any Company Employee Plan or, to the knowledge of the Company, the plan administrator or any fiduciary of any Company Employee Plan, with respect to the administration or operation of such Company Employee Plan, other than routine claims for benefits, and there are no facts or circumstances which could form the basis for any such claim. Neither the Company nor any Subsidiary of the Company, nor to the knowledge of the Company, any director, officer or employee of the Company or its Subsidiary or any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in a transaction, act or omission to act, with respect to any Company Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company to a material Tax or penalty or material damages imposed by Sections 4975 or 4976 of the Code or Sections 409 or 502(i) of ERISA or any other material civil penalty, Tax, fine, Lien, or other liability assessed pursuant to ERISA or the Code.

(e) Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the IRS or is entitled to rely upon a favorable opinion letter from the IRS that such Company Employee Plan is qualified and the trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect the qualified status of such Company Employee Plan.

(f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, (i) no Company Employee Plan is, and none of the Company, the Company’s Subsidiary or any ERISA Affiliate has maintained within the last six years a plan which is or was ever subject to Section 412 or 430 of the Code, Sections 302 or 303 of ERISA or Title IV of ERISA, (ii) no “reportable event” within the meaning of Section 4043 of ERISA (for which the 30-day notice requirement has not been waived) has occurred within the preceding six years with respect to any Company Employee Plan and (iii) no Lien has been imposed in favor of any Company Employee Plan against the assets of the Company or its Subsidiary pursuant to Section 303(k) of ERISA or Section 430(k) of the Code and no event or condition has occurred or could reasonably be expected to occur which might give rise to the imposition of such a Lien. None of the Company, its Subsidiary or any ERISA Affiliate has incurred or reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Pension Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”) in the ordinary course) in respect of the Company Employee Plan listed in Section 3.14(f) of the Company Disclosure Schedule (the “Pension Plan”). The Pension Plan was amended effective as of May 20, 2006, such that each Participant’s (as defined in the Pension Plan) Accrued Benefit (as defined in the plan) shall not be increased after such date. None of the Company, its Subsidiary or, to the knowledge of the Company, the PBGC has initiated any action to terminate the Pension Plan. The Pension Plan is in compliance in all material respects with the minimum funding standards set forth in ERISA Section 303 and Section 412 of the Code and the Company and its Subsidiary have made all contributions required under ERISA Section 303 and Section 412 of the Code to such plan, and no such plan is in “at-risk status” within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA or subject to the limitations of Section 436 of the Code.

(g) No Company Employee Plan is a “multiemployer plan” (as defined in Section 3(37) and 4001(a)(3) of ERISA) and none of the Company, its Subsidiary or any ERISA Affiliate has within the last three (3) years contributed to or been obligated to contribute to a multiemployer plan. No Company Employee Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. No Company Employee Plan is a “multiple employer plan” for purposes of Sections 4063 and 4064 of ERISA.

(h) Neither the Company nor its Subsidiary are a party to any oral or written (i) agreement with any director, executive officer or other key employee of the Company or its Subsidiary the benefits of which are contingent, or the terms of which are altered, upon the occurrence of the Merger or any of the other transactions contemplated by this Agreement (in each case excluding any agreements evidencing Company Stock Options or Company Restricted Stock Awards); (ii) agreement, plan or arrangement under which any person may receive an “excess parachute payment” within the meaning of Section 280G of the Code from the Company or its Subsidiary that may be subject to the Tax imposed by Section 4999 of the Code; or (iii) agreement or plan binding the Company or its Subsidiary, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased (including without limitation any Section 280G gross up payment), or the vesting of the benefits of which shall be accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of the Merger or any of the other transactions contemplated by this Agreement, in each case excluding the treatment of Company Stock Options, Company Restricted Stock Awards and Company Stock Plans set forth in Section 6.11.

(i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law.

(j) All Company Employee Plans subject to the laws of any jurisdiction outside of the United States that are required to be registered with a Governmental Entity have been registered and, to the knowledge of the Company, no fact or set of circumstances exists and no event has occurred that would reasonably be expected to result in any such Company Employee Plan being required to pay a material Tax or penalty under applicable law.

(k) The representations and warranties set forth in this Section 3.14 are the sole and exclusive representations and warranties of the Company pertaining to employee benefits matters.

3.15 Compliance With Laws.

(a) Since January 1, 2010, (i) each of the Company and its Subsidiary has complied in all material respects with, and has not been in material violation of, any applicable provisions of any Law, with respect to the conduct of its business, the ownership or operation of its properties or assets or the marketing, sale or promotion of any of the Company’s or its Subsidiary’s products and (ii) neither the Company nor its Subsidiary has received any notice alleging any material violation with respect to any applicable provisions of any Law with respect to the conduct of its business, or the ownership or operation of its properties or assets.

(b) Neither the Company nor its Subsidiary, nor any of their respective directors, officers, agents, employees or other persons authorized to act on behalf of the Company or its Subsidiary, have, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any anti-bribery, anti-corruption or similar Law; (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts; or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws or regulations.

3.16 Permits. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiary have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted (the “Company Permits”) and (ii) the Company and its Subsidiary are in compliance with the terms of the Company Permits. Except as has would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Permit shall cease to be effective as a result of the consummation of the Merger or any of the other transactions contemplated by this Agreement.

3.17 Labor Matters.

(a) Section 3.17(a) of the Company Disclosure Schedule contains a list of all employees of the Company and its Subsidiary, along with the position and the annual base salary of each such person. Neither the Company nor its Subsidiary is a party to or otherwise bound by any collective bargaining agreement, contract or other material agreement or understanding with a labor union, works council or other labor organization. Neither the Company nor its Subsidiary is the subject of any proceeding asserting that the Company or its Subsidiary has committed an unfair labor practice or is seeking to compel it to bargain with any labor union, works council or other labor organization, nor is there pending or, to the knowledge of the Company, threatened, any labor strike, walkout, work stoppage, slow-down or lockout involving the Company or its Subsidiary. The Company and its Subsidiary are in compliance with all applicable laws relating to the hiring, employment, classification and termination of employees and the payment of wages to employees.

(b) Except as set forth in Section 3.17(b) of the Company Disclosure Schedule, no employee of the Company or its Subsidiary (i) has an employment or retention agreement, (ii) to the Company’s knowledge, is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or its Subsidiary because of the nature of the business conducted or proposed to be conducted by the Company or its Subsidiary or to the use of trade secrets or proprietary information of others, or (iii) in the case of any key employee or group of key employees, has given notice to the Company or its Subsidiary that such employee or any employee in a group of key employees intends to terminate his or her employment with the Company.

(c) Section 3.17(c) of the Company Disclosure Schedule contains a list of all independent contractors and consultants currently engaged by the Company or its Subsidiary, along with the position and rate of remuneration for each such person. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, none of such independent contractors or consultants is a party to a written agreement or contract with either the Company or its Subsidiary. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, there are currently no, and at no time have there been any, independent contractors or consultants who have provided services to the Company for a period of six consecutive months or longer.

(d) Since September 30, 2013, neither the Company nor its Subsidiary has caused any “employment loss” (as that term is defined or used in the Worker Adjustment Retraining Notification Act).

(e) Neither the Company nor its Subsidiary has incurred any material liability arising from the misclassification of employees as consultants or independent contractors, or from the misclassification of consultants or independent contractors as employees.

(f) The representations and warranties set forth in this Section 3.17 are the sole and exclusive representations and warranties of the Company pertaining to labor matters.

3.18 Insurance. Section 3.18 of the Company Disclosure Schedule sets forth the insurance coverages maintained by the Company and its Subsidiary and a history of any claims made and claims paid since January 1, 2010. Each material insurance policy maintained by the Company or its Subsidiary (each, an “Insurance Policy”) is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of such material Insurance Policies shall terminate or lapse (or be affected in any other adverse manner) by reason of the Merger or any of the other transactions contemplated by this Agreement. As of the date of this Agreement, no insurer under any Insurance Policy has cancelled or generally disclaimed liability under any such policy or indicated any intent to do so or not to renew any such policy.

3.19 Assets. The Company or its Subsidiary owns or leases all tangible assets necessary for the conduct of their businesses as presently conducted and presently proposed to be conducted. All of such tangible assets which are owned, are owned free and clear of all Liens except for Liens that, individually and in the aggregate, do not interfere with the ability of the Company or its Subsidiary to conduct their business as presently conducted or as presently proposed to be conducted and have not resulted in, and are not reasonably likely to result in, a Company Material Adverse Effect.

3.20 Customers and Suppliers.

(a) Section 3.20(a) of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer of the Company or its Subsidiary that represented 5% or more of the Company’s consolidated revenues (excluding customers and revenue of the CAD Business) in the fiscal year ended December 29, 2012 or in the nine-month period ended September 30, 2013. As of the date of this Agreement, none of such customers has given written notice to the Company or its Subsidiary that it will stop, or decrease the rate of, buying products from the Company or its Subsidiary.

(b) Section 3.20(b) of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, the top ten suppliers of the Company or its Subsidiary (excluding suppliers of the CAD Business) in the fiscal year ended December 29, 2012 or in the nine-month period ended September 30, 2013. As of the date of this Agreement, no supplier of the Company or its Subsidiary has given written notice to the Company or its Subsidiary that it will stop, or decrease the rate of, supplying materials, products or services to them.

3.21 Products; Inventory.

(a) To the knowledge of the Company, the products licensed, sold and delivered by the Company or its Subsidiary conform in all material respects with all applicable contractual commitments and all express warranties, the Company’s product specifications and all applicable certification standards, and are free of any material defects. To the knowledge of the Company, there are no material defects in the design or technology embodied in any products marketed by the Company or its Subsidiary that impair or are likely to impair the safe and effective performance of any such product for its intended use. Since January 1, 2010, no product liability claims have been asserted or, to the knowledge of the Company, threatened against the Company or its Subsidiary relating to products developed, tested, manufactured, marketed, distributed or sold by the Company or its Subsidiary (excluding products of the CAD Business).

(b) Section 3.21(b) of the Company Disclosure Schedule sets forth a list of (i) all recalls, field notifications, field corrections and safety alerts with respect to products manufactured and/or distributed by the Company or its Subsidiary, or by any third party on behalf of the Company or its Subsidiary, in each case during the last five years, and the dates, if any, such recalls, field notifications, field corrections and safety alerts were resolved or closed, and (ii) to the knowledge of the Company, any material complaints with respect to products produced by the Company or its Subsidiary, or by any third party on behalf of the Company or its Subsidiary, that are open on the date hereof. There are no outstanding recalls, field notifications, field corrections, safety alerts or product complaints with respect to the products manufactured and/or distributed by the Company or its Subsidiary, or by any third party on behalf of the Company or its Subsidiary, and to the knowledge of the Company, there are no facts that would be reasonably likely to result in a product recall, field notification, field correction or safety alert with respect to any such products.

(c) Except as set forth in Section 3.21(c) of the Company Disclosure Schedule or as reflected in the reserves in the Company Balance Sheet, all of the Company’s and its Subsidiary’s inventory, (i) was acquired and has been maintained by the Company and its Subsidiary in the ordinary course of business, (ii) is of good and merchantable quality, in all material respects, (iii) consists of a quality, quantity and condition usable or saleable in the ordinary course of business consistent with past practice, in all material respects, (iv) in all material respects, is not obsolete, defective, damaged or slow-moving and (v) and is valued at the lower of cost or fair market value in accordance with GAAP.

3.22 Product Regulatory Compliance. Each product distributed or sold by the Company or its Subsidiary since January 1, 2010 complies in all material respects with all applicable product safety standards of each applicable product safety agency, commission, board or other Governmental Entity. All products currently being manufactured, tested, processed, labeled, stored or distributed outside of the United States on behalf of the Company or its Subsidiary by third parties are being manufactured, tested, processed, labeled, stored, distributed and marketed in compliance with all applicable Laws, except where failure to do so has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

3.23 Opinion of Financial Advisor. The financial advisor of the Company, D.A. Davidson & Co. (the “Financial Advisor”), has delivered to the Company an opinion dated the date of this Agreement to the effect that, as of such date, the Merger Consideration is fair to the holders of Company Common Shares from a financial point of view. The Company shall deliver an executed copy of such opinion to the Parent (solely for informational purposes) promptly following receipt of such opinion in written form.

3.24 Related Party Transactions. Except for employment-related Company Material Contracts and indemnification agreements with directors filed as an exhibit to a Company SEC Document filed prior to the date of this Agreement, and except for confidentiality agreements, no (a) executive officer or director of the Company or its Subsidiary, (b) other Affiliate of the Company or its Subsidiary, (c) person that beneficially owns more than 5% of the Company Common Shares and who has filed a report pursuant to Section 13(d) or 13(g) of the Exchange Act or (d) with respect to each of the foregoing, any of such person’s immediate family members or Affiliates or associates, is a party to any contract with or binding upon the Company or its Subsidiary or any of their respective assets, rights or properties or has any interest in any property owned by the Company or its Subsidiary or has engaged in any transaction with any of the foregoing within the last twelve months (it being agreed that the forgoing representation and warranty with respect to persons referenced in clause (d) is given to the knowledge of the Company).

3.25 Anti-Takeover Statutes Not Applicable. Assuming the representations and warranties made by the Parent and the Merger Sub in Section 4.7 are true and correct, the Company Board has taken all actions necessary so that the restrictions contained in Chapter 7-5.2 of the Rhode Island Business Combination Act of 1990 applicable to a “business combination” with an “interested shareholder” (each as defined in Chapter 7-5.2) shall not apply to the execution, delivery or performance of this Agreement or the Company Shareholder Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or the Company Shareholder Agreement, and there are no other comparable federal or state laws or regulations that apply to the execution, delivery or performance of this Agreement or the Company Shareholder Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or the Company Shareholder Agreement.

3.26 Brokers; Schedule of Fees and Expenses. No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement, except the Financial Advisor, whose fees and expenses shall be paid by the Company. The Company has no obligations to the Financial Advisor that would be binding on the Parent or the Surviving Corporation after the Closing other than the payments set forth in Section 3.26 of the Company Disclosure Schedule and customary indemnity obligations.

3.27 Change of Control. Section 3.27 of the Company Disclosure Schedule sets forth (a) any contract or other agreement pursuant to which any compensation, benefit, obligation or remuneration of any kind or nature which is or may become payable to any present or former employee, consultant or director of the Company or its Subsidiary, in whole or in part, by reason of the execution and delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby and (b) any contract or other agreement pursuant to which any earn-out or similar deferred payment obligations for the Company or its Subsidiary is liable, contingently or otherwise, as obligor or otherwise which arose in connection with any acquisition of another company or business by the Company.

3.28 CAD Sale Agreement. To the Company’s knowledge, there are (i) no material inaccuracies in any of the representations or warranties of the Company made in the CAD Sale Agreement, (ii) no material breaches of any covenant contained in the CAD Sale Agreement and (iii) no written claims made on or prior to the date hereof against the Company for the payment of money under the CAD Sale Agreement.

3.29 Controls and Procedures, Certifications and Other Matters Relating to the Sarbanes Act.

(a) The Company and to the extent applicable its Subsidiary has designed and maintains a system of internal controls over financial reporting and accounting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes. The Company maintains disclosure controls and procedures required by Rules 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are sufficient to provide reasonable assurance that all material information concerning the Company and its Subsidiary is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. No significant deficiency, material weakness or fraud (i) in the design or operation of the Company’s internal control over financial reporting or (ii) that involves management or other employees was identified in the Company’s most recent evaluation of such disclosure controls and procedures.

(b) Since January 1, 2010, neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness or manner of filing or submission of any filing with the SEC, including any certifications required by Section 906 of the Sarbanes Act.

(c) Neither the Company nor its Subsidiary has, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of the Company or its Subsidiary, in each case in violation of Section 402 of the Sarbanes-Oxley Act of 2002. There are no loans or extensions of credit maintained by the Company or its Subsidiary to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

3.30 No Other Representations or Warranties.

(a) Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other person makes any express or implied representation or warranty with respect to the Company or its Subsidiary or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this Article III, neither the Company nor any other person makes or has made any representation or warranty to Parent, Merger Sub, or any of their Affiliates or Representatives with respect to (i) any financial projections, forecasts, estimates, budgets or prospects relating to the Company, its Subsidiary or their respective businesses or operations, or (ii) any oral or written information presented to Parent, Merger Sub, or any of their Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby, including the Merger.

(b) Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that neither Parent, Merger Sub nor any other person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article IV hereof, including any implied representation or warranty as to the accuracy or completeness of any information Parent furnished or made available to the Company or any of its Affiliates or Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

THE PARENT AND THE MERGER SUB

The Parent and the Merger Sub each represents and warrants to the Company as follows:

4.1 Organization, Standing and Power. Each of the Parent and the Merger Sub is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to materially impair the ability of the Parent or the Merger Sub to consummate the transactions contemplated hereunder.

4.2 Authority; No Conflict; Required Filings and Consents.

(a) Each of the Parent and the Merger Sub has all requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Parent and the Merger Sub and the consummation by the Parent and the Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of the Parent and the Merger Sub. This Agreement has been duly executed and delivered by each of the Parent and the Merger Sub and constitutes the valid and binding obligation of each of the Parent and the Merger Sub, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

(b) The execution and delivery of this Agreement by each of the Parent and the Merger Sub do not, and the consummation by the Parent and the Merger Sub of the Merger and the other transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the charter or By-laws of the Parent or the Merger Sub, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Parent or the Merger Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) through (v) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or the Merger Sub or any of their properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses which, individually or in the aggregate, would not reasonably be expected to materially impair the ability of the Parent or the Merger Sub to consummate the transactions contemplated hereunder.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with any Governmental Entity is required by or with respect to the Parent or the Merger Sub in connection with the execution and delivery of this Agreement or the consummation by the Parent or the Merger Sub of the Merger or any of the other transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act and any other applicable Antitrust Laws, (ii) the filing of the Articles of Merger with the Rhode Island Secretary of State, (iii) required filings under the Securities Act and the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable “takeover” or state securities laws, and (v) such consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings, the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Parent or the Merger Sub to consummate the transactions contemplated hereunder.

4.3 Information Provided. The information to be supplied by or on behalf of the Parent specifically for inclusion in the Proxy Statement to be sent to the shareholders of the Company in connection with the Company Meeting shall not, on the date the Proxy Statement is first mailed to shareholders of the Company, at the time of the Company Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Company Meeting any fact or event relating to the Parent or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by the Parent or should occur, the Parent shall, promptly after becoming aware thereof, inform the Company of such fact or event.

4.4 Interim Operations of the Merger Sub. The Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not engaged in any other business activities and has conducted its operations only as contemplated hereby.

4.5 Absence of Litigation. As of the date of this Agreement, there is no action pending or, to the knowledge of the Parent, threatened against the Parent or Merger Sub or any of their respective properties or assets that would reasonably be expected to materially impair the ability of the Parent or the Merger Sub to consummate the transactions contemplated hereunder. As of the date of this Agreement, none of the Parent or Merger Sub is subject to any order, judgment, writ, injunction or decree that would, individually or in the aggregate, reasonably be expected to materially impair the ability of the Parent or the Merger Sub to consummate the transactions contemplated hereunder.

4.6 Availability of Funds. At the Effective Time, the Parent and the Merger Sub will have available the funds necessary to purchase all the Company Common Shares pursuant to the Merger and to pay all fees and expenses payable by the Parent or the Merger Sub in connection with the transactions contemplated by this Agreement.

4.7 Not an Interested Shareholder. Neither the Parent nor the Merger Sub is an “interested shareholder” of the Company as such term is defined in Chapter 7.5-2 of the Rhode Island Business Combination Act of 1990.

4.8 No Other Representations and Warranties.

(a) Except for the representations and warranties made by Parent and Merger Sub in this Article IV, neither Parent, Merger Sub nor any other person makes any express or implied representation or warranty with respect to Parent or Merger Sub or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, and each of Parent and Merger Sub hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Parent and Merger Sub in this Article IV, neither the Parent, Merger Sub nor any other person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Parent, Merger Sub or their respective businesses or operations, or (ii) any oral or written information presented to the Company or its Affiliates or Representatives in the course of their due diligence investigation of the Parent and Merger Sub, the negotiation of this Agreement or in the course of the transactions contemplated hereby, including the Merger.

(b) Notwithstanding anything contained in this Agreement to the contrary, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any other person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Company in Article III hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, Merger Sub or any of their respective Affiliates or Representatives. Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges and agrees that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospects that may have been made available to Parent, Merger Sub or any of their respective Affiliates or Representatives.

ARTICLE V

CONDUCT OF BUSINESS

5.1 Conduct Prior to Effective Time. Except (i) as may be required by Law, (ii) as may be contemplated by this Agreement or (iii) as may be consented to in writing by the Parent (which consent, other than with respect to Sections 5.1(a), 5.1(b), 5.1(c), 5.1(f), 5.1(g) 5.1(h), the proviso in 5.1(k), 5.1(l), 5.1(m), 5.1(n), 5.1(t) and 5.1(w), shall not be unreasonably withheld or delayed), from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause its Subsidiary to, act and carry on its business in the Ordinary Course of Business (including operating its business in accordance with the budget/operational plans set forth in Section 5.1 of the Company Disclosure Schedule), pay its debts and Taxes and perform its other material obligations when due, comply in all material respects with all applicable Laws, and use its commercially reasonable efforts, consistent with past practices, to maintain and preserve its and its Subsidiary’s business organization, assets, and properties, keep available the services of its present officers and key employees and preserve its advantageous business relationships with customers, suppliers, distributors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at and after the Effective Time. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall not, and shall not permit its Subsidiary to, directly or indirectly, do any of the following, except (i) as may be required by Law, (ii) as may be contemplated by this Agreement or (iii) as may be consented to in writing by the Parent (which consent, other than with respect to Sections 5.1(a), 5.1(b), 5.1(c), 5.1(f), 5.1(g) 5.1(h), the proviso in 5.1(k), 5.1(l), 5.1(m), 5.1(n), 5.1(t) and 5.1(w), shall not be unreasonably withheld or delayed):

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities or any rights, warrants or options to acquire any such shares or other securities;

(b) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than the issuance of Company Common Shares upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their present terms;

(c) amend its Articles of Incorporation, By-laws or other comparable charter or organizational documents, except as expressly provided by this Agreement;

(d) acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets having an aggregate fair market value in excess of $200,000, except purchases of catalogs, displays, inventory and components in the Ordinary Course of Business;

(e) except for sales of inventory in the Ordinary Course of Business, sell, lease, license, pledge, transfer or otherwise dispose of or encumber any properties or assets of the Company or its Subsidiary, other than (i) obsolete fixtures and equipment, (ii) pursuant to existing agreements in effect prior to the execution of this Agreement and disclosed pursuant to the terms hereof, or (iii) the sale of assets with a fair market value of less than $500,000 in the aggregate;

(f) adopt or implement any stockholder rights plan;

(g) except for a confidentiality agreement as permitted by Section 6.1, (i) enter into an agreement with respect to (A) any merger, consolidation, liquidation or business combination involving the Company or its Subsidiary or (B) any acquisition or disposition of all or substantially all of the assets or securities of the Company or its Subsidiary or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(h) (i) incur any indebtedness for borrowed money (other than borrowings incurred in the Ordinary Course of Business pursuant to the Second Amended and Restated Credit Agreement, dated as of July 28, 2010, as amended, by and among the Company, Cross Optical Group, Inc. and A.T. Cross Limited, as borrowers, and Bank of America, N.A. and Bank of America, N.A. (London Branch), as lenders), or guarantee any such indebtedness of another person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or its Subsidiary, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or its Subsidiary, or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiary against fluctuations in commodities prices, exchange rates or interest rates;

(i) other than pursuant to the budget/operational plans set forth in Section 5.1 of the Company Disclosure Schedule, make any individual capital expenditure or other expenditure with respect to property, plant or equipment in excess of $200,000 or make capital expenditures or other expenditures with respect to property, plant or equipment in excess of $500,000 in the aggregate for the Company and its Subsidiary, taken as a whole;

(j) make any change in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable law;

(k) pay, discharge, settle or satisfy any Legal Action, other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms as in effect on the date of this Agreement, of Legal Actions (A) reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents filed prior to the date of this Agreement (to the extent so reflected or reserved against) or (B) since the date of such financial statements in the Ordinary Course of Business; provided, however, that neither the Company nor its Subsidiary shall settle or discharge any Legal Action identified in Section 3.12 of the Company Disclosure Schedule or any liability with respect thereto without the prior written consent of the Parent;

(l) other than in the Ordinary Course of Business, modify, amend or terminate any Company Material Contract, or waive, release or assign any material rights or claims thereunder;

(m) license any material Intellectual Property to any third party or, other than in the Ordinary Course of Business, do either of the following: (i) enter into any contract or agreement that would have been a Company Material Contract had it entered into before the date hereof or (ii) enter into any agreement in principle, letter of intent, memorandum of understanding or similar contract with respect to any joint venture, strategic partnership or alliance;

(n) except as required to comply with Section 6.11 of this Agreement or with applicable Law or agreements, plans or arrangements existing on the date hereof that are set forth in Section 5.1(n) of the Company Disclosure Schedule, and except for annual base salary increases in the Ordinary Course of Business, (i) take any action with respect to, adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant, (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock, (iv) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, (vi) loan or advance any money or other property to any current or former director, employee or officer of the Company or any Subsidiary, or (vii) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

(o) hire any new employee, other than employees hired on an “at will” basis to fill the positions set forth in Section 5.1(o) of the Company Disclosure Schedule or to fill any position below the level of “director” existing as of the date of this Agreement that becomes vacant following the date of this Agreement;

(p) (i) unless required to do so pursuant to the CAD Sale Agreement, rescind any material Tax election or (ii) make any material amendment to any material Tax Return;

(q) open or close any facility or office;

(r) fail to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement, subject to continued availability at reasonable premiums;

(s) fail to timely pay accounts payable and other obligations in the Ordinary Course of Business;

(t) enter into any agreement requiring the Company to fail to consummate the Merger or any of the other transactions contemplated by this Agreement or any agreement with respect to which the Merger or any of the transactions contemplated by this Agreement would constitute a breach thereof or cause a termination or acceleration of remedies; provided, however, that the Company may, without the prior written consent of the Parent, (A) enter into a confidentiality agreement with a third party in the circumstances and in accordance with the terms and conditions described in Section 6.1, and (B) enter into a definitive agreement providing for the implementation of a Superior Proposal in the circumstances and in accordance with the terms and conditions described in Section 8.1(d)(ii);

(u) convene any annual or special meeting of the Company’s shareholders other than as expressly required by Section 6.5;

(v) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions; or

(w) take any action which would make any representation or warranty of the Company in this Agreement untrue or incorrect in any material respect, or would materially impair or prevent the satisfaction of any conditions in Article VII hereof.

5.2 Target Cash Amount.

(a) Subject to the following provisions of this Section 5.2, the Company shall as of the Closing Date have net cash equal to or greater than the Target Cash Amount. For purposes of determining compliance with this covenant, the parties acknowledge that the only failure to achieve the Target Cash Amount that shall constitute a breach of this Section 5.2(a) is one that (i) is caused by the Company failing to comply with any of the covenants set forth in Section 5.1 and (ii) constitutes a material ($4.25 million or more) shortfall (“Material Shortfall”) of the Target Cash Amount, provided that a Material Shortfall caused by third-party actions or events violating any of the covenants set forth in Section 5.1 will constitute a breach of this Section 5.2(a) if the Company had knowledge, as of the date of this Agreement, of such third-party action or event, and did not disclose such matter in detail in a Company Disclosure Schedule. The parties acknowledge that the foregoing shall not limit the Parent’s rights with respect to violations by the Company of Section 5.1.

(b) For purposes of this Agreement, “Target Cash Amount” shall mean, as of the Closing Date, either (x) a net cash amount equal to $41.5 million (assuming a Closing Date of December 31, 2013 or earlier), or (y) the net cash amounts reflected in Section 5.2(b) of the Company Disclosure Schedule for Closing Dates subsequent to December 31, 2013, in both cases reflecting the calculations set forth in Section 5.2(b) of the Company Disclosure Schedule, provided that to the extent costs are identified in Section 5.2(b) of the Company Disclosure Schedule as being scheduled to be paid at or subsequent to the Closing, then the Target Cash Amount shall be reduced accordingly. In addition, to the extent that the Parent consents in writing to any Company action or inaction otherwise prohibited by Section 5.1 and is informed in writing by the Company prior to providing such consent that the consequence of such consented action or inaction will be a specific reduction in the Target Cash Amount, then the Target Cash Amount shall be deemed reduced by such consented amount.

(c) The Company shall provide the Parent with reports regarding the Target Cash Flow as described in Section 5.2(c) of the Company Disclosure Schedule.

(d) The parties acknowledge that the foregoing shall not limit the Parent’s rights with respect to violations of the covenants set forth in Section 5.1 that do not cause a Material Shortfall.

5.3 Confidentiality. The parties acknowledge that the Parent and the Company have previously executed a confidentiality agreement, dated as of May 16, 2013, as amended (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 No Solicitation.

(a) Except as set forth in this Section 6.1, the Company shall not, nor shall it authorize or permit its Subsidiary or any of its or their respective directors, officers or employees to, and it shall use reasonable best efforts to cause the Company’s and its Subsidiary’s Affiliates, investment bankers, attorneys, accountants or other advisors, agents or representatives (such directors, officers, employees, Affiliates, investment bankers, attorneys, accountants, other advisors, agents and representatives, collectively, “Representatives”) not to, directly or indirectly:

(i) solicit, initiate, propose, knowingly encourage or knowingly take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, including (A) approving any transaction under Section 7-5.2-4 of the Rhode Island Business Combination Act, (B) approving any person becoming an “interested shareholder” under Section 7-5.2-4 of the Rhode Island Business Combination Act and (C) amending or granting any waiver or release under any standstill or similar agreement with respect to any

Company Common Shares (except for any portion of any such standstill or similar agreement that restricts the ability of a person to privately communicate an Acquisition Proposal to the Company, the Company Board or any committee thereof); or

(ii) enter into, continue or otherwise participate in any communications, discussions or negotiations regarding, furnish to any person any information or data with respect to, knowingly assist or participate in any effort or attempt by any person with respect to, or otherwise knowingly cooperate in any way with, any Acquisition Proposal (other than to advise such person of the Company’s obligations under this Section 6.1).

Notwithstanding the foregoing, prior to the receipt of the Company Shareholder Approval (the “Specified Time”), the Company may, in response to a bona fide, unsolicited written Acquisition Proposal (that has not been withdrawn) made or received after the date of this Agreement, in each case that did not result from a breach by the Company of this Section 6.1, (x) contact the person or group of persons who has made such Acquisition Proposal in order to clarify terms for the sole purpose of the Company Board informing itself about such Acquisition Proposal in order to assess whether such proposal is reasonably likely to lead to a Superior Proposal and (y) if the Company Board reasonably determines in good faith after consultation with outside counsel and the Financial Advisor or another nationally recognized independent financial advisor that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal and that the failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law, (1) furnish information or data with respect to the Company to the person making such Acquisition Proposal and its Representatives pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement (a copy of which shall be provided to the Parent within 48 hours of being fully executed) (provided that such confidentiality agreement shall not be required to restrict a person from privately communicating an Acquisition Proposal to the Company, the Company Board or any committee thereof, and provided further that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of otherwise prohibiting the Company from complying with any provisions of this Section 6.1) and (2) participate in discussions or negotiations with such person and its Representatives regarding such Acquisition Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.1(a) by any director, officer or employee of the Company or its Subsidiary, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 6.1(a) by the Company.

(b) Neither the Company Board nor any committee thereof shall:

(i) except as set forth in this Section 6.1(b), withhold, withdraw, qualify or modify, or propose to any third party to withhold, withdraw, qualify or modify, in a manner adverse to the Parent or the Merger Sub, the approval or recommendation by the Company Board or any such committee of this Agreement or the Merger;

(ii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement constituting or relating to, or that could reasonably be expected to lead to, any Acquisition Proposal (other than a confidentiality agreement referred to in Section 6.1(a) entered into in the circumstances referred to in Section 6.1(a)); or

(iii) adopt, approve or recommend, or propose to adopt, approve or recommend, any Acquisition Proposal.

Notwithstanding the foregoing, provided the Company shall not have breached in a material respect its obligations under Section 6.1(a), the Company Board may withdraw or modify the recommendation by the Company Board or any committee thereof of this Agreement or the Merger if:

(A) the Company Board determines in good faith, after consultation with outside counsel and the Financial Advisor or another nationally recognized independent financial advisor, that the failure to take such action would be inconsistent with the fiduciary duties of the Company Board to the shareholders of the Company either (1) based upon a material development or change that impacts the Company (other than an Acquisition Proposal) that was neither known to, nor reasonably foreseeable by, the Company Board or management of the Company or its Subsidiary as of or prior to the date hereof (it being agreed that the results of the introduction of new or modified products or the results of sales or marketing initiatives (including any increase in sales as a result thereof whether to new or existing customers) are reasonably foreseeable and shall not be considered a material development or change in circumstances) (such material development or change in circumstances, an “Intervening Event”) or (2) the Company Board determines in good faith after consultation with its outside counsel and the Financial Advisor or another nationally recognized independent financial advisor that the Company has received an Acquisition Proposal that constitutes a Superior Proposal, but in each case only at a time that is prior to the Specified Time and is after 11:59 pm, New York City time, on the fourth business day following the Parent’s receipt of written notice (an “Adverse Recommendation Notice”) advising the Parent that the Company Board desires to withdraw or modify the recommendation (and the manner and timing in which it intends to do so, and in the case of an Intervening Event, specifying the reasons therefor in reasonable detail) (such four business day period, the “Notice Period”); and

(B) the Company provides the Parent with a reasonable opportunity to make adjustments in the terms and conditions of this Agreement and negotiates in good faith with the Parent with respect thereto during the Notice Period, in each case as would enable the Company Board or committee thereof to conclude that (1) the Intervening Event is no longer a basis for any Company Adverse Recommendation Change or (2) the Acquisition Proposal that was determined to be a Superior Proposal is no longer a Superior Proposal.

Any material changes to the financial terms or any material change to other material terms of such Superior Proposal occurring prior to the Company Board’s effecting a Company Adverse Recommendation Change pursuant to this Section 6.1(b) shall require the Company to provide to the Parent a new Adverse Recommendation Notice and a new Notice Period and to comply with the requirements of this Section 6.1(b) with respect to each such Adverse Recommendation Notice, except that the references to the “fourth business day” shall be deemed to be to the “second business day.” Any Company Adverse Recommendation Change shall not change the approval of this Agreement or any other approval of the Company Board, including in any respect that would have the effect of causing any state (including Rhode Island) corporate takeover statute or other similar statute to be applicable to the transactions contemplated hereby or thereby, including the Merger. Nothing in this Section 6.1 (but subject to the provisions of Section 8.1(d)(ii), if applicable) shall be deemed to (A) permit the Company to take any action described in clauses (ii) or (iii) of the first sentence of this Section 6.1(b) or (B) limit the Company’s obligation to call, give notice of, convene and hold the Company Meeting, regardless of whether the Company Board has withdrawn or modified its recommendation of this Agreement and the Merger.

(c) The Company shall promptly advise the Parent orally, with written confirmation to follow within 48 hours, of any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal, or any inquiry with respect to or that could reasonably be expected to lead to any Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal or inquiry and the identity of the person making any such Acquisition Proposal or inquiry. The Company shall (i) keep the Parent reasonably informed, on a prompt basis, of the status and details (including any change to the terms) of any such Acquisition Proposal or inquiry and (ii) provide to the Parent as soon as practicable (and in any event within 48 hours) after receipt or delivery thereof copies of all material correspondence and other material written material sent or provided to the Company or its Representatives, including those provided by electronic mail, from any third party in connection with any Acquisition Proposal or sent or provided by the Company or its Representatives to any third party in connection with any Acquisition Proposal. Contemporaneously with providing any information to a third party in connection with any such Acquisition Proposal or inquiry, the Company shall furnish a copy of such information to the Parent.

(d) Nothing in this Agreement shall restrict the Company from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or taking or disclosing a position contemplated by Rules 14d-9 or 14e-2(a) under the Exchange Act, or otherwise making disclosure to comply with applicable Law; provided, that any such disclosure that constitutes a Company Adverse Recommendation Change shall be subject to Section 6.1(b). For the avoidance of doubt, a factually accurate public statement that describes the receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto (without including such a reaffirmation of the recommendation of the Company Board of this Agreement) shall not be deemed a Company Adverse Recommendation Change.

(e) The Company shall, and shall cause its Subsidiary and its and their Representatives to, cease immediately all communications, discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal.

(f) Except as set forth in Section 6.1(a)(i)(C), the Company agrees to enforce or cause to be enforced each confidentiality, “standstill” or similar agreement to which the Company or any Subsidiary of the Company is a party at the request of the Parent, including by seeking specific performance of, or injunctive or other equitable relief under, any such agreements, provided that any expenses incurred by the Company in connection with such enforcement shall reduce the Target Cash Amounts.

(g) For purposes of this Agreement:

“Acquisition Proposal” means (i) any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of substantial assets, tender offer, exchange offer, recapitalization, share exchange or other business combination however effected involving the Company or its Subsidiary, (ii) any liquidation or dissolution (or the adoption of a plan or liquidation or dissolution) of the Company or any recapitalization or declaration of an extraordinary dividend (whether in cash or other property) by the Company, (iii) any proposal for the issuance by the Company or its Subsidiary of over 20% of its equity securities, (iv) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company and its Subsidiary, in each case other than the Merger and the other transactions contemplated by this Agreement, (v) any exclusive, long term license of Intellectual Property of the Company and its Subsidiary to any third party if such license would be material to the Company and its Subsidiary, taken as a whole, or (vi) any combination of the foregoing.

“Superior Proposal” means any unsolicited, bona fide written proposal made by a third party which, if consummated, would result in such third party owning a majority of the equity securities of the Company or all or substantially all of the assets of the Company, pursuant to a tender or exchange offer, a merger, consolidation, share exchange, other business combination however to be effected or a sale of its assets, (i) on terms which the Company Board determines in its good faith judgment (after consultation with outside counsel and the Financial Advisor or another nationally recognized independent financial advisor) to be more favorable from a financial point of view to the holders of Company Common Shares than the Merger and the other transactions contemplated by this Agreement, taking into account (A) all the terms and conditions of such proposal and the implications (with respect to financial, legal, regulatory and other matters) thereof on the Company, (B) the terms and conditions of this Agreement (including any proposal by the Parent to amend the terms of this Agreement), (C) the identity of the person making such proposal and (D) the anticipating timing for completion of such proposal and (ii) that is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal, including the nature of any financing arrangements made or to be undertaken by the third party as part of such proposal.

6.2 Proxy Statement. As promptly as reasonably practicable after the execution of this Agreement, and not later than 30 calendar days after the date hereof, the Company, in cooperation with the Parent, shall prepare and file with the SEC the Proxy Statement. The Company shall respond to any comments of the SEC or its staff as promptly as practicable and shall cause the Proxy Statement to be mailed to its shareholders on or prior to the fifth business day after the resolution of any such comments or, if the SEC staff informs the Company that it does not intend to review the Proxy Statement, on or prior to the fifth business day following such tenth calendar day. The Company shall notify the Parent promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. The Company shall use reasonable best efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of Law (it being understood that the Company shall not be responsible for any information furnished solely by the Parent or any of its Affiliates for use in any such documents). Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide the Parent a reasonable opportunity to review and comment on such document or response and (ii) shall consider in good faith all comments reasonably proposed by the Parent. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of the Company, such amendment or supplement. The Parent shall cooperate with the Company and promptly provide the Company with any information it reasonably requests so that the Company may fulfill its obligations under this Section 6.2.

6.3 Nasdaq Quotation. The Company agrees to use reasonable best efforts to continue the quotation of the Class A Common Shares on The Nasdaq Stock Market during the term of this Agreement.

6.4 Access to Information. The Company shall, and shall cause its Subsidiary and the Company’s and its Subsidiary’s Representatives to, afford to the Parent and its Representatives reasonable access during normal business hours and upon reasonable prior notice, during the period prior to the Effective Time, to all of the Company’s and its Subsidiary’s properties, books, records, contracts, commitments and personnel and shall furnish the Parent all financial, operating and other data and information as the Parent may reasonably request, and during such period the Company shall furnish promptly to the Parent a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws. Unless it is required by Law, the Parent will hold any such information that is nonpublic in confidence in accordance with the Confidentiality Agreement. The Company shall use reasonable best efforts to secure for the Company access to and copies of the workpapers of its independent public accountants. No information or knowledge obtained in any investigation pursuant to this Section 6.4 or otherwise shall affect or be deemed to modify any representation or warranty contained in the Agreement or the conditions to the obligations of the parties to consummate the Merger. Notwithstanding the foregoing, the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so would (a) violate applicable Law or a contract or obligation of confidentiality owing to a third-party, (b) jeopardize the protection of an attorney-client privilege, (c) expose the Company to risk of liability for disclosure of sensitive or personal information, or (d) require invasive environmental sampling (it being understood, in case of clauses (a), (b) and (c), that the parties shall use their reasonable best efforts to cause such access or information to be provided in a manner that would not result in such jeopardy, violation or exposure).

6.5 Shareholders Meeting. Subject to the terms and conditions of this Agreement and unless this Agreement has been terminated in accordance with Article VIII, the Company, acting through the Company Board, shall take all actions in accordance with applicable Law, its Articles of Incorporation and By-laws and the rules of The Nasdaq Stock Market to promptly and duly fix a record date for, call, give notice of, convene and hold as promptly as reasonably practicable after the date of this Agreement, and not later than the 40th calendar day immediately following the date of the mailing of the Proxy Statement absent any legal restraint that prevents such action, the Company Meeting for the purpose of considering and voting upon the Company Voting Proposal. Without limiting the generality of the foregoing, and subject to Section 6.1, the Company agrees that its obligations pursuant to this Section 6.5 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Acquisition Proposal. Subject to Section 6.1, the Company Board shall recommend adoption of the Company Voting Proposal by the shareholders of the Company and include such recommendation in the Proxy Statement. Except to the extent the Company Board has effected a Company Adverse Recommendation Change, the Company shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the Company Voting Proposal and shall use reasonable best efforts to secure the vote of the shareholders of the Company required by the rules of The Nasdaq Stock Market or the RIBCA to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consulting with the Parent and considering in good faith Parent’s recommendation, may, adjourn or postpone the Company Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s shareholders (or that the information set forth therein is publicly available for a reasonable period of time so as to allow shareholders to become aware of such information) or, if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient affirmative votes to duly authorize the Company Voting Proposal. If as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient affirmative votes to duly authorize the Company Voting Proposal, the Company shall, if requested to do so in writing by the Parent, adjourn or postpone the Company Meeting for up to 30 days. The parties agree that the affirmative vote for adoption of the Company Voting Proposal by the holders of a majority of the shares outstanding on the record date for the meeting of the Company’s shareholders (the “Company Meeting”) to consider the Company Voting Proposal, of (i) the Class A Common Stock and Class B Common Stock, voting together as a single class, and (ii) the Class B Common Stock, voting as a separate class (clauses (i) and (ii) together, the “Required Company Shareholder Vote”), is the only vote of the holders of any class or series of the Company’s capital stock or other securities necessary for the adoption of this Agreement and for the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except as may otherwise be required by Law.

6.6 Legal Conditions to the Merger.

(a) Subject to the terms hereof, including Section 6.6(b), the Company and the Parent shall each use its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and satisfy all conditions to, the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Parent or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) as promptly as practicable (and, in the case of the Pre-Merger Notification and Report Form filed pursuant to the HSR Act, within 15 business days after the date hereof), make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law and (iv) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and the Parent shall cooperate with each other in connection with the making of all such filings (including, in the case of filings, providing copies of all such documentation to the non-filing party and its advisors prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith), and shall use their respective reasonable best efforts to furnish to each other all information that may be reasonably required to effectuate the taking of such actions (including all information required to be included in the Proxy Statement) in connection with the Merger and the other transactions contemplated by this Agreement. For the avoidance of doubt, the Parent and the Company agree that nothing contained in this Section 6.6(a) shall modify or affect their respective rights and responsibilities under Section 6.6(b).

(b) Subject to the terms hereof, the Parent and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable best efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Antitrust Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively “Antitrust Laws”), and to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any filings, analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. The Parent, in consultation with the Company, shall take the lead in communicating with any Governmental Entity and developing and executing strategy for responding to any investigation or other inquiry by any Governmental Entity under the HSR Act or other applicable Antitrust Law. Notwithstanding the foregoing sentence, except as prohibited by Applicable Law, each of the Parent and the Company shall keep the other party and/or its counsel informed of any substantive communication received by such party from, or given by such party to any Governmental Entity, in each case regarding any of the transactions contemplated hereby; and permit the other party and/or its counsel to review any substantive communication given by it to, and consult with each other in advance of any meeting or conference with any such Governmental Entity, and (to the extent permitted by such Governmental Entity) give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences. Notwithstanding anything in this Agreement to the contrary, neither the Parent nor any of its Affiliates shall be under any obligation to take any action that would be likely to adversely affect the business of the Company and its Subsidiary, taken as a whole, or of the Parent or any of its Affiliates.

(c) The Company shall confer with the Parent as reasonably requested by the Parent concerning operational matters (to the extent permitted by applicable Law) and promptly advise the Parent orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, could have, individually or in the aggregate, a Company Material Adverse Effect. Each party shall promptly provide to the other (or its counsel) copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

(d) Neither the Company nor any of its Affiliates shall make any settlement offers or, except as directed by the Parent, negotiate any consent decree or consent order with any Governmental Entity relating to the Merger or any of the other transactions contemplated by this Agreement. The Parent alone shall be responsible for making any settlement offers and negotiating any consent decree or consent order with any Governmental Entity relating to the Merger and the other transactions contemplated by this Agreement. Parent shall promptly communicate to the Company if any Governmental Entity suggests or proffers any settlement, consent decree or consent order, including the material terms thereof (and any written documentation provided by such Governmental Entity reflecting the same). The Parent may accept or reject any settlement, consent decree or consent order proposed by any Governmental Entity in its sole discretion which would be likely to adversely affect the business of the Company and its Subsidiary, taken as a whole, or of the Parent or any of its Affiliates.

(e) Without limiting the generality of Section 6.2(a), if any “fair price” or “control share acquisition” or “anti-takeover” statute, or other similar statute or regulation or any state “blue sky” statute shall become applicable to the Merger or any of the other transactions contemplated by this Agreement or by the Company Shareholder Agreement, the Company and the Company Board shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby, and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

(f) Each of the Company and the Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or (iii) required to prevent the occurrence of an event that may have a Company Material Adverse Effect prior to or after the Effective Time; provided, however, that nothing in this Agreement will require the Company or its Subsidiary to make any material payments to any third parties or make any other material changes to the Company or its Subsidiary’s arrangements or obligations in order for the Company to obtain such third party consents. Any such payment or change shall require the Parent’s written consent and shall be conditioned on the consummation of the Merger, and any such payments shall be deemed to reduce the Target Cash Amount.

6.7 Notification of Certain Matters.

(a) The Company shall give prompt notice to the Parent of (i) any Change which occurs or exists that causes or is reasonably likely to cause the failure of the conditions set forth in Section 7.2(a), 7.2(b), 7.2(d) or 7.2(e), (ii) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger or any of the other transactions contemplated by this Agreement, (iii) any notice or other communication from any Governmental Entity in connection with (A) the Merger or any of the other transactions contemplated by this Agreement or (B) the transactions contemplated by the CAD Sale Agreement, (iv) any Legal Actions commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting the Company or its Subsidiary which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the transactions contemplated hereby, (v) any notice or other communication received by the Company or its Subsidiary from an insurer under any Insurance Policy that such insurer intends to cancel or generally disclaim liability under any such policy or not renew any such policy, (vi) any notice or other communication from any customer set forth in Section 3.20(a) of the Company Disclosure Schedule that such customer will stop, or decrease the rate of, buying products from the Company or its Subsidiary, (vii) any notice or other communication from any supplier set forth in Section 3.20(b) of the Company Disclosure Schedule that such supplier will stop, or decrease the rate of, supplying materials, products or services to the Company or its Subsidiary, (viii) any written notices or claims received by, or Legal Actions commenced or, to the best of its knowledge, threatened in writing against, the Company or its Subsidiary, in each case (a) from or by Clarion relating to or involving or otherwise affecting the Company or its Subsidiary or Clarion relating to the transactions contemplated by the CAD Sale Agreement or (b) from or by any third party relating to or involving the retained liabilities under the CAD Sale Agreement, and (ix) any audit commenced, or to the knowledge of the Company, threatened in writing, against or with respect to the Company, its Subsidiary or any CAD Subsidiary in respect of any Tax or Tax asset of the Company, its Subsidiary or any CAD Subsidiary; provided, however, that (x) no such notification shall be deemed to cure any breach or otherwise affect the representations, warranties, covenants or agreements of the Company or the conditions to the obligations of the parties hereunder and (y) no disclosure by the Company shall be deemed to amend or supplement the Company Disclosure Schedule or constitute an exception to any representation or warranty.

(b) The Parent shall give prompt notice to the Company of any Change which occurs or exists that would cause the failure of the conditions set forth in Section 7.3(a) or 7.3(b); provided, however, that (i) no such notification shall be deemed to cure any breach or otherwise affect the representations, warranties, covenants or agreements of the Parent or the Merger Sub or the conditions to the obligations of the parties hereunder and (ii) no disclosure by the Parent shall constitute an exception to any representation or warranty.

6.8 Public Disclosure. The initial press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Parent. Neither party shall issue any other press release or public statement concerning this Agreement and the transactions contemplated hereby, including the Merger, without the prior approval of the other parties (except with respect to a Superior Proposal or Company Adverse Recommendation Change or any action taken pursuant thereto, or with respect to any dispute among the parties regarding this Agreement and the transactions contemplated hereby, including the

Merger) (which approval shall not be unreasonably withheld or delayed), except as may be required by law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

6.9 Indemnification.

(a) From and after the Effective Time, the Parent and the Merger Sub shall, to the fullest extent permitted by Law, cause the Surviving Corporation, for a period of ten years from the Effective Time, to honor all of the Company’s obligations under the organizational documents of the Company and its Subsidiary and the agreements listed in Section 6.9 of the Company Disclosure Schedule to indemnify and hold harmless each present and former director and officer of the Company (the “Indemnified Parties”), against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any Legal Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the extent that such obligations to indemnify and hold harmless exist on the date of this Agreement. The Surviving Corporation will not be liable for any settlement effected without the Surviving Corporation’s prior written consent (which consent shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary contained in this Section 6.9 or elsewhere in this Agreement, Parent shall not (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation, unless such settlement, compromise, consent or termination includes an unconditional release of all of the Indemnified Parties covered by the claim, action, suit, proceeding or investigation from all liability arising out of such claim, action, suit, proceeding or investigation. For the avoidance of doubt, the Parent’s obligations under this Section 6.9 shall include the obligation to honor (or cause another of its Affiliates to honor) the Company’s indemnification and other obligations referenced in this Section 6.9 in circumstances where the Surviving Corporation fails to honor, or is incapable of honoring, such obligations. The obligations of the Parent and Merger Sub pursuant to this Section 6.9 shall include the advancement of expenses to the extent so provided in the organizational documents of the Company and its Subsidiary and/or in the agreements as set forth in Section 6.9 of the Company Disclosure Schedule. For a period of ten years after the Effective Time, the Parent shall not cause there to be any changes to the provisions of the Surviving Corporation’s organizational documents affecting the indemnification and other obligations covered by this Section 6.9.

(b) For a period of six years after the Effective Time, the Parent and the Merger Sub shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors’ and officers’ liability insurance policy covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (a complete and accurate copy of which has been made available to the Parent prior to the date of this Agreement) with coverage in amount and scope at least as favorable to such persons as the Company’s existing coverage; provided, that in no event shall the Parent or the Surviving Corporation be required to expend in excess of 200% per year of the annual premium currently paid by the Company for such coverage. At its sole discretion, the Company may purchase prior to the Effective Time a six-year prepaid “tail policy” on terms and conditions providing substantially equivalent benefits as the current directors’ and officers’ liability insurance policy covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy, in which case the Parent and the Merger Sub shall be relieved of their obligations pursuant to the immediately preceding sentence, provided that the premium for any such “tail” policy shall not be in excess of 200% of the last annual premium paid by the Company prior to the date of this Agreement in respect of the coverages required to be obtained pursuant hereto. If such “tail” policy has been obtained by the Company prior to the Effective Time, it shall be deemed to satisfy all obligations to obtain insurance pursuant to this Section 6.9 and the Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no party shall have any further obligation to purchase or pay for insurance hereunder. The Company represents and warrants that the annual premium currently paid by the Company for directors’ and officers’ liability insurance coverage is as set forth in Section 6.9(b) of the Company Disclosure Schedule.

(c) The provisions of this Section 6.9 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by Law, charter, statute, by-law or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

(d) In the event that the Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, if the Parent and the Surviving Corporation’s successors and assigns do not assume all of the obligations set forth in this Section 6.9 by operation of Law, then proper provision shall be made such that such successors and assigns assume such obligations. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its Subsidiary or their respective officers or directors, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to, or in substitution for, any such claims under any such policies.

6.10 Employee Benefit Matters.

(a) For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of the Parent and its Subsidiaries providing benefits after the Effective Time (the “New Plans”) to any employees of the Company and its Subsidiary as of the Effective Time to the extent such employees remain employed by the Surviving Corporation (“Company Employees”), each Company Employee shall, subject to applicable law and applicable Tax qualification requirements, be credited with his or her years of service with the Company and its Subsidiary and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Employee Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided, that the foregoing shall not apply (i) to the extent that its application would result in a duplication of benefits, (ii) for purposes of any New Plan under which similarly-situated employees of the Parent and its Subsidiaries do not receive credit for prior service, and (iii) for purposes of any New Plan that is grandfathered or frozen, either with respect to level of benefits or participation. In addition, but subject to the proviso of the preceding sentence, (A) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to the Company Employee Plan in which such Company Employee participated immediately prior to the Effective Time (such plans, collectively, the “Old Plans”), and (B) for purposes of each New Plan providing primarily medical, dental, pharmaceutical or vision benefits to any Company Employee (each, a “New Medical Plan”), the Parent shall use its commercially reasonable best efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, unless such conditions would not have been waived under an Old Plan of the Company or its Subsidiary in which such Company Employee participated immediately prior to the Effective Time. The continued participation and coverage following the Effective Time under the Company Employee Plans shall be deemed to satisfy the obligations under Section 6.10(a) for the time period of such continued participation and coverage, it being understood that the Company Employees may commence participating in the employee benefit plans of the Parent on different dates following the Effective Time.

(b) Immediately prior to the Effective Time, the Company shall make the payments described and quantified in Section 6.10(b) of the Company Disclosure Schedule to the individuals identified therein in exchange for documentation from each such individual in the form set forth in Section 6.10(b) of the Company Disclosure Schedule.

(c) For a period of twelve months after the Closing Date, Parent shall, or shall cause the Surviving Corporation and its Subsidiary to, provide each Company Employee, while in the employ of Parent or the Surviving Corporation or any of its Subsidiaries, salary, wages, target annual cash bonus opportunities and medical and other welfare benefit plans, programs and arrangements (excluding change in control or retention cash bonuses, if any) that are substantially comparable, in the aggregate, to the salary, wages, target annual cash bonus opportunities and medical and other welfare benefit plans, programs and arrangements (excluding change in control or retention cash bonuses, if any) provided to Company Employees prior to the Closing Date, provided that for purposes of this covenant, stock options, restricted stock and other equity-based awards, profit sharing, deferred compensation, retiree medical and defined benefit pension plans shall be disregarded.

(d) Notwithstanding the foregoing provisions of this Section 6.10, the provisions of Sections 6.10(a), 6.10(b) and 6.10(c) shall apply only with respect to Company Employees who are primarily employed in the United States. With respect to Company Employees not described in the preceding sentence, from and after the Effective Time, Parent shall, or shall cause the Company and its Subsidiary to, comply with all applicable laws relating to employees and employee benefits matters applicable to such employees.

(e) Without limiting the generality of Section 9.4, the provisions of this Section 6.10 and of Section 6.11 are solely for the benefit of the parties to this Agreement, and no current or former director, officer, employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement. Nothing contained in this Agreement shall (i) constitute or be deemed to be an amendment to any Company Employee Plan or any other compensation or benefit plan, program or arrangement of the Company or its Subsidiary for any purpose, (ii) guarantee employment for any period of time, or preclude the ability of Parent or the Surviving Corporation and its Subsidiary to terminate any employee of the Company or its Subsidiary for any reason, (iii) require Parent or the Company or any of their respective Subsidiaries to continue any Company Employee Plan, or provide any employee benefits plans or arrangements, or (iv) prevent the amendment, modification or termination of any employee benefit plan or arrangement, in accordance with the terms thereof and applicable law.

6.11 Treatment of Company Stock Options, Company Restricted Stock Awards and Company Stock Plans.

(a) Prior to the Effective Time, the Company shall take all steps necessary to cause all Company Stock Options, whether vested or unvested, that are outstanding immediately prior to the Effective Time to become fully vested and each such Company Stock Option to be cancelled, as of the Effective Time, in exchange for the right to receive an amount in cash (without interest and less any applicable Tax withholding in accordance with Section 2.2(g) with respect to such payment) determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such Company Stock Option by (ii) the number of Company Common Shares subject to such Company Stock Option (the “Option Consideration”). In the event that the exercise price of any Company Stock Option is equal to or greater than the Merger Consideration, the Company shall take such action as is required to cause such Company Stock Option to be cancelled for no consideration and to have no further force or effect from and after the Effective Time. At least ten business days prior to the Effective Time, the Company shall provide the Parent and the Merger Sub with a schedule including the names of holders of Company Stock Options and the amount of Option Consideration to be paid to each such holder in respect of such Company Stock Options pursuant to this Section 6.11(a), which schedule shall be updated by the Company immediately prior to the Effective Time. Payment of the Option Consideration shall be made following the Effective Time in accordance with the Company’s payroll practices and, to the extent practicable, as part of the payment made in respect of the first full payroll period ending after the Effective Date, but in no event later than 30 days from the Effective Date.

(b) Prior to the Effective Time, the Company shall take all steps necessary to cause all Company Restricted Stock Awards, whether vested or unvested, that are outstanding immediately prior to the Effective Time to become fully vested and each such Company Restricted Stock Award to be cancelled, as of the Effective Time, in exchange for the right to receive an amount in cash (without interest and less any applicable Tax withholding in accordance with Section 2.2(g) with respect to such payment) determined by multiplying (i) the aggregate number of Company Common Shares subject to such Company Restricted Stock Award by (ii) the Merger Consideration (the “Restricted Stock Consideration”). At least ten business days prior to the Effective Time, the Company shall provide the Parent and the Merger Sub with a schedule including the names of holders of Company Restricted Stock Awards and the amount of Restricted Stock Consideration to be paid to each such holder in respect of such Company Restricted Stock Awards pursuant to this Section 6.11(b), which schedule shall be updated by the Company immediately prior to the Effective Time. Payment of the Restricted Stock Consideration shall be made following the Effective Time in accordance with Article II, provided, that any Restricted Stock Consideration payable in respect of Company Restricted Stock Awards for which an election under Section 83(b) of the Code was not made shall be distributed through the Company’s payroll process.

(c) Prior to the Effective Time, the Company shall take such actions as are necessary to terminate each of its Company Stock Plans, including as described in this Section 6.11, all awards thereunder, effective as of the Effective Time.

6.12 Shareholder Litigation. Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall give the Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company or the Company Board relating to the Merger or any of the other transactions contemplated by this Agreement, and shall not settle any such litigation without the Parent’s prior written consent, such consent not to be unreasonably withheld or delayed in the event any injunction has issued as the result of any such litigation.

6.13 Cooperation on Tax Matters.

(a) Prior to the Closing Date, the Company shall retain all books, records, working papers (including any documentation relating to FIN48) with respect to Tax matters pertinent to the Company, its Subsidiary and the CAD Subsidiaries relating to any taxable periods (or portion thereof) ending on or before the Closing Date.

(b) The parties further agree, upon the Parent’s request, and at the Parent’s sole cost and expense, to use reasonable efforts to obtain any certificate or other document from any Governmental Entity, Taxing Authority or customer of the Company or its Subsidiary or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the Merger and the other transactions contemplated by this Agreement.

(c) The Company shall deliver to the Parent a properly executed statement, dated as of the Closing Date, in a form reasonably acceptable to Parent, conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3), and Parent shall timely file the FIRPTA Certificate in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2).

ARTICLE VII

CONDITIONS

7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

(a) Shareholder Approval. The Company Voting Proposal shall have been approved and adopted at the Company Meeting, at which a quorum is present, by the requisite vote of shareholders of the Company under applicable Law and the Company’s Articles of Incorporation and By-laws.

(b) Antitrust. Any requisite waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated. Any similar waiting period under any applicable foreign antitrust law or regulation shall have expired or been terminated, and any authorizations, consents, orders or approvals required under any applicable Antitrust Law or regulation shall have been obtained.

(c) Governmental Approvals. Other than the filing of the Articles of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, shall have been filed, been obtained or occurred.

(d) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

(e) No Restraints. There shall not be instituted, pending or threatened any Legal Action by any Governmental Entity (i) challenging, making illegal or otherwise restraining or prohibiting, or seeking to challenge, make illegal or otherwise restrain or prohibit, the Merger or the transactions contemplated by this Agreement, or seeking to obtain from the Company or (to the extent it relates to the Merger or the transactions contemplated by this Agreement) the Parent or any of its Affiliates, any material damages, (ii) seeking to prohibit or limit the ownership or operation by the Company, the Parent or Merger Sub of all or any material portion of the business or assets of the Company and its Subsidiary or (to the extent it relates to the Merger or the transactions contemplated by this Agreement) of the Parent and its Affiliates, (iii) seeking to compel the Company, the Parent or Merger Sub to dispose of or to hold separate all or any portion of the business or assets of the Company or its Subsidiary or (to the extent it relates to the Merger or the transactions contemplated by this Agreement) of the Parent or any of its Affiliates, (iv) seeking to impose any limitation on the ability of the Company, the Parent or Merger Sub to conduct the business or own the assets or the Company or its Subsidiary or (to the extent it relates to the Merger or the transactions contemplated by this Agreement) of the Parent or any of its Affiliates, (v) seeking to impose limitations on the ability of the Parent or Merger Sub to acquire or hold, or to exercise full rights of ownership of any Company Common Shares (or shares of stock of the Surviving Corporation), including the right to vote such Shares on all matters properly presented to the Company’s shareholders, or (vi) seeking to require divestiture by the Parent or Merger Sub of all or any of the Company Common Shares (or shares of stock of the Surviving Corporation).

7.2 Conditions to the Parent’s and the Merger Sub’s Obligation to Effect the Merger. The obligation of the Parent and the Merger Sub to consummate the Merger shall be further subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Sections 3.1(a) and (b), 3.4(a), 3.7(b) and the first sentence of Section 3.23 of this Agreement shall be true and correct as of the date hereof and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; (ii) the representations and warranties of the Company set forth in Section 3.2 of this Agreement shall be true and correct as of the date hereof and as of the Closing Date, except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (y) for de minimis inaccuracies; (iii) the representations and warranties of the Company set forth in Sections 3.3(b) and (c) (other than the second sentences of each such section) of this Agreement shall be true and correct as of the date hereof and as of the Closing Date and the representations and warranties of the Company set forth in the second sentences of Section 3.3(b) and (c) of this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date; and (iv) all other representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date hereof, and as of the Closing Date as though made on and as of the Closing Date, except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (y) where the failure to be true and correct (without regard to any materiality or Company Material Adverse

Effect qualifications contained therein), individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Company Material Adverse Effect; and the Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect that the conditions in this Section 7.2(a) have been satisfied.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Change that has had or could reasonably be expected to have a Company Material Adverse Effect.

7.3 Conditions to the Company’s Obligation to Effect the Merger. The obligation of the Company to consummate the Merger shall be further subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Parent and the Merger Sub set forth in this Agreement and in any certificate or other writing delivered by the Parent or the Merger Sub pursuant hereto shall be true and correct (i) as of the date of this Agreement (except in the case of this clause (i), to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date) and (ii) as of the Closing Date as though made on and as of the Closing Date (except in the case of this clause (ii), (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (y) where the failure to be true and correct (without regard to any materiality qualifications therein) would not reasonably be expected to materially impair the ability of the Parent or the Merger Sub to consummate the transactions contemplated hereunder).

(b) Performance of Obligations of the Company. The Parent and Merger Sub shall each have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval by the shareholders of the Company, upon written notice (other than in the case of Section 8.1(a) below) from the terminating party to the non-terminating party specifying the subsection of this Section 8.1 pursuant to which such termination is effected, as follows:

(a) by mutual written consent of the Parent, the Merger Sub and the Company;

(b) by either the Parent or the Company:

(i) if the Merger is not consummated on or before the six-month anniversary of the date hereof (the “Outside Date”), unless, on the Outside Date, the conditions set forth in Section 7.1(b) or 7.1(c) (to the extent relating solely to the expiration or termination of the applicable waiting period under the HSR Act or any other waiting period imposed by any Governmental Entity) are the only conditions that are not capable of being satisfied, in which event each of the Parent and the Company, acting individually, has the option, but not the obligation, to extend the Outside Date by a maximum of an additional sixty (60) days for the purpose of satisfying such conditions; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligations under this Agreement has caused, or resulted in, the failure of the Merger to occur on or before the Outside Date;

(ii) if any Governmental Entity issues an order, decree or ruling or takes any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose failure to fulfill any obligations under this Agreement has caused, or resulted in, the action or event described in this Section 8.1(b)(ii); or

(iii) if at the Company Meeting at which a vote on the Company Voting Proposal is taken, the Required Company Shareholder Vote in favor of the Company Voting Proposal shall not have been obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall not be available to the Company if (A) at such time the Company is in material breach of or has failed to fulfill in a material respect its obligations under this Agreement or (B) the failure to obtain the requisite vote has been caused by a breach of the Company Shareholder Agreement by any party thereto other than the Parent.

(c) by the Parent:

(i) if: (A) the Company Board shall have failed to recommend approval of the Company Voting Proposal in the Proxy Statement or shall have withheld, withdrawn, qualified or modified its recommendation of the Company Voting Proposal in a manner adverse to the Parent; (B) following the request of the Parent, the Company Board fails within ten business days of such request to reaffirm its recommendation that the Company Voting Proposal in the Proxy Statement be approved; (C) the Company Board shall have approved, endorsed or recommended to the shareholders of the Company an Acquisition Proposal (other than the Merger); (D) a tender offer or exchange offer for outstanding Company Common Shares shall have been commenced and the Company Board recommends that the shareholders of the Company tender their shares in such tender or exchange offer or, within ten business days after the commencement of such tender or exchange offer, the Company Board fails to recommend against acceptance of such offer; (E) the Company Board makes any public statement inconsistent with its recommendation of the Company Voting Proposal; or (F) the Company Board or any committee thereof shall have publicly resolved to do any of the foregoing (each, a “Company Adverse Recommendation Change”);

(ii) if the Company breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.1 or 7.2 and (B) cannot be or has not been cured within 20 days after the giving of written notice to the Company of such breach or failure to perform; or

(iii) if the Company knowingly and materially breaches the covenants contained in Section 6.1 or 6.5 of this Agreement.

(d) by the Company:

(i) if the Parent or the Merger Sub breaches or fails to perform any of their respective representations, warranties or covenants contained in this Agreement, which breach or failure to perform materially impairs the Parent’s and the Merger Sub’s ability to consummate the Merger and which breach or failure to perform cannot be or has not been cured within 20 days after the giving of written notice to the Parent of such breach or failure to perform (provided in each case that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

(ii) if (A) the Company Board approves, and the Company enters into, a definitive agreement providing for the implementation of a Superior Proposal to the extent permitted by, and subject to the terms and conditions of, Section 6.1, and (B) concurrently with such termination, the Company pays to the Parent the amounts specified in Section 8.3(c)(iii).

8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, all obligations and agreements of the parties set forth in this Agreement shall forthwith terminate and be of no further force or effect, and there shall be no liability on the part of the Parent, the Merger Sub or the Company (or their respective officers, directors, stockholders, Affiliates or Representatives) hereunder, except as set forth in this Section 8.2, Section 8.3 and Article IX, which provisions shall survive such termination; provided that the foregoing shall not relieve any party for liability for damages actually incurred as a result of fraud or any willful breach of this Agreement.

8.3 Fees and Expenses.

(a) Except as otherwise provided in this Section 8.3, each party shall bear all of the fees and expenses incurred by it in connection with the negotiation and performance of this Agreement, and no party may recover any such fees and expenses from the other parties upon any termination of this Agreement.

(b) The Company shall reimburse the Parent for all documented out-of-pocket expenses, fees and costs (including, but not limited to, expenses and fees of the Parent’s counsel, accountants, financial advisors and consultants and all filing fees paid to any Governmental Entity) of the Parent relating to the transactions contemplated by this Agreement (including in connection with the Parent’s due diligence investigation and the authorization, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the Merger) actually incurred prior to termination (collectively, “Transaction Expenses”), in the event of the termination of this Agreement:

(i) by the Parent or the Company pursuant to Section 8.1(b)(i) if the failure to satisfy the conditions set forth in Section 7.1(a) or 7.2(a) or (b) by the Outside Date shall have resulted in the Closing not occurring;

(ii) by the Parent pursuant to Section 8.1(c)(ii);

(iii) by the Parent pursuant to Section 8.1(c)(iii); or

(iv) by the Parent or the Company pursuant to Section 8.1(b)(iii);

provided, however, that the Company shall not have to reimburse Transaction Expenses (A) pursuant to Section 8.3(b)(i), (ii) or (iv) in excess of $2 million in the aggregate or (B) pursuant to Section 8.3(b)(iii) in excess of $3 million in the aggregate (the amount in clause (A) or (B), as the case may be, the “Transaction Expense Cap”) (which Transaction Expense Cap shall be increased if the Parent receives a request for additional information from a Governmental Entity with respect to Anti-Trust Law compliance (a “Request”), but only to the extent the Parent incurs additional Transaction Expenses from and after the date of such Request; provided, however, that the Transaction Expense Cap shall not exceed $5 million). The expenses payable pursuant to this Section 8.3(b) shall be paid by wire transfer of same-day funds within ten business days after demand therefor (and receipt by the Company of reasonably appropriate supporting documentation) following the occurrence of the termination event giving rise to the payment obligation described in this Section 8.3(b).

(c) The Company shall pay to the Parent $8,965,500 (the “Termination Fee”) in cash if:

(i) this Agreement is terminated by the Parent pursuant to Section 8.1(c)(i);

(ii) after the date of this Agreement:

(A) (x) an Acquisition Proposal (or an amendment to an Acquisition Proposal made prior to the date of this Agreement) shall be announced, commenced, publicly disclosed or otherwise made publicly known; (y) this Agreement is terminated pursuant to Section 8.1(b)(iii); and (z) within nine months after such termination the Company enters into a definitive agreement to consummate, or consummates, any Acquisition Proposal (regardless of whether made before or after the termination of this Agreement), or

(B) (x) any person makes an Acquisition Proposal (or amends an Acquisition Proposal made prior to the date of this Agreement); (y) this Agreement is terminated pursuant to Section 8.1(b)(i), or 8.1(c)(ii);

and (z) within nine months after such termination the Company enters into a definitive agreement to consummate, or consummates, any Acquisition Proposal (regardless of whether made before or after the termination of this Agreement); provided, however, that for purposes of Sections 8.3(c)(ii)(A) and (B), the references to 20% in the definition of Acquisition Proposal shall be deemed to be references to 50%; or

(iii) this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii).

Any fee due under Section 8.3(c)(iii) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement. Any fee due under Section 8.3(c)(i) shall be paid by wire transfer within two business days of termination of this Agreement. Any fee due under Section 8.3(c)(ii) shall be paid by wire transfer of same-day funds on or prior to the date on which the condition set forth in clause (z) of Section 8.3(c)(ii)(A) or (B), as the case may be, is satisfied and shall be less any amounts previously paid to the Parent by the Company pursuant to Section 8.3(b). If the Company fails to timely pay the amount due pursuant to Section 8.3, or any portion thereof, (i) such amount or portion thereof shall accrue interest from the date such payment was required to be made through the date of payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made plus 5% and (ii) the Company shall pay to the Parent or Merger Sub its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) in connection with any suit (and any appeals thereof) that results in a final, non-appealable judgment against the Company for the amount set forth in Section 8.3 or any portion thereof.

(d) The parties agree that, except in the case of liability of the Company for fraud under this Agreement, the amounts referenced in Section 8.3(b) and (c) shall be the sole and exclusive monetary remedy available to Parent and Merger Sub with respect to this Agreement and the transactions contemplated hereby in the event such amounts are paid by the Company, and, upon payment of such amounts by the Company, the Company, the Company’s Affiliates and its and their respective directors, officers, employees, stockholders and Representatives shall have no further liability to Parent and Merger Sub under this Agreement, except to the extent that following any payment of Transaction Expenses, the Termination Fee subsequently becomes payable pursuant to Section 8.3(c)(ii). In no event shall the Company be obligated to pay amounts referenced in Section 8.3(b) and (c) on more than one occasion.

8.4 Buyer’s Liability for Breach. Notwithstanding anything in this Article VIII or in Section 9.4 hereof, the parties agree that in the event of a material breach by the Parent or Merger Sub of any of their representations, warranties, covenants or obligations set forth in this Agreement, occurring prior to the Effective Time, the Company may seek, on behalf of itself and its shareholders, damages in an amount to compensate the Company and its shareholders for the loss of the benefits of the transactions contemplated by this Agreement, including the Merger, and to the extent proven, taking into consideration relevant matters, recover such damages on behalf of itself and its shareholders.

8.5 Amendment. At any time prior to the Effective Time, the parties may amend, modify and supplement this Agreement in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby; provided, however, that after any such shareholder approvals shall have been obtained, no amendment shall be made which, under applicable law, requires the further approval of such shareholders without such approval. Any such amendment, modification or supplement shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of each of the parties.

8.6 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the proviso in Section 8.5, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

MISCELLANEOUS

9.1 Nonsurvival of Representations and Warranties. The respective representations and warranties of the Company, the Parent and the Merger Sub contained in this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time. This Section 9.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Merger.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

(a) If to the Parent or the Merger Sub:

Essilor International SA

147, rue de Paris

94227 Charenton-le-Pont

France

Attention: Carol Xueref, Esq. (Director for Legal Affairs and

Group Development)

Facsimile: +33.1.49.77.43.05

with copies (which shall not constitute notice) to:

FGX International Holdings Limited

500 George Washington Highway

Smithfield, RI 02917

Attention: Jeffrey J. Giguere, Esq. (Executive Vice President and

General Counsel)

Facsimile: (401) 231-3818

and

Edwards Wildman Palmer LLP

111 Huntington Avenue

Boston, MA 02199

Attention: Matthew J. Gardella, Esq.

Facsimile: (866) 955-8776

(b) If to the Company:

Costa Inc.

24 Albion Road, Suite 3300

Lincoln, RI 02865

Attention: David G. Whalen (President and Chief Executive Officer)

Facsimile: (401) 333-9759

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, MA 02110

Attention: Joseph J. Basile, Esq.

Facsimile: (617) 772-8333

and

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Raymond O. Gietz, Esq.

Facsimile: (212) 310-8000

Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner set forth in this Section 9.2.

9.3 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

9.4 No Third Party Beneficiaries. Other than the provisions of Section 6.9, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any other person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Parent and/or the Merger Sub may assign this Agreement to any direct or indirect wholly owned Subsidiary of the Parent without the consent of the Company, provided that the Parent and/or the Merger Sub, as the case may be, shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

9.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.7 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or “PDF” transmission.

9.8 Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Where this Agreement refers to information that was “made available”, that means that such information was either (i) provided directly to the Parent or its outside counsel or (ii) included in the Merrill Corporation DataSite: “Project GWH,” in each case no later than 12:01 a.m., Eastern Time, on the date of this Agreement. As used in this Agreement, the term “person” means any individual, corporation, partnership, joint venture, association, trust, limited liability company, unincorporated organization or other entity. As used in this Agreement, references to any “agreement” to which a person is bound means any contract, agreement, instrument, obligation, undertaking, lease, license, arrangement, commitment or understanding, whether written or oral, in each case that is or purports to be legally binding on such person and as it may be amended or otherwise modified from time to time. As used in this Agreement, references to the “Company’s knowledge” or “knowledge of the Company”, or any other phases of similar meaning, means the actual knowledge, after due inquiry, of the individuals identified in Section 9.8 of the Company Disclosure Schedule. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

9.9 Governing Law. Except to the extent that the internal laws of the State of Rhode Island apply in respect of the procedural aspects of the Merger that are set forth in Article II of this Agreement, this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York, other than Section 5-1401 of the New York General Obligation Law.

9.10 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

9.11 Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of any state or federal court sitting in the Borough of Manhattan, City of New York, in any action or proceeding arising out of or relating to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement, the Merger or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.11, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

9.12 WAIVER OF JURY TRIAL. EACH OF THE PARENT, THE MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARENT, THE MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Parent, the Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ESSILOR INTERNATIONAL SA

By:	/s/Carol Xueref
Name:	Carol Xueref
Title:	Director for Legal Affairs and Group Development

GWH ACQUISITION SUB INC.

By:	/s/Carol Xueref
Name:	Carol Xueref
Title:	Vice President

COSTA INC.

By:	/s/David Whalen
Name:	David G. Whalen
Title:	President and Chief Executive Officer

Schedule A

Shareholders Party to Company Shareholder Agreement

W. Russell Boss, Jr. Trust B

W. Russell Boss, Jr. Trust A

David G. Whalen

Charles R. MacDonald

Kevin F. Mahoney

Russell A. Boss

Tina C. Benik

ANNEX B: Fairness Opinion of D.A. Davidson & Co.

November 7, 2013

Board of Directors

Costa Inc.

24 Albion Road

Lincoln, RI 02865

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding Class A Common Shares, $1.00 par value per share, and Class B Common Shares, $1.00 par value per share (collectively, the “Common Shares”) of Costa Inc. (the “Company”) of the $21.50 per Common Share in cash (the “Consideration”) to be paid to such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among Essilor International SA (“Essilor”), GWH Acquisition Sub Inc. and the Company. The merger and the other transactions contemplated by the Agreement are collectively referred to herein as the Transaction.

In arriving at our opinion, we have, among other things:

(i)	Reviewed a draft of the Agreement dated November 6, 2013;

(ii)	Reviewed certain publicly available financial statements and other business and financial information of the Company, including the periodic reports filed by the Company with the Securities Exchange Commission;

(iii)	Reviewed certain internal financial statements and other financial and operating data concerning the Company, prepared by the management of the Company;

(iv)	Reviewed certain financial projections prepared by the management of the Company;

(v)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

(vi)	Reviewed the reported prices and trading activity for the Common Shares;

(vii)	Compared the financial performance of the Company and prices and trading activity of the Common Shares with that of certain other publicly traded companies comparable to the Company;

(viii)	Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions;

(ix)	Reviewed the marketing process completed by the Company and D.A. Davidson & Co.; and

(x)	Performed such other analyses, reviewed such other information and considered such other factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we conducted any physical inspection of the properties or facilities of the Company. With respect to

B-1

financial projections, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of management of the Company, and, for purposes of this opinion, we have assumed that the results contemplated in the projections will be realized.

We have also assumed in all respects material to our analysis that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, and that the conditions precedent in the Agreement are not waived. We have also assumed that obtaining the necessary regulatory or other approvals and consents for the Transaction will not have a material adverse effect on the contemplated benefits of the Transaction. We have also assumed that the Transaction will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us.

We express no view as to, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage; nor does it address any legal, regulatory, tax or accounting matters.

Our opinion is necessarily based upon information available to us and economic, market, financial and other conditions as they exist and can be evaluated on the date of this letter. As a result, this opinion speaks only as of the date hereof, and you have not asked us to address the effect of any subsequent changes in such conditions on our opinion. We do not express any opinion as to the price at which the Common Shares may trade at any time subsequent to the announcement or the Transaction.

We will receive a fee for our services in connection with rendering this opinion, and may receive additional compensation that is contingent upon the closing of the Transaction. This fairness opinion was reviewed and approved by the D.A. Davidson & Co. Fairness Opinion Committee.

It is understood that this letter is for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and is not intended to be and does not constitute a recommendation as to how any holder of Common Shares should vote or act with respect to the Transaction. In addition, we express no view or opinion as to the fairness of the amount of, or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class or such persons, relative to the consideration or otherwise. In addition, you have not asked us to address, and this opinion does not address, the fairness of the Consideration or any other consideration to be received in connection with the Transaction by the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness, from a financial point of view, of the Consideration to the holders of the Common Shares.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid to the holders of the Common Shares pursuant to the Agreement is fair, from a financial point of view to such holders.

Very truly yours,

[Grapics Apear Here]

D.A. Davidson & Co.

B-2

ANNEX C: Form of Shareholder Agreement

SHAREHOLDER AGREEMENT

THIS SHAREHOLDER AGREEMENT (this “Agreement”) is made and entered into as of             , by and among Essilor International SA, a French société anonyme (the “Parent”), the undersigned shareholder (the “Shareholder”) of Costa Inc., a Rhode Island corporation (the “Company”), and the Company.

RECITALS

A. Concurrently with the execution and delivery hereof, the Parent, GWH Acquisition Sub Inc., a Rhode Island corporation and an indirect wholly owned subsidiary of the Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended or supplemented from time to time pursuant to the terms thereof, (the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company in accordance with its terms.

B. The Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of each class of capital stock of the Company as is indicated on Exhibit A to this Agreement.

C. As a condition and inducement to the willingness of the Parent to enter into the Merger Agreement, the Parent has required that the Shareholder enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1. Certain Definitions.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

“Shares” means (i) all shares of capital stock of the Company owned, beneficially or of record, by the Shareholder as of the date hereof, and (ii) all additional shares of capital stock of the Company acquired by the Shareholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring upon the termination of this Agreement in accordance with Section 9 (the “Term”).

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions.

(a) At all times during the Term:

(i)	Shareholder shall not Transfer or suffer a Transfer of any of the Shares. Notwithstanding the immediately preceding sentence, the Shareholder may transfer Shares [if the agreement is with a trust: to an Affiliate of the Shareholder][if the agreement is with an individual: for bona fide estate planning purposes to his or her spouse, child (natural or adopted), or any other direct lineal descendant of the Shareholder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or to any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, the Shareholder or any such family members], provided that, before any such Transfer permitted by this sentence, the transferee executes and delivers to the Parent a form of this Agreement providing that such transferee shall be bound by the same terms and conditions with respect to such Shares that the Shareholder is bound by pursuant to this Agreement.

(ii)	Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, Shareholder will not commit any act that could reasonably be expected to restrict or affect, or has the effect of restricting or affecting, Shareholder’s legal power, authority and right to vote all of the Shares then owned of record or beneficially by Shareholder or otherwise prevent or disable Shareholder from performing any of his/hers/its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Shareholder shall not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity restricting Shareholder’s legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transaction (as defined in Section 3(a) hereof).

(iii)	Shareholder understands and agrees that if Shareholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, the Company shall not, and Shareholder hereby unconditionally and irrevocably instructs the Company to not, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares, or (iii) record such vote, unless and until such Shareholder shall have complied with the terms of this Agreement.

3. Agreement to Vote Shares.

(a) During the Term, at every meeting of the shareholders of the Company called, and at every adjournment or postponement thereof, Shareholder (in Shareholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote (i) in favor of the adoption and approval of the Merger Agreement (the “Proposed Transaction”), (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any of the following (to the extent unrelated to the Proposed Transaction): (A) any merger, consolidation or business combination involving the Company or any of its subsidiaries other than the Proposed Transaction; (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries; or (D) any other action that is intended, or could reasonably be expected, to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Shareholder under this Agreement or otherwise impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction.

(b) If Shareholder is the beneficial owner, but not the record holder, of the Shares, Shareholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

4. Grant of Irrevocable Proxy.

(a) The Shareholder hereby (i) irrevocably appoints the Parent and each of its executive officers or other designees (the “Proxyholders”), and each of them individually, as the Shareholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution) solely with respect to the matters set forth in Section 3(a), and (ii) grants to the Proxyholders full authority, for and in the name, place and stead of Shareholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares, in each case in accordance with Section 3(a) hereof and, in the discretion of the Proxyholders with respect to any proposed adjournments or postponements of any meeting of Shareholders at which any of the matters described in Section 3(a) hereof is to be considered.

(b) Shareholder hereby revokes any proxies heretofore given by Shareholder in respect of the Shares.

(c) Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement. Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest, is intended to be irrevocable in accordance with the provisions of Section 7-1.2-708 of the Rhode Island Business Corporation Act, and may under no circumstances be revoked during the Term. The irrevocable proxy granted by Shareholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy or incapacity of Shareholder.

(d) The Parent may terminate this proxy at any time by written notice to Shareholder. For the avoidance of doubt, this proxy shall terminate, without the requirement of any further action, upon the termination of this Agreement in accordance with Section 9.

5. No Solicitation. During the Term, neither Shareholder nor any of its Representatives shall directly or indirectly, (a) solicit, initiate, propose, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (b) enter into, continue or otherwise participate in any communications, discussions or negotiations regarding, furnish to any person any information or data with respect to, knowingly assist or participate in any effort or attempt by any person with respect to, or otherwise knowingly cooperate in any way with, any Acquisition Proposal, (c) adopt, approve or recommend, or propose to adopt, approve or recommend, any Acquisition Proposal or (d) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement constituting or relating to, or that could reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding the foregoing, to the extent that the Company is permitted to take such action under Section 6.1 of the Merger Agreement, the Shareholder and its Representatives may engage in discussions or negotiations about an Acquisition Proposal with any person with whom the Company is engaging in such discussions or negotiations if such Shareholder has been notified in writing by the Company that the Board of Directors of the Company is permitted to take such action in accordance with Section 6.1 of the Merger Agreement. If the Shareholder or any of its Representatives receives a proposal with respect to the sale of the Shares in connection with an Acquisition Proposal, or any proposal that may reasonably be expected to lead to an Acquisition Proposal, then Shareholder will promptly inform Parent of the identity of the person making, and the material terms of, such proposal in the manner set forth in Section 6.1 of the Merger Agreement.

6. Fiduciary Duties. The Shareholder is signing this Agreement solely in such Shareholder’s capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Shareholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

7. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to the Parent as follows:

(a)(i) The Shareholder is the beneficial or record owner of the shares of capital stock of the Company indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances, other than restrictions on transfer imposed by the securities laws; and (ii) the Shareholder does not beneficially own any securities of the Company other than the shares of capital stock and rights to purchase shares of capital stock of the Company set forth on the signature page of this Agreement.

(b) As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Company Meeting, if it occurs during the Term, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except as otherwise provided in this Agreement, the Shareholder has full power and authority to (i) make, enter into and carry out the terms of this Agreement, to perform fully the Shareholder’s obligation hereunder and to grant the irrevocable proxy as set forth in Section 4; and (ii) vote all of the Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Entity). Without limiting the generality of the foregoing, the Shareholder has not entered into any voting agreement (other than this Agreement) that is still in effect as of the date of this Agreement with any person with respect to any of the Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting the Shareholder’s legal power, authority or right to vote the Shares on any matter.

(c) This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles. The execution and delivery of this Agreement and the performance by the Shareholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any contract to or by which the Shareholder is a party or bound, or any judgment, injunction, order, decree, statute, law, ordinance, rule or regulation to which the Shareholder (or any of the Shareholder’s assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect the Shareholder’s ability to perform the Shareholder’s obligations under this Agreement or render inaccurate any of the representations made herein.

(d) Except as disclosed pursuant to the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Parent, Merger Sub or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or at the request of the Shareholder.

(e) The Shareholder understands and acknowledges that the Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of the Shareholder contained herein.

8. Amendment to the Merger Agreement. Subject to the provisions of Section 9 hereof, in the event that the Company and Parent enter into an amendment to the Merger Agreement, each Shareholder covenants and agrees with Parent to enter into an amendment to this Agreement that will reflect, to the extent appropriate, the terms of such amended Merger Agreement.

9. Termination. This Agreement shall terminate upon the earliest to occur of: (i) the Effective Time, (ii) any termination of the Merger Agreement in accordance with the terms thereof, (iii) the Company Board publicly announcing a Company Adverse Recommendation Change in compliance with Section 6.1 of the Merger

Agreement or (iv) any amendment to the Merger Agreement that reduces the Merger Consideration to less than $21.50; provided, however, that (i) Section 10 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve the Shareholder from any liability for any material inaccuracy in or material breach of any representation, warranty or covenant contained in this Agreement.

10. Miscellaneous Provisions.

(a) Amendments. No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by the Parent and the Shareholder.

(b) Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or any failure or delay on the part of any party in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, or covenants contained in this Agreement. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Any waiver by a party of any provision of this Agreement shall be valid only if set forth in a written instrument signed on behalf of such party.

(c) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by and among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal, procedural, and substantive laws of the State of New York, without giving effect to any conflict of law provision of the State of New York that would cause the application of the laws of any jurisdiction other than the State of New York.

(e) Submission to Jurisdiction. The parties agree that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in a federal district court located in the Borough of Manhattan, City of New York, State of New York, or, if not able to be brought in such court, in a state court located in the Borough of Manhattan, City of New York, State of New York (as applicable, the “New York Courts”). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the New York Courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the New York Courts (other than to enforce a judgment of the New York Courts). Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the New York Courts for any reason other than the failure to serve in accordance with this Section 10(e), (b) any claim that it or its property is exempt or immune from jurisdiction of the New York Courts or from any legal process commenced in the New York Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in the New York Courts is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the New York Courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10(l) or in such other manner as may be permitted by applicable laws, will be valid and sufficient service thereof.

(f) WAIVER OF JURY TRIAL. EACH OF PARENT AND THE SHAREHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT OR THE SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(g) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Parent, without obtaining the consent of any other party, shall be entitled to assign this Agreement or all or any of its rights hereunder to any of its Affiliates.

(h) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any other person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

(i) Further Assurances. The Shareholder shall not take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement. The Shareholder will execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by Parent or Merger Sub to confirm and assure the rights and obligations set forth in this Agreement or to consummate the transactions contemplated by this Agreement. The Shareholder will promptly notify Parent and Merger Sub in writing upon any representation or warranty of such Shareholder contained in this Agreement becoming untrue or incorrect in any material respect during the Term and for the purposes of this provision, each representation and warranty shall be deemed to be given at and as of all times during such Term (irrespective of any language which suggests that it is only being given as at a particular date).

(j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(k) Specific Performance. The parties acknowledge that the provisions of this Agreement are necessary to protect the legitimate interests of Parent, and that any violation of this Agreement will result in irreparable injury to Parent, the exact amount of which will be difficult to ascertain and the remedies at law for which will not be reasonable or adequate compensation to Parent for such a violation. Accordingly, each Shareholder hereby agrees that if he or she violates any of the provisions of this Agreement, in addition to any other remedy available at law or in equity, Parent will be entitled to seek specific performance or injunctive relief without posting a bond or other security and without the necessity of proving actual damages.

(l) Notices. All notices and other communications hereunder shall be in writing and shall be deemed delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient at the following address (or at such other address for a party as shall be specified by like notice): (a) if to the Parent or the Company, to the applicable address provided in the Merger Agreement, including to the persons designated therein to receive copies; and (b) if to the Shareholder, to the Shareholder’s address shown below the Shareholder’s signature on the last page hereof. Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.

(m) Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or “PDF” transmission.

(n) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(o) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “person” means any individual, corporation, partnership, joint venture, association, trust, limited liability company, unincorporated organization or other entity. As used in this Agreement, references to any “agreement” to which a person is bound means any contract, agreement, instrument, obligation, undertaking, lease, license, arrangement, commitment or understanding, whether written or oral, in each case that is or purports to be legally binding on such person and as it may be amended or otherwise modified from time to time. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

(p) Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

(q) Most Favored Nations. If Parent enters into a shareholder agreement similar to this Agreement in respect of the Merger Agreement or agrees to any waiver under or amendment to any such agreement with another shareholder of the Company which is materially more favorable to such other shareholder than the terms provided for herein are to the Shareholder, then the terms set forth herein automatically shall be deemed to be modified to reflect the more favorable provisions existing in such other agreement or resulting from such waiver or amendment (and Parent shall promptly so notify the Shareholder of such other agreement, waiver or amendment).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

PARENT:

ESSILOR INTERNATIONAL SA

By:	Carol Xueref
Its:	Director for Legal Affairs and Group Development

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

SHAREHOLDER:

By:

Its:

Address:

Telephone:
Facsimile:
E-Mail Address:

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

COMPANY:
COSTA INC.
By: David G. Whalen
Its: President and Chief Executive Officer

Exhibit A

Shares Beneficially Owned by the Shareholder:

shares of Class A Common Stock
shares of Class B Common Stock

Exhibit A to the Shareholder Agreement

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on [—], 2014.

Vote by Internet • Go to www.envisionreports.com/ATX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

The Board of Directors recommends a vote FOR the following proposals:				+
		For	Against	Abstain

1.	The proposal to approve and adopt the merger agreement, including the merger and the other transactions contemplated thereby.	☐	☐	☐

2.	The proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the accompanying proxy statement that will be payable to Costa’s named executive officers in connection with the consummation of the merger.	☐	☐	☐

3.	The proposal to approve the adjournment of the special meeting, if necessary or appropriate in the view of the Costa board of directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date, sign and mail promptly in the enclosed envelope. This proxy will not be used if you attend the meeting in person and so request.

Important: Please sign exactly as your name or names appear on this proxy card. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, give full title as such. Corporate shareholders sign with full corporate name by a duly authorized officer. If a partnership, sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [•], 2014.

The Notice and Proxy Statement are available at:

http://www.envisionreports.com/ATX

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Costa Inc.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned holder of Class A common stock of Costa Inc. does hereby constitute and appoint Russell A. Boss and David G. Whalen, or either one of them, as attorneys and proxies of the undersigned, with full power of substitution for, and in the name and stead of, the undersigned to appear and vote all shares of Class A common stock of Costa Inc. held of record in the name of the undersigned at the special meeting of Costa Inc. to be held at [—] on [—], [—] at [—] A.M. and at any and all adjournments thereof as designated.

(Continued and to be voted on reverse side.)